EXHIBIT 2.1

EXECUTION COPY

IRSA Inversiones y Representaciones, Sociedad Anónima

as Issuer,

The Bank of New York

as Trustee, Co-Registrar,

Principal Paying Agent and Transfer Agent,

and

Banco Río de la Plata S.A.

as Registrar, Paying Agent, Transfer Agent and

Representative of the Trustee in Argentina

INDENTURE

Dated as of February 2, 2007

US$200,000,000 Global Note Program

For Notes Due No Less Than 30 Days

From Date of Original Issue

Certain Sections of this Indenture relating to Sections 310

through 318, inclusive, of the U.S. Trust Indenture Act of 1939:

U.S. Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	5.9
(a)(2)	5.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	5.4
5.10
§ 311(a)	5.7
(b)	5.7
§ 312(a)	6.7
6.8
(b)	6.8
(c)	6.8
§ 313(a)	6.9
(a)(4)	6.9
6.9
(b)	6.9
§ 313(a)	6.10
(a)(4)	1.1
3.13
(b)	Not Applicable

U.S. Trust Indenture Act Section	Indenture Section
(c)(1)	12.6
(c)(2)	12.6
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	12.6
§ 315(a)	5.1
(b)	5.13
(c)	5.1
(d)	5.1
(e)	4.10
§ 316(a)	1.1
(a)(1)(A)	4.1
4.9
(a)(1)(B)	4.10
(a)(2)	Not Applicable
(b)	4.7
(c)	6.2
§ 317(a)(1)	4.2
4.3
(a)(2)	4.4
(b)	3.4
§ 318(a)	12.1

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Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture. This reconciliation and tie shall only apply subsequent to qualification of this Indenture under the U.S. Trust Indenture Act of 1939.

4

(Continued)

(Continued)

(Continued)

EXHIBITS
Exhibit A	—	Form of Global Security
Exhibit B	—	Form of Certificate Security
Exhibit C	—	Form of Reverse of Securities — Terms and Conditions
Exhibit D	—	Form of Certificate for Exchange or Transfer from Rule 144A Global Security to Regulation S Global Security during the Restricted Period
Exhibit E	—	Form of Certificate for Exchange or Transfer from Rule 144A Global Security to Regulation S Global Security after the Restricted Period
Exhibit F	—	Form of Certificate for Exchange or Transfer from Regulation S Global Security to Rule 144A Global Security

THIS INDENTURE, dated as of February 2, 2007 (this “Indenture”), among IRSA Inversiones y Representaciones, Sociedad Anónima, a sociedad anónima organized under the laws of the Republic of Argentina (“Argentina”) and domiciled at Bolivar 108, (C1066AAB) City of Buenos Aires, Argentina (“IRSA”), incorporated and organized on April 30, 1943, and registered with the Public Registry of Commerce of the City of Buenos Aires (IGJ) on June 23, 1943, under Number 284, Page 29, Book 46 of Volume A, with a term of duration which expires on April 5, 2043, The Bank of New York, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent”, and together with any other paying agents appointed by IRSA in their respective capacities as such, the “Paying Agents”) and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents appointed by IRSA in their respective capacities as such, the “Transfer Agents”), and Banco Río de la Plata S.A., a bank duly incorporated and existing under the laws of Argentina, as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer Agent and representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”).

W I T N E S S E T H :

WHEREAS, IRSA has duly authorized, by resolution of its shareholders at a meeting held on October 31, 2006 and resolution of its Board of Directors at a meeting held on November 22, 2006, its Global Note Program (the “Program”) for the issuance from time to time of up to an aggregate principal amount outstanding at any one time of US$200,000,000 (or its equivalent in other currencies) of notes (the “Securities”) in one or more series as may be determined by IRSA from time to time;

WHEREAS, the Program has been authorized by the Argentine Comisión Nacional de Valores (“CNV”) by its Resolution No. 15,529 dated December 7, 2006 and Resolution No. 15,537 dated December 21, 2006;

WHEREAS, the Securities will qualify as “obligaciones negociables” under Argentine Law No. 23,576, as amended (the “Negotiable Obligations Law”), and Joint Resolution No. 470-1738/2004 (the “Joint Resolution 470-1738/2004”) issued by the CNV and the Argentine Administración Federal de Ingresos Públicos (the “AFIP”);

WHEREAS, the main corporate purpose of IRSA is to engage, directly and indirectly through subsidiaries and joint ventures, in a range of diversified real estate activities in Argentina. Furthermore, IRSA has the corporate power and authority to establish the Program, execute and deliver this Indenture and issue from time to time Securities hereunder;

WHEREAS, the capital stock and the shareholders’ equity of IRSA, as of September 30, 2006, was Ps. 437,554,373 and Ps. 1,505,402,000, respectively, in accordance with the generally accepted accounting principles in Argentina (“Argentine GAAP”);

WHEREAS, IRSA has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of Securities issued on and after the date hereof;

WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the following terms and conditions;

WHEREAS, the Trustee has reviewed the English translation of the resolutions of the shareholders and the Board of Directors of IRSA mentioned above authorizing the Program, and hereby confirms that the terms and conditions of the Program as described in the Offering Memorandum (as defined below) and herein substantially reflect the terms of said resolutions; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the premises and the purchases of the Securities by the Holders (as defined below) thereof, IRSA and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Securities as follows:

ARTICLE I

General

Section 1.1. Definitions. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. References to the schedules and exhibits shall be construed to refer to the schedules and exhibits to this Indenture. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with IRSA or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with IRSA or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning set forth in Section 3.5.

“Additional Notes” means notes in addition to the US$200,000,000 aggregate principal amount of Securities issued on the date of this Indenture (“Additional Notes”)

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“AFIP” has the meaning set forth in the third recital to this Indenture.

“Agent” or “Agents” has the meaning set forth in Section 1.2.

“Amortized Face Amount” means, with respect to the optional redemption of an original issue discount Security, an amount equal to the sum of (i) the Issue Price (as defined therein) of such Security and (ii) the product of the accrual yield specified in the resolutions of the Board of Directors or indenture supplemental hereto related to the Series of such Security (compounded annually) and the Issue Price from (and including) the issue date to (but excluding) the Optional Redemption Date (or, in the case of an early redemption for taxation reasons, the date fixed for redemption) and computed in accordance with generally accepted United States bond yield computation principles, but in no event will the Amortized Face Amount exceed the principal amount of such Security due at Stated Maturity thereof, together with any accrued but unpaid interest and any Additional Amounts to the date fixed for redemption (which date may be required to be an Interest Payment Date if so specified in the terms of such Securities).

“Argentina” means the Republic of Argentina.

“Argentine Companies Law” means the Argentine Law No. 19,550, as amended (Ley de Sociedades Comerciales).

“Argentine GAAP” has the meaning set forth in the fifth recital to this Indenture.

“Argentine Taxes” has the meaning set forth in Section 3.5.

“Asset Acquisition” means:

(i)	an Investment by IRSA or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary, or will be merged with or into IRSA or any Restricted Subsidiary;

(ii)	the acquisition by IRSA or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of IRSA) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(iii)	any Revocation with respect to an Unrestricted Subsidiary.

“Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a “disposition”) by IRSA or any Restricted Subsidiary of:

(a)	any Capital Stock of any Restricted Subsidiary (but not Capital Stock of IRSA); or

(b)	any property or assets (other than cash or Cash Equivalents or Capital Stock of IRSA) of IRSA or any Restricted Subsidiary;

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)	the disposition of all or substantially all of the assets of IRSA and its Restricted Subsidiaries as permitted under Section 3.22;

(2)	sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps of real estate (including properties under development for sale and completed properties for sale) in the ordinary course of business;

(3)	a disposition to IRSA or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the disposition;

(4)	any transaction that involves Property having a Fair Market Value of less than US$2.0 million;

(5)	any Restricted Payment permitted under Section 3.17 including a Permitted Investment;

(6)	an issuance or sale of Capital Stock by a Restricted Subsidiary of IRSA that is offered on a pro rata basis to IRSA and its Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand (or on less than a pro rata basis to any minority holder);

(7)	any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties in the ordinary course of business;

(8)	any sale or other disposition of assets received by IRSA or any of its Restricted Subsidiaries upon the foreclosure on a Lien in the ordinary course of business;

(9)	any transfer, assignment or other disposition deemed to occur in connection with creating or granting any Permitted Lien;

(10)	a disposition of accounts receivable in connection with a Receivables Transaction; and

(11)	the good faith surrender or waiver of contract rights, tort claims or statutory rights in connection with a settlement.

“Asset Sale Transaction” means any Asset Sale and, whether or not constituting an Asset Sale, (1) any sale or other disposition of Capital Stock, (2) any Designation with respect to an Unrestricted Subsidiary and (3) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (2) of that definition.

“Authorized Person” means (i) in the case of the execution of any Security on behalf of IRSA, a member of the Board of Directors, a member of the Supervisory Committee of IRSA, its President or Chief Financial Officer, and (ii) in the case of any other action to be taken by or on behalf of IRSA pursuant hereto, any officer of IRSA duly authorized in writing to take actions under this Indenture on behalf of IRSA and notified to the Trustee in writing.

“BASE” means the Bolsa de Comercio de Buenos Aires.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Security, unless otherwise specified in the resolutions of the Board of Directors or indenture supplemental hereto related to the Series of such Security, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City or the City of Buenos Aires; provided that, with respect to Securities denominated in a Specified Currency other than U.S. dollars, “Business Day” shall also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center of the country issuing the Specified Currency (or, if the Specified Currency is the Euro, such day is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System is open, a “TARGET Settlement Date”); provided further, that, with respect to a LIBOR Note (as defined in the applicable Security), “Business Day” shall also be a London Banking Day.

“Calculation Agent” means, with respect to any applicable Securities, unless otherwise specified in the resolutions of the Board of Directors or indenture supplemental hereto for the Series of such Securities, the Trustee.

“Capital Stock” means:

(1)	with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)	with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3)	any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under Argentine GAAP. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with Argentine GAAP.

“Cash Equivalents” means Securities or other obligations or assets received by IRSA or any Restricted Subsidiary from a transferee that:

(1)	are converted by IRSA or such Restricted Subsidiary into cash within three (3) years of the receipt thereof, subject to ordinary settlement periods; or

(2)	in the case of securities received in connection with an Asset Sale, are secured by a Lien on the asset sold.

“Certificated Security” means a Security issued in certificated form, substantially in the form of Exhibit B hereto.

“Change of Control” shall be deemed to occur if any Person or group other than one or more of the Permitted Holders is or becomes the Beneficial Owner (as defined below), directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of IRSA and such other Person or group is entitled to elect a majority of the Board of Directors of IRSA (including a Surviving Entity, if applicable).

For purposes of this definition:

(a)	“Beneficial Owner” will have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act.

(b)	“Person” and “Group” will have the meanings for “person” and “group” as used in Sections 13(d) and 14(d) of the Exchange Act; and

(c)	the Permitted Holders or any other Person or Group will be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as the Permitted Holders or such other Person or Group, as the case may be, beneficially own, directly or indirectly, in the aggregate at least 50% of the voting power of the Voting Stock of the parent corporation.

“Change of Control Payment” has the meaning set forth under “Change of Control.”

“Change of Control Payment Date” has the meaning set forth under “Change of Control.”

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, société anonyme.

“CNV” has the meaning set forth in the second recital to this Indenture.

“Commodity Agreement” means any commodity or raw material futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw materials prices.

“Common Depositary” means a bank or a bank branch outside of the United States as designated by Euroclear and Clearstream to serve as common depositary of any Euroclear/Clearstream Global Security.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Consolidated EBITDA” of any Person means, on any date of determination, on a consolidated basis, the sum of the following, without duplication:

(3)	Consolidated operating income of such Person for the twelve (12) month period ending on the fiscal quarter immediately preceding such date of determination, plus;

(4)	Depreciation and amortization and any other Consolidated Non-cash Charges of such Person (to the extent deducted in determining operating income) for such period,

(5)	all as determined in accordance with Argentine GAAP.

“Consolidated Interest Coverage Ratio” means, for any Person as of any date of determination, the ratio of the aggregate amount of Consolidated EBITDA of such Person for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the “Four Quarter Period”) to Consolidated Interest Expense for such Person for such Four Quarter Period. For purposes of this definition, “Consolidated EBITDA” and “Consolidated Interest Expense” will be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act of 1933 for the period of such calculation to:

(6)

the Incurrence or repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of IRSA), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four Quarter Period; and

(7)	any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (Restricted Subsidiaries, in the case of IRSA), including any Asset Sale Transaction or Asset Acquisition giving rise to the need to make such determination occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four Quarter Period.

Furthermore, in calculating “Consolidated Interest Expense” for purposes of determining the denominator (but not the numerator) of this “Consolidated Interest Coverage Ratio,”

(a)	interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination;

(b)	if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period;

(c)	notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements;

(d)	interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of IRSA to be the rate of interest implicit in such Capital Lease Obligation in accordance with Argentine GAAP; and

(e)	for purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Interest Expense” means, for any Person for any period, the cash and non-cash interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of IRSA) for such period determined on a consolidated basis in accordance with Argentine GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (after deducting (or adding) the portion of such net income (or loss) attributable to minority interests in Subsidiaries of such Person) for such period on a consolidated basis, determined in accordance with Argentine GAAP.

“Consolidated Non-cash Charges” means, for any Person for any period, the aggregate depreciation, amortization and other non-cash expenses or losses of such Person and its Subsidiaries (Restricted Subsidiaries in the case of IRSA) for such period, determined on a consolidated basis in accordance with Argentine GAAP.

“Consolidated Tangible Assets” means, for any Person at any time, the total consolidated assets of such Person and its Subsidiaries (Restricted Subsidiaries in the case of IRSA) as set forth on the balance sheet as of the most recent fiscal quarter of such Person, prepared in accordance with Argentine GAAP, less Intangible Assets.

“Control” of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Co-Registrar” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Corporate Trust Office” means in the case of the Trustee or the Registrar, the office of the Trustee or the Registrar at which the corporate trust business of the Trustee or Registrar, as the case may be, shall, at any particular time, be principally administered, which office is located on the date hereof at 101 Barclay Street, 4E, New York, New York 10286, Attention: Corporate Trust Department, and means, in the case of the Registrar, the office or agency of the Registrar at which at any particular time the corporate trust business of the Registrar shall be principally administered, which office, at the date of this Indenture is located at Bartolomé Mitre 480, 11th Floor, City of Buenos Aires, Argentina, or such other location as the Trustee or the Co-Registrar may advise IRSA in writing.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

“Dealer” means any dealer, underwriter, selling or placement agent or similar entity named in any program, underwriting, subscription, distribution, syndicated trade or similar agreement executed in connection with any issuance and sale of Securities. Unless the context otherwise requires, the term “Dealer” shall be deemed to include any purchaser of a Security of any Series which is not otherwise a Dealer and purchases such Security directly from IRSA.

“Defeasance Trustee” has the meaning set forth in Section 11.4.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designation” and “Designation Amount” have the meanings set forth under Section 3.19 hereof.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the final maturity date of the Securities; provided that if such Capital Stock is issued pursuant to any plan for the benefit of employees of IRSA or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because under certain circumstances it may be required to be repurchased by IRSA or its Subsidiaries, and provided further that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the final maturity of the Securities shall not constitute Disqualified Stock if:

(8)	the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the terms applicable to the Securities and described under Section 3.18 and Section 3.27; and

(9)	any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Capital Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Dollar Equivalent” with respect to any currency other than U.S. dollars means the amount of U.S. dollars obtained by converting such other currency into U.S. dollars at the Exchange Rate for the applicable Payment Date or the date for which such amount is otherwise required to be determined.

“DTC” means The Depository Trust Company (or its successors).

“DTC Global Security” means a Global Security deposited with a custodian for, and registered in the name of a nominee of, DTC.

“Equity Offering” means (i) a public offering of Qualified Capital Stock of IRSA pursuant to a registration statement (other than a registration statement filed on Form F-4 or F-8) filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act or in accordance with applicable Argentine laws, rules and regulations, (ii) a rights offering of Qualified Capital Stock of IRSA made generally to the holders of such Qualified Capital Stock or (iii) any private sale of Qualified Capital Stock, or American Depositary Receipts representing such Qualified Capital Stock of IRSA or its Restricted Subsidiaries, or any holding company of IRSA or its Restricted Subsidiaries, to any Person, in each case other than issuances upon exercise of options by employees of IRSA or any of its Subsidiaries.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

“Euroclear/Clearstream Global Security” means a Global Security deposited with a Common Depositary for, and registered in the name of a nominee of, Euroclear and/or Clearstream.

“EuroMTF” has the meaning set forth in Section 3.2.

“Event of Default” means any event or condition specified as such in Section 4.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Rate” has the meaning set forth in Section 2.3.

“Exchange Rate Agent” means, with respect to Securities denominated in a Specified Currency other than U.S. dollars, unless otherwise specified in the resolutions of the Board of Directors or indenture supplemental hereto related to the Series of such Securities, the Trustee and any successors and assigns thereto.

“Fair Market Value” means, with respect to any asset, the price (after deducting any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of which is under any compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets will be determined conclusively by the Board of Directors of IRSA acting in good faith and provided further that with respect to any asset having a price less than US$10.0 million, only the good faith determination of IRSA’s senior management shall be required.

“Fitch” means Fitch Ratings Ltd. and its successors and assigns.

“Global Security” means a Rule 144A Global Security, Regulation S Global Security or Unrestricted Global Security substantially in the form of Exhibit A hereto (whether such Security is a DTC Global Security or an Euroclear/Clearstream Global Security), as such Exhibit may be amended from time to time, which is exchangeable for a Certificated Security only in the limited circumstances described herein.

“Government Agency” means any public legal entity or public agency, created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency, including any central bank.

“Group” means two (2) or more Persons that act together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of Capital Stock of another Person.

“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder”, “Holder of Securities”, “Securityholder” or other similar terms mean, with respect to any Security, the Person in whose name at the time such Security is registered in the Register.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).

“Indebtedness” means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, Securities or other similar instruments; (c) all obligations of such Person under any lease that are required to be classified and accounted for as capital lease obligations under Argentine GAAP; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business); (e) all obligations due and payable under letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof; (f) guarantees of such Person in respect of Indebtedness referred to in clauses (a) through (e) above and clause (g) below and (g) all Indebtedness of any other Person of the type referred to in clauses (a) through (f) which is secured by any Lien on any property or asset of such Person; provided that notwithstanding the foregoing, Indebtedness shall not at any time include any principal or other amounts payable in respect of the 10% convertible notes due 2014 of Alto Palermo S.A.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and such term shall include the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such amendment or supplement as well as the forms and terms of particular Securities established as contemplated hereunder.

“Independent Financial Advisor” means an accounting firm, appraisal firm, investment banking firm or consultant of recognized standing that is, in the judgment of IRSA’s Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

“Intangible Assets” means with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with Argentine GAAP.

“Interest Payment Date” means, with respect to each Series of Securities, any date designated for the payment of interest on such Securities.

“Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Investment” means, with respect to any Person, any:

(1)	loan, advance or other extension of credit (including, without limitation, a guarantee) to any other Person,

(2)	capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) any other Person, or

(3)	any purchase or acquisition by such Person of any Capital Stock, bonds, Securities, debentures or other securities or evidences of Indebtedness issued by, any other Person.

“Investment” will exclude:

(i)	accounts receivable, trade credit, and advances and other extensions of credit to customers, employees and other Persons in the ordinary course of business;

(ii)	Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(iii)	endorsements of negotiable instruments in the ordinary course of business;

(iv)	guarantees made in compliance with Section 3.16; and

(v)	investments consisting of purchases of real property, inventory, supplies, material or equipment or purchases of contract rights or licenses, leases or intellectual property in the ordinary course of business.

For purposes of Section 3.17, IRSA will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which will be valued at the Fair Market Value of the sum of the net assets of such Unrestricted Subsidiary at the time of its Designation and the amount of any Indebtedness of such Unrestricted Subsidiary or owed to IRSA or any Restricted Subsidiary immediately following such Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If IRSA or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of IRSA, IRSA will be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by IRSA or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary guaranteed by IRSA or any Restricted Subsidiary or owed to IRSA or any other Restricted Subsidiary immediately following such sale or other disposition.

“Investment Grade Rating” means a rating equal to or higher than (i) Baa3 (or the equivalent) by Moody’s, and its successors and assigns or (ii) BBB – (or the equivalent) by S&P or Fitch, and their successors and assigns; in each case at international level.

“Investment Return” means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by IRSA or any Restricted Subsidiary:

(10)	the proceeds in cash and the Fair Market Value of property other than cash received by IRSA or any Restricted Subsidiary upon the sale, liquidation or repayment of such Investment or, in the case of a guarantee, the amount of the guarantee upon the unconditional release of IRSA and its Restricted Subsidiaries in full, less any payments previously made by IRSA or any Restricted subsidiary in respect of such guarantee;

(11)	in the case of the Revocation of the Designation of an Unrestricted Subsidiary, an amount equal to the lesser of:

(b)	IRSA’s Investment in such Unrestricted Subsidiary at the time of such Revocation;

(c)	that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of Revocation that is proportionate to IRSA’s equity interest in such Unrestricted Subsidiary at the time of Revocation; and

(d)	the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment; and

(3)	in the event IRSA or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, the Fair Market Value of the Investment of IRSA and its Restricted Subsidiaries in such Person, in the case of each of (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment under Section 3.17 less the amount of any previous Investment Return in respect of such Investment.

“Issue Date” means the first date of issuance of Securities under this Indenture.

“Joint Resolution 470-1738/2004” has the meaning set forth in the third recital to this Indenture.

“Lien” means any lien, mortgage, pledge, security interest or similar encumbrance.

“London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“MAE” means the Mercado Abierto Electrónico S.A.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Negotiable Obligations Law” has the meaning set forth in the third recital to this Indenture.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by IRSA or any of its Restricted Subsidiaries from such Asset Sale, net of:

(1)	reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)	taxes paid or estimated by IRSA in good faith to be payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)	repayment of Indebtedness secured by a Lien on the Property or assets that are the subject of such Asset Sale; and

(4)	amounts to be provided by IRSA or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with Argentine GAAP, against any liabilities associated with such Asset Sale and retained by IRSA or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Indebtedness.

“Offering Memorandum” means (i) the Offering Memorandum dated January 26, 2007 and (ii) the Prospecto dated January 26, 2007 and prepared by IRSA in connection with the Program, as the same may be amended or supplemented from time to time.

“Officer” means, when used in connection with any action to be taken by IRSA, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of IRSA.

“Officers’ Certificate” means a certificate signed by any two Authorized Persons of IRSA and delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to IRSA, and who shall be reasonably acceptable to the Trustee.

“Optional Redemption Date” has the meaning set forth in Section 10.1.

“Original Issue Date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer or exchange or in substitution.

“Outstanding” when used with reference to Securities, subject to the provisions of Section 6.4, shall mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(1)	Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)	Securities or portions thereof that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any premium, interest, Additional Amounts or other amount thereon shall have been therefor deposited with the Trustee; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; or

(3)	Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to Section 2.11.

“Paying Agents” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Payment Date” means, with respect to each Series, the date on which payment of principal, interest or any other amount is due or any date fixed for redemption of the Securities of such Series.

“Permitted Business” means any business related, ancillary or complementary to the businesses of IRSA and its Subsidiaries on the Issue Date including, without limitation, any such activities outside of Argentina.

“Permitted Holders” means (i) Eduardo S. Elsztain, Saul Zang, Alejandro Elsztain, and any member of the Board of Directors on the Issue Date and their respective parents, brothers, sisters, children and any of the descendants, heirs, legatees and successors and any spouses or former spouses of any of the foregoing and (ii) any estate, guardian, custodian and other legal representative of any of the foregoing, and Persons (including any trust, partnership or other entity) controlled by or for the benefit of any of them.

“Permitted Indebtedness” has the meaning set forth under clause (2) of Section 3.16.

“Permitted Investments” means:

(4)	Investments by IRSA or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into IRSA or with or into a Restricted Subsidiary;

(5)	Investments by any Restricted Subsidiary in IRSA;

(6)	Investments in cash, Cash Equivalents and Temporary Cash Investments;

(7)	Investments in existence on the Issue Date;

(8)	any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

(9)	Investments permitted pursuant to clause (2)(b) of Section 3.24;

(10)	Investments made by IRSA or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described under Section 3.18;

(11)	Investments in the form of Hedging Obligations permitted under clause 2(c) of Section 3.16;

(12)	loans or advances to employees for bona fide business purposes made in the ordinary course of business of IRSA or such Restricted Subsidiary;

(13)	Investments in the Securities;

(14)	Investments in any Person engaged in a Permitted Business; provided that IRSA and its Restricted Subsidiaries (i) are the Beneficial Owners of at least 30% of the Capital Stock of such Person, (ii) control, or are a part of a Group that controls, such Person or (iii) otherwise exercise significant influence over the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(15)	Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

(16)	Receivables owing to IRSA or any Restricted Subsidiary created or acquired in the ordinary course of business;

(17)	Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by IRSA or any Restricted Subsidiary; and

(18)	Additional Investments in an aggregate amount not exceeding 10% of Consolidated Tangible Assets of IRSA, calculated as of the end of the most recent fiscal quarter ending prior to the date of such Investment;

provided that with respect to any Investment, IRSA may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment to, one or more of the above clauses (1) through (14) so that the entire Investment would be Permitted Investment.

“Permitted Lien” means: (a) any Lien existing on the Issue Date; (b) any landlord’s, workmen’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other Liens arising in the ordinary course of business (excluding, for the avoidance of doubt, Liens in connection with any Indebtedness); (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of constructing, acquiring or improving such asset, which Lien attached to such asset concurrently with or within 180 days after the acquisition or the completion of the construction or improvement thereof; (d) any Lien in favor of IRSA or any of its Subsidiaries; (e) any Lien on any property existing thereon at the time of acquisition of such property and not created in connection with such acquisition; (f) any Lien securing an extension, renewal or refunding of Indebtedness secured by an Lien referred to in (a), (c), (d) or (e) above; provided that such new Lien is limited to the property which was subject to the prior Lien immediately before such extension, renewal or refunding and provided further that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or refunding is not increased; (g) (i) any inchoate Lien for taxes, assessments or governmental charges or levies not yet due (including any relevant extensions),

(ii) any Lien arising or incurred in connection with judgments or assessments under circumstances not constituting an Event of Default or (iii) any Lien in the form of a tax or other statutory Lien or any other Lien arising by operation of law; provided that any such Lien will be discharged within 90 days after the date it is created or arises (unless contested in good faith); or (h) any other Lien on the assets of IRSA or of any of its Restricted Subsidiaries; provided that on the date of the creation or assumption of such Lien, the Indebtedness secured by such Lien, together with all of IRSA’s and its Restricted Subsidiaries’ Indebtedness secured by any Lien under this clause, will have an aggregate principal amount outstanding of no greater than 15% of IRSA’s total consolidated assets as set forth in the consolidated financial statements for its most recent fiscal quarter.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

“Pricing Supplement” means a pricing supplement to the Offering Memorandum setting forth details of the terms of the Securities to be issued, which may be in (i) the form annexed to the Offering Memorandum or (ii) such other form as may be agreed between IRSA and the relevant Dealers (and, to the extent that their respective duties or obligations are affected thereby, the Trustee and Agents).

“Principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include premium, if any, and redemption amount, if any, and in the case of original issue discount Securities, the Amortized Face Amount or other amount payable in respect thereof.

“Principal Paying Agent” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Process Agent” has the meaning set forth in Section 12.8.

“Program” has the meaning set forth in the first recital of this Indenture.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

“Qualified Institutional Buyer” means a qualified institutional buyer within the meaning of Rule 144A.

“Qualified Merger Jurisdiction” means any of (i) Argentina; (ii) the United States, any State thereof or the District of Columbia; (iii) any member state of the European Union; or (iv) any other nation that has an Investment Grade Rating on its sovereign debt rating from two (2) or more Rating Agencies.

“Rating Agency” means any one of Moody’s, S&P or Fitch.

“Rating Decline” shall be deemed to have occurred if within ninety (90) days of a rating date, one of the Rating Agencies assigns a rating to the Securities that is lower than the applicable rating of the Securities (domestically or internationally) immediately preceding the rating date; provided that such Rating Decline is in whole or in part in connection with a Change in Control.

“Receivables Entity” means a Person in which IRSA or any Restricted Subsidiary makes an Investment and:

(1)	to which IRSA or any Restricted Subsidiary transfers receivables and related assets in connection with a Receivables Transaction;

(2)	which engages in no activities other than in connection with the Receivables Transaction;

(3)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(1)	is guaranteed by IRSA or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(2)	is recourse to or obligates IRSA or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(3)	subjects any property or asset of IRSA or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(4)	with which neither IRSA nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Receivables Transaction) other than on terms no less favorable to IRSA or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of IRSA, other than fees payable in the ordinary course of business in connection with servicing receivables; and

(5)	to which neither IRSA nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Transaction” means any Securitization, factoring, discounting or similar financing transaction or series of transactions that may be entered into by IRSA or any of its Restricted Subsidiaries in the ordinary course of business pursuant to which IRSA or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to any Person (including a Receivables Entity), or may grant a security interest in, any receivables (whether now existing or arising in the future) of IRSA or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitization, factoring or discounting involving receivables.

“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part. “Refinanced” and “Refinancing” will have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of IRSA or any Restricted Subsidiary issued to Refinance any other Indebtedness of IRSA or a Restricted Subsidiary so long as:

(1)	the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the reasonable fees, expenses, defeasance costs and accrued but unpaid interest payable by IRSA in connection with such Refinancing);

(2)	such new Indebtedness has:

(1)	a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and

(2)	a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced; and

(3)	if the Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Securities, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Register” has the meaning set forth in Section 2.10.

“Registrar” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Regular Record Date” means, with respect to each Series of Securities, each date designated in the Securities for the determination of the Holders to whom interest shall be payable on the subsequent Interest Payment Date, and, if no such date is so designated, as defined in Section 2.9.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” means a Global Security initially sold in reliance on Regulation S, deposited (a) in the case of a DTC Global Security, with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC and (b) in the case of an Euroclear/Clearstream Global Security, with the specified Common Depositary of Euroclear and Clearstream, and registered in the name of Euroclear, Clearstream or their nominee, and in each case bearing the applicable Restrictive Legend.

“Representative of the Trustee in Argentina” has the meaning set forth in the preamble to this Indenture.

“Responsible Officer” when used with respect to the Trustee, means any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, assigned to the Trustee’s Corporate Trust Office or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Period” means, with respect to any Security, the period of forty (40) days after the completion of the distribution of all Securities of the same Series.

“Restricted Subsidiary” means any Subsidiary of IRSA which at the time of determination is not an Unrestricted Subsidiary.

“Restrictive Legend” has the meaning set forth in Section 2.10 hereof.

“Revocation” has the meaning set forth in Section 3.19 hereof.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Security” means a Global Security initially sold in the United States in reliance on Rule 144A, deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC, and bearing the applicable Restrictive Legend.

“S&P” means Standard & Poor’s Ratings Services and its successors and assigns.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to IRSA or a Restricted Subsidiary of any property, whether owned by IRSA or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by IRSA or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

“SEC” means the United States Securities and Exchange Commission.

“Secured Debt” means any Indebtedness that is secured by a Lien on the properties or assets of IRSA or any of its Restricted Subsidiaries.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the context may require, means Securities that have been authenticated and delivered under this Indenture. Unless the context otherwise requires, all references to “Security” or “Securities” shall include any Exchange Securities.

“Senior Indebtedness” means the Securities and any other Indebtedness of IRSA that ranks equal in right of payment with the Securities.

“Series” has the meaning set forth in Section 2.3.

“Significant Subsidiary” means, at any relevant time, any Restricted Subsidiary of IRSA which would be a “significant subsidiary” of IRSA within the meaning of Rule 102 under Regulation S-X promulgated by the SEC.

“Specified Currency” has the meaning set forth in Section 2.3.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by IRSA or any Restricted Subsidiary which are reasonably customary in securitization of receivables transactions.

“Stated Maturity” means the date, shown on the face of a Security, on which the principal of such Security and the other Securities of the same Series is payable or, if the principal of such Security is payable in installments, on which the last installment of principal of such Security and the other Securities of the same Series is payable, falling no less than thirty (30) days from the Original Issue Date of such Security, as specified in the resolutions of the Board of Directors or indenture supplemental hereto related to the Series of such Securities.

“Subordinated Indebtedness” means, with respect to IRSA, any Indebtedness of IRSA which is expressly subordinated in right of payment to the Securities, as the case may be.

“Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.

“Supervisory Committee” means the Comisión Fiscalizadora of IRSA.

“Surviving Entity” has the meaning set forth under Section 3.22.

“Temporary Cash Investments” means short-term investments limited to (i) investments in obligations issued or guaranteed by the U.S. or Argentine government, (ii) deposits with reputable local or international banks, (iii) investments in money market and similar funds of administradoras de fondos in Argentina and (iv) other short-term investments in which local pension funds are permitted to invest.

“Transfer Agents” has the meaning set forth in the preamble to this Indenture and any successors and assigns thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the SEC thereunder.

“Trustee” means the Person identified as the “Trustee” in the preamble to this Indenture and, subject to the provisions of Article V, shall also include any successor trustee.

“Unrestricted Global Security” means a Global Security representing Securities that do not bear the Restrictive Legend.

“Unrestricted Subsidiary” means any Subsidiary of IRSA Designated as such pursuant to Section 3.19. Any such Designation may be revoked by a Board Resolution of IRSA, subject to the provisions of such covenant.

“U.S. GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“US$” and “U.S. dollars” means the currency of the United States of America which at the relevant time is legal tender for the payment of public or private debts.

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

(1)	the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

(2)	the sum of the products obtained by multiplying:

(b)	the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

(c)	the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” means, for any Person, any Subsidiary (Restricted Subsidiary in the case of IRSA) of which all the outstanding Capital Stock (other than, in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

Section 1.2. Agents. IRSA hereby appoints each of the Registrar, the Co-Registrar, the Exchange Rate Agent, the Calculation Agent, the Transfer Agents and the Paying Agents (collectively, the “Agents” and individually, an “Agent”) as its agent in relation to the Securities for the purposes specified in this Indenture and in the terms of the Securities applicable thereto and all matters incidental thereto. Each of the Agents shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority to act on behalf of IRSA as IRSA and such Agent may hereafter agree in writing. By execution of this Indenture, each of the Agents accepts its appointment as agent of IRSA in relation to the Securities and shall comply with the provisions of this Indenture and the Securities applicable thereto.

Subject to Section 3.2, IRSA may terminate the appointment of any Agent at any time and from time to time upon giving at least thirty (30) days written notice to such Agent and to the Trustee. Each Agent may at any time resign by giving no less than thirty (30) days written notice to IRSA of such intention on its part, specifying the date on which its desired resignation shall become effective. In the event that IRSA fails to appoint a new Agent to succeed the resigning Agent within thirty (30) days after receiving notice of such resignation, the resigning Agent shall have the power to appoint a successor Agent.

In acting under this Indenture and in connection with the Securities, the Agents are each acting solely as an agent of IRSA and do not assume any responsibility for the correctness of the recitals in the Securities or this Indenture, or the offering materials related thereto or any obligation or relationship of agency for or with any of the Holders of the Securities.

Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Security, notice, direction, consent, certificate, affidavit, statement or other document to the extent that such communication conforms to the provisions set forth herein, and is believed by it, in good faith, to be genuine and to have been passed or signed by the proper parties.

Each of the Agents may become the owner of, or acquire any interest in, any Securities, with the same rights that it would have if it were not acting in such capacity, and may engage or be interested in any financial or other transaction with IRSA.

IRSA agrees to indemnify, hold harmless and defend each of the Agents against any loss, liability, cost, claim, action, demand or expense (including reasonable fees and expenses of legal counsel) arising out of or in connection with its appointment, or the exercise of its powers and rights and performance of its duties hereunder, or performance of any other duties pursuant to the terms and conditions hereof, except such as may result from its negligence or willful misconduct or that of its officers or employees. The indemnity set forth in this paragraph shall survive the payment of the Securities, the resignation or removal of any Agent and/or the termination of this Indenture.

None of the Agents shall be liable for any action taken or omitted by it without negligence or willful misconduct.

Each Agent may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ and such Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

IRSA covenants and agrees to pay to each Agent from time to time, and each Agent shall be entitled to, such compensation as shall be agreed upon in writing by IRSA and such Agent for all services rendered by it hereunder. IRSA covenants and agrees promptly to pay all such compensation and to reimburse each of the Agents for reasonable and documented out-of-pocket expenses (including the reasonable fees and expenses of its counsel) incurred by it in connection with the services rendered by it hereunder, including, without limitation, any payments made in connection with taxes or other charges.

None of the provisions contained in this Indenture shall require any of the Agents to expend, advance or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The duties and obligations of each Agent with respect to the Securities and this Indenture shall be determined solely by the express provisions of this Indenture, and each Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against each such Agent. The duties and obligations of each Agent are several and not joint.

ARTICLE II

Securities

Section 2.1. Forms. (a) Generally. The form of any Security to be authenticated hereunder shall be designated by IRSA. Order in respect thereof delivered by

IRSA to the Trustee pursuant to Section 2.4, and the Trustee shall have no liability for IRSA’s designation so made notwithstanding the provisions of this Section 2.1. The Securities shall be issued as registered Securities without interest coupons; provided that if permitted by applicable law, the Securities may be issued as bearer Securities if in connection with the issuance thereof IRSA and the Trustee shall have entered into an indenture supplemental hereto providing for the issuance of bearer Securities. IRSA shall ensure that such supplemental indenture shall provide for compliance by IRSA with United States, Argentine and any other laws applicable to bearer Securities, and the Trustee shall have no duty whatsoever, express or implied, to ensure compliance of such supplemental indenture with the laws of any jurisdiction. The Securities may be issued in the form of one or more Global Securities in an aggregate principal amount equal to the principal amount of the Securities of a Series, which shall be exchangeable for Certificated Securities only in the limited circumstances set forth in Section 2.10, or Securities may be issued in the form of Certificated Securities, which shall be exchangeable for beneficial interests in a Global Security only in the limited circumstances set forth in Section 2.10. The Securities initially sold within the United States to U.S. Persons that are Qualified Institutional Buyers will be issued in the form of one or more Rule 144A Global Securities. The Securities initially sold outside the United States in reliance on Regulation S under the Securities Act will be issued in the form of one or more Regulation S Global Securities. Any Securities exchanged pursuant to an Exchange Offer will be issued in the form of one or more Unrestricted Global Securities. In each case, Securities may be issued in such other form (not inconsistent with this Indenture) as shall be established by or pursuant to resolutions of the Board of Directors, and, if necessary or desirable pursuant to the terms of this Indenture, or one or more indentures supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the Authorized Persons executing such Securities, as evidenced by their execution of such Securities, and all of which shall not affect the rights, duties or obligations of the Trustee or the Agents. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the Authorized Persons executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

The Certificated Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed and subject to the prior approval of the CNV where applicable, all as determined by the Authorized Persons executing such Securities as evidenced by their execution of such Securities.

IRSA agrees to cause the Securities to comply with Article 7 of the Negotiable Obligations Law.

(b) DTC Global Securities. The Trustee shall hold on deposit each DTC Global Security executed and authenticated as provided herein as custodian for DTC, acting as the depositary for such DTC Global Security, for credit on the date of settlement (i) in the case of any Regulation S Global Security, to the account of the relevant Dealer or Dealers at Euroclear or Clearstream or such other accounts as they may direct and (ii) in the case of any Rule 144A Global Security, to the account of the relevant Dealer or Dealers at DTC or such other accounts as they may direct, in each case against payment in immediately available funds. Each DTC Global Security to be deposited with DTC shall be registered in the name of Cede & Co, as DTC’s nominee, and shall bear legends substantially to the following effect:

“UNLESS (1) THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO IRSA INVERSIONES Y REPRESENTACIONES, SOCIEDAD ANONIMA OR ITS DEALER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, (2) ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND (3) ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”

Upon the issuance of any DTC Global Security, the Trustee or its respective duly appointed agent shall record Cede & Co., as DTC’s nominee, as the registered Holder of such DTC Global Security.

(c) Euroclear/Clearstream Global Securities. The Common Depositary specified by Euroclear and Clearstream shall hold on deposit each Euroclear/Clearstream Global Security executed and authenticated as provided herein as custodian for Euroclear and Clearstream for credit on the date of settlement to the account of the relevant Dealer or Dealers at Euroclear or Clearstream or such other accounts as they may direct against payment in immediately available funds. Any Euroclear/Clearstream Global Security shall be a Regulation S Global Security. Each Euroclear/Clearstream Global Security to be deposited with the specified Common Depositary of Euroclear and Clearstream shall be registered in the name of the Common Depositary or a nominee specified by Euroclear and/or Clearstream. Upon the issuance of any Euroclear/Clearstream Global Security, the Registrar or Co-Registrar shall record such nominee as the registered Holder of such Euroclear/Clearstream Global Security.

(d) Certificated Securities. The Trustee shall deliver or make available each Certificated Security executed and authenticated as provided herein to the relevant Dealer or Dealers or its or their designee, for the benefit of the purchaser of such Security, against delivery by such Dealer or Dealers of a receipt therefor, or, if so instructed and upon confirmation from IRSA that proper payment by the purchaser has been made, the Trustee shall deliver the

Securities directly to IRSA or its designee for the benefit of the purchaser of such Securities against delivery of a receipt therefor. On the Original Issue Date, the relevant Dealer or Dealers, if any, will deliver payment for Securities delivered to it or them, if any, in immediately available funds to the Trustee, for credit to IRSA’s account, or directly to IRSA’s account with the Trustee, in an amount equal to the issue price of the Securities less the applicable Dealer’s or Dealers’ commission. Notwithstanding the foregoing, if the Trustee is so instructed by IRSA, delivery of the Securities may be made before actual receipt of payment in accordance with the custom prevailing in the market. Once the Trustee has delivered Securities to the relevant Dealer or Dealers or its or their designee, the Trustee shall not be responsible for any failure by such Dealer or Dealers or such designee either to remit payment for the Securities or to return the Securities to the Trustee. If the Trustee has delivered Securities directly to IRSA or its consignee pursuant to written instructions from IRSA, the Trustee shall not be responsible for any failures by the purchaser either to remit payment for the Securities or to return the Securities to the Trustee. Upon the issuance of any Certificated Security, the Registrar or Co-Registrar shall record the Person who is designated by the Dealer or Dealers or IRSA, as the case may be, as the registered Holder of such Certificated Security.

Section 2.2. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York, as Trustee

By:
Name:
Title:

Section 2.3. Maximum Aggregate Principal Amount of Securities; Terms of Securities. (i) The maximum aggregate principal amount of Securities of all Series (as defined below) that may be Outstanding at any one time under this Indenture is US$200,000,000 (which will include, in the case of Securities not denominated in U.S. dollars, the Dollar Equivalent of such Securities as determined on the respective Original Issue Date thereof). For purposes of the foregoing limitation, the Dollar Equivalent of any Securities denominated in a Specified Currency other than U.S. dollars will be determined (i) in the case of interest payments, on the basis of the Exchange Rate Agent’s bid (U.S. dollar offer) quotation for such Specified Currency, and, in the case of principal payments, on the basis of Exchange Rate Agent’s offer (U.S. dollar bid) quotation for such Specified Currency, in each case at or prior to 11:00 a.m. New York City time, on the second (2nd) Business Day next preceding the applicable Payment Date or date for which the Dollar Equivalent is required to be determined or (ii) if no such rate is quoted for any reason, the rate determined by the Exchange Rate Agent based on an average of quotations given to the Exchange Rate Agent by commercial banks which conduct foreign exchange operations or based on such other method as the Exchange Rate Agent may reasonably determine to calculate a market exchange rate on the second (2nd) Business Day next preceding the applicable Payment Date or date for which the Dollar Equivalent is required to be determined (the rate determined in accordance with clause (i) or (ii) above, the “Exchange Rate”) (or, if such Exchange Rate is not then available, the Exchange Rate most recently available prior thereto). The Exchange Rate Agent shall not be liable for any determination, bid or offer made or omitted by it hereunder in the absence of manifest error on its part.

(ii) Securities may be issued from time to time hereunder by IRSA. All Securities having the same maturity, interest rate and other terms shall constitute a single Series of Securities (each, a “Series”). If specified in the resolutions of the Board of Directors or indenture supplemental hereto relating to a Series of Securities, IRSA may from time to time, without the consent of Holders of Securities Outstanding, create and issue additional Securities of such Series; provided that such additional Securities have the same terms and conditions as the Securities of such Series (except for the Original Issue Date, the issue price, the applicable legends and, if applicable, the first payment of interest), and the additional Securities shall form a single Series with the previously outstanding Series of Securities.

(iii) There shall be established (i) in or pursuant to resolutions of the Board of Directors and a Company Order or (ii) in one or more indentures supplemental hereto, prior to the issuance of any Series of Securities, the following terms of the Securities of such Series:

(1) the coin or currency (including composite currencies) in which the Securities of such Series shall be denominated (the “Specified Currency”), and, if other than the Specified Currency of denomination, the Specified Currency or Currencies in which the principal and any interest in respect of the Securities of such Series is payable;

(2) the Stated Maturity of the Securities of such Series, which will be no less than thirty (30) days from the Original Issue Date, and, if applicable, the method by which such Stated Maturity shall be determined;

(3) the rate or rates, if any, at which the Securities of such Series shall bear interest, or the method by which such rate shall be determined (including, where applicable, the Interest Rate Basis, the Calculation Agent, the Index Maturity, the Spread or Spread Multiplier, the Maximum Rate, the Minimum Rate, Calculation Dates, Interest Determination Dates, the Interest Reset Period and Interest Reset Dates (as defined in the applicable Security)), the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable, the record dates for the determination of the Holders to whom interest shall be payable and the basis upon which interest shall be calculated if other than a 360-day year of twelve (12) 30-day months;

(4) if the amount of payments of principal of and interest on the Securities of such Series may be determined with reference to an index, formula or otherwise, the manner in which such amounts shall be determined;

(5) the place or places where the principal of and any interest on the Securities of such Series shall be payable (if other than as provided in Section 3.2);

(6) the price or prices at which, the period or periods within which and the terms and conditions upon which the Securities of such Series may be redeemed, in whole or in part, at the option of IRSA, pursuant to any sinking fund or otherwise;

(7) the right or obligation, if any, of IRSA to redeem, repurchase or repay the Securities of such Series at the option of the Holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which the Securities of such Series shall be redeemed, repurchased or repaid, in whole or in part, pursuant to such right or obligation;

(8) the denomination or denominations in which the Securities of such Series shall be issuable;

(9) the applicability, non-applicability, or variation, of Article XI with respect to the Securities of such Series;

(10) any deletions from, modifications of or additions to the Events of Default or covenants, financial or otherwise, of IRSA with respect to the Securities of such Series;

(11) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such Series (if other than as provided in Section 3.2);

(12) the form of the Securities of such Series; provided that if (as permitted by applicable law) bearer Securities are to be issued, IRSA and the Trustee shall have entered into an indenture supplemental hereto providing for the issuance of bearer Securities; and provided further that IRSA shall ensure that such supplemental indenture shall provide for compliance by IRSA with United States, Argentine and any other laws applicable to bearer Securities, and the Trustee shall have no duty whatsoever, express or implied, to ensure compliance of such supplemental indenture with the laws of any jurisdiction;

(13) the terms and conditions, if any, upon which such Securities may be exchanged for or converted into other securities issued by IRSA or any other Person; and

(14) any other terms and conditions of the Securities of such Series.

Section 2.4. Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, IRSA may deliver one or more Securities executed by IRSA to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereafter authenticate and deliver such Securities to or upon the order of IRSA (contained in the Company Order referred to below in this Section 2.4) or pursuant to such procedures as may be specified from time to time by a Company Order. Such Company Order may be transmitted via facsimile (with the original to be delivered by mail) and may provide written instructions or provide for further instructions from IRSA as to the form and terms of such Securities. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and shall be fully protected in relying upon:

(1) a Company Order requesting such authentication setting forth instructions as to delivery (if the Securities are not to be delivered to IRSA) and completion of any terms not set forth in such Securities as executed by IRSA or setting forth procedures as to such completion and delivery (a “Company Order”);

(2) any resolutions of the Board of Directors and a Company Order, or, if applicable, an executed supplemental indenture referred to in Sections 2.1 and 2.3 by or pursuant to which the forms and terms of such Securities were established;

(3) to the extent the forms and terms of such Securities are determined pursuant to (and are not set forth in) resolutions or supplemental indentures pursuant to Sections 2.1 and 2.3, an Officers’ Certificate, prepared in accordance with Section 12.6, either setting forth the form or forms and terms of the Securities; and

(4) an Opinion of Counsel, prepared in accordance with Section 12.6, which shall also state (a) that the form or forms and terms of such Securities have been or will, when established in compliance with procedures therein described, be duly authorized in conformity with the provisions of this Indenture; (b) that such Securities, when authenticated and delivered by the Trustee and issued by IRSA in the manner and subject to any conditions specified in such Opinion of Counsel, will have been duly executed and delivered and will constitute valid and binding obligations of IRSA, enforceable against IRSA in accordance with and subject to such matters as counsel may therein specify; and (c) such other matters as the Trustee may reasonably request.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, (x) being advised by counsel, and after having consulted with counsel to IRSA, determines that such action may not lawfully be taken, (y) acting in good faith through its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or (z) determines that such action will affect its rights, duties, obligations or immunities hereunder in a manner not reasonably acceptable to it.

Section 2.5. Execution of Securities. The Securities shall be executed on behalf of IRSA by each of (a) a member of its Board of Directors and (b) a member of its Supervisory Committee. Such signatures, in accordance with applicable laws and regulations, may be the manual signatures of the present or any future such Authorized Persons. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any Authorized Person of IRSA who shall have signed any of the Securities shall cease to be such Authorized Person before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of IRSA, such Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Security had not ceased to be such Authorized Person of IRSA; and any Security may be signed on behalf of IRSA by such Persons as, at the actual date of the execution of such Security, shall be proper Authorized Persons of IRSA, although at the date of the execution and delivery of this Indenture any such Person was not such an Authorized Person.

Section 2.6. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by or on behalf of IRSA shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by IRSA, and IRSA shall deliver such Security to the Trustee for cancellation together with a written statement of an Authorized Person (which need not comply with Section 12.6 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by IRSA, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.7. Global Securities. Global Securities shall be subject to the following terms:

(a) Interests in a Global Security deposited with DTC or Euroclear and/or Clearstream pursuant to this Section 2.7 hereof shall be exchanged for Certificated Securities only if such exchange complies with Section 2.10 hereof and (i) in the case of a DTC Global Security, DTC notifies IRSA and the Trustee that it is unwilling or unable to continue as depositary for such Global Security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary so registered is not appointed by IRSA within ninety (90) days of such notice, (ii) in the case of a Euroclear/Clearstream Global Security, if the clearing system(s) through which it is cleared and settled is closed for business for a continuous period of fourteen (14) days (other than by reason of holidays, statutory or otherwise) or announces an intention to cease business permanently or does in fact do so, (iii) an Event of Default has occurred and is continuing or (iv) IRSA in its sole discretion notifies the Trustee in writing that Certificated Securities shall be delivered in exchange for such Global Security.

(b) If interests in any Global Security are to be exchanged for Securities in the form of Certificated Securities pursuant to Section 2.10, such Global Security shall be surrendered by the relevant clearing system to the Trustee to be so exchanged, without charge, and the Trustee shall authenticate and deliver, upon such exchange of interests in such Global Security, an equal aggregate principal amount of Certificated Securities. The Certificated Securities exchanged pursuant to this Section 2.7 shall be registered by the Registrar in such names as the relevant clearing system shall direct in writing in accordance with its records. Any Certificated Security delivered in exchange for any interest in any Rule 144A Global Security shall, except as provided by Section 2.10, bear the legends as set forth on the face of the form of the Certificated Securities set forth in Exhibit B hereto.

(c) Until exchanged in full, a Global Security of a Series shall in all respects be entitled to the same benefits under this Indenture as Certificated Securities of such Series authenticated and delivered hereunder. If, after any presentation thereof to the Trustee, the principal amount of Securities represented by any Global Security of a Series is reduced to zero, such Global Security shall be immediately cancelled and destroyed by the Trustee in accordance with Section 2.11.

Section 2.8. Denomination and Date of Securities. Subject to applicable laws and regulations, Securities shall be issued in such denominations as are set forth in the terms of such Securities established pursuant to Section 2.3 and in a Company Order relating to such Securities.

Each Security shall be dated the date of its authentication.

Section 2.9. Payments of Principal and Interest. Interest (and principal, if any, payable other than at Stated Maturity or upon acceleration or redemption) shall be paid in immediately available funds to the Person in whose name a Security is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date notwithstanding the cancellation of such Securities upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided that interest payable at Stated Maturity or upon acceleration or redemption shall be paid to the Person to whom principal will be payable; provided further, that if and to the extent IRSA defaults in the payment of the interest, including any Additional Amounts, due on such Interest Payment Date, such defaulted interest, including any Additional Amounts, shall be paid to the Person in whose names such Securities are registered at the end of a subsequent record date established by IRSA by notice given by mail by or on behalf of IRSA to the Holders of the Securities not less than fifteen (15) days preceding such subsequent record date, such record date to be not less than fifteen (15) days preceding the date of payment in respect of such defaulted interest. Unless otherwise specified in the resolutions of the Board of Directors or indenture supplemental hereto related to the Series of such Securities, the first payment of interest on any Security originally issued between a Regular Record Date and an Interest Payment Date shall be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner at the close of business on such next succeeding Regular Record Date. Unless otherwise specified in the resolutions of the Board of Directors or in an indenture supplemental hereto related to the Series of such Securities, the “Regular Record Date” with respect to any Security will be the date fifteen (15) calendar days prior to each Interest Payment Date, whether or not such date is a Business Day.

Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Security at Stated Maturity or upon acceleration or redemption shall be made to the registered Holder on such date in immediately available funds upon surrender of such Security at the Corporate Trust Office or at the specified office of any other Paying Agent; provided that the Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of Securities to be made other than at Stated Maturity or upon redemption shall be made by check mailed on or before the due date for such payments to the address of the

Person entitled thereto as it appears in the Register; provided that (a) DTC and the Common Depositary, as Holders of the Global Securities, shall be entitled to receive payments of interest by wire transfer of immediately available funds, (b) a Holder of U.S. $1,000,000 (or the approximate equivalent thereof in a Specified Currency other than U.S. dollars) in aggregate principal or face amount of Securities of the same Series shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such Holder at a bank located in the United States as may have been appropriately designated by such Holder to the Trustee in writing no later than fifteen (15) days prior to the date such payment is due and (c) to the extent that the Holder of a Security issued and denominated in a Specified Currency other than U.S. dollars elects to receive payment of the principal of and any premiums, interest, Additional Amounts and other amounts on or in respect of such Security at Stated Maturity or upon redemption in such Specified Currency, such payment, except in circumstances described in the resolutions of the Board of Directors or in an indenture supplemental hereto related to the relevant Series, shall be made by wire transfer of immediately available funds to an account specified in writing not less than fifteen (15) days prior to the date such payment is due by the Holder to the Trustee. Unless such designation is revoked, any such designation made by such Holder with respect to such Securities shall remain in effect with respect to any future payments with respect to such Securities payable to such Holder.

If the principal of or any premium, interest, Additional Amounts or other amounts on any Security is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond IRSA’s control, or is no longer used by the government of the country issuing such currency or for settlement of transactions by public institutions of or within the international banking community, then IRSA, until such currency is again available or so used, will be entitled, to the extent permitted by Argentine law, to satisfy its obligations to the Holder of such Securities by making such payment in U.S. dollars at the Exchange Rate for such Specified Currency on the Payment Date. The making of any payment in respect of any Security in U.S. dollars under the foregoing circumstances will not constitute an Event of Default under such Security.

If so specified in the resolutions of the Board of Directors or indenture supplemental hereto related to a Series of Securities denominated in a Specified Currency other than U.S. dollars, payments of principal, interest, Additional Amounts or other amounts on or in respect of any such Security shall, to the extent permitted by applicable law, be made in U.S. dollars, calculated at the Exchange Rate for the Payment Date, if the Holder of such Security on the relevant Regular Record Date or at Stated Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee and the applicable Paying Agent on or prior to such Regular Record Date or the date that is fifteen (15) days prior to the Stated Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by facsimile transmission. Any such request made with respect to any Security by a Holder will remain in effect with respect to any further payments of principal, interest, Additional Amounts or other amounts on or in respect of such Security payable to such Holder, unless such request is revoked on or prior to the relevant Regular Record Date or the date that is fifteen (15) days prior to the Stated Maturity, as the case may be.

The U.S. dollar amount to be received by a Holder of a Security denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the Exchange Rate, on the second (2nd) Business Day next preceding the applicable Payment Date. If Exchange Rate quotations are not available on the second (2nd) Business Day preceding the applicable Payment Date, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any Security denominated in a Specified Currency other that U.S. dollars will be borne by the Holder thereof by deductions from payment of the currency exchange being effected on behalf of the Holder by the Exchange Rate Agent.

Unless otherwise specified in the terms of a Series of Securities, Securities denominated in a Specified Currency other than U.S. dollars will provide that, in the event of an official redenomination of the currency, the obligations of IRSA with respect to payments on such Securities shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated currency representing the amount of such obligations immediately before such redenomination.

Section 2.10. Registration, Transfer and Exchange of Securities. (a) The Registrar will keep a register (the “Register”) at its office in the City of Buenos Aires, Argentina located at Bartolomé Mitre 480, 11th Floor, City of Buenos Aires, Argentina, for the registration of ownership, exchange and transfer of Securities. In the case of the replacement of any of the Securities, the Register will include notations of the Security so replaced, and the Security issued in replacement thereof. In the case of the cancellation of any of the Securities, the Register will include notations of the Security so cancelled and the date on which such Security was cancelled. The Co Registrar shall also maintain a record of all registrations of ownership, exchange and transfer of Securities at its office in New York City. The Co Registrar shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Co Registrar of any registration of ownership, exchange or transfer of Securities. The Register will show the amount of the Securities, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identification numbers (if relevant to a specific Holder) and addresses of the Holders of the Securities and any payment instructions with respect thereto (if different from a Holder’s registered address). The Registrar and the Co Registrar shall at all reasonable times during office hours make the Register available to IRSA or any Person authorized by IRSA in writing for inspection and for taking copies thereof or extracts therefrom, and at the expense and written direction of IRSA, the Registrar and the Co Registrar shall deliver to such Persons all lists of Holders of Securities, their addresses and amounts of such holdings as IRSA may request.

The Registrar shall maintain the Register in written or electronic form in the Spanish language, and the Co-Registrar shall maintain duplicates thereof in the English language.

(i) Subject to Section 2.10(b)(ii) and such reasonable and customary regulations as IRSA may from time to time prescribe, transfers of any Certificated Security in whole or in part pursuant to this Section 2.10(b) must be made at the relevant office of the Registrar or Co-Registrar or at the office of any other Transfer Agent that may be appointed by IRSA, by delivery of such Certificated Security with the form of transfer thereon duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to IRSA and the Registrar or Co-Registrar or any other Transfer Agent, as the case may be, duly executed by the registered Holder thereof or such registered Holder’s attorney in fact duly authorized in writing. In exchange for any Certificated Security properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office or at the office of the Registrar or Co-Registrar or at the office of any Transfer Agent, as the case may be, to the transferee or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Security or Securities in the name of such transferee and for the same aggregate principal amount as shall have been transferred. Subject to the minimum denomination requirements, if any, set forth in the resolutions of the Board of Directors or indenture supplemental hereto related to a particular Series, in the case of the transfer of any Certificated Security in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office or at the office of the Registrar or Co-Registrar or at the office of any Transfer Agent, as the case may be, to the transferor or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Security or Securities registered in the name of the transferor and for the aggregate principal amount that was not transferred. Certificated Securities may also be exchanged for other Certificated Securities of the same Series in any authorized denominations and of equal aggregate principal amount of Securities of such Series, subject to, if any, the minimum denomination requirements set forth in the applicable resolution of the Board of Directors or indenture supplemental hereto. Unless otherwise specified in the applicable resolution of the Board of Directors or indenture supplemental hereto, Certificated Securities held by Qualified Institutional Buyers may be exchanged for beneficial interests in a Rule 144A Global Security representing Securities of the same Series. In exchange for any such Certificated Security, the Trustee will increase the amount of the relevant Rule 144A Global Security by the amount of such Certificated Security and will cause the Registrar or Co-Registrar to make the appropriate entries in the Register indicating a transfer of a beneficial interest to such Qualified Institutional Buyer or to a participant in the relevant clearing system specified by such Qualified Institutional Buyer. Except as specified in this paragraph and in Section 2.13 hereof, Certificated Securities will not be exchangeable for interests in Global Securities.

(ii) In the case of any Certificated Securities issued in reliance on the exemption from registration afforded by Rule 144A, issued upon transfer or exchange of any such Security (other than in accordance with clause 2 of this Section 2.10(b)(ii)) or issued upon exchange of a Rule 144A Global Security pursuant to Section 2.7 hereof, prior to the date which is two (2) years after the Original Issue Date of any such Security (or of such Rule 144A Global Security, as the case may be) (provided that IRSA or any affiliate thereof has not acquired such Security during such two (2) year period) or in the case of any other “restricted security” (as defined in Rule 144), the Registrar and Co-Registrar, as Transfer Agents, shall not register the transfer or exchange of such Security (other than pursuant to Section 2.13 hereof) unless:

(1) either (A) the registered Holder presenting such Security for transfer, or its attorney-in-fact, shall have advised the Registrar or Co-Registrar in writing that such registered Holder intends to rely or is relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder in making such transfer or (B) the Person presenting such Security for transfer (if other than the registered Holder or its attorney in fact), or its attorney in fact, shall have advised the Registrar or Co-Registrar in writing that the Person in whose name the Security is to be registered in the Register upon transfer (and each beneficial owner of such Security) is a Qualified Institutional Buyer and that such Person or Persons have been advised that the Security has been sold or transferred to it in reliance upon Rule 144A; or

(2) either (A) the registered Holder presenting such Security for transfer, or its attorney in fact, shall have advised the Registrar or Co-Registrar in writing that the registered Holder intends to rely or is relying on the exemption from the registration requirements of the Securities Act provided by Regulation S or (B) the Person presenting such Security for transfer (if other than the registered Holder or its attorney in fact), or its attorney in-fact, shall have advised the Registrar or Co-Registrar in writing that the Security has been sold or transferred to it in reliance upon the exemption from the registration requirements of the Securities Act provided by Regulation S; or

(3) such Security is to be registered in the Register upon transfer in the name of a Dealer, its nominee or IRSA; or

(4) the Person presenting the Security for transfer, or its attorney-in-fact, shall have advised the Trustee in writing that another exemption from the registration requirements of the Securities Act is available, including the exemption provided by Rule 144, which is confirmed in an opinion of counsel, and the Registrar or Co-Registrar has received the written consent of IRSA to the registration of such transfer, in which event the Registrar or Co-Registrar shall register such transfer only in accordance with the conditions of such consent.

For purposes of this Section 2.10(b)(ii), any such advice to the Trustee in writing may be in the form of a letter, notice or other written document, including, with respect to clauses 1, 2 and 3 above, by appropriate notation on the transfer notice set forth on such Security.

Neither the Registrar or Co-Registrar nor any Transfer Agent shall register the transfer of or exchange of Certificated Securities for a period of fifteen (15) days preceding the due date for any payment of interest on the Security or during the period of thirty (30) days ending on the due date for any payment of principal on the Security. Neither the Registrar or Co-Registrar nor any Transfer Agent shall register the transfer of or exchange any Securities previously called for redemption.

(b) (i) DTC Global Securities — DTC Book Entry Provisions. Interests in DTC Global Securities will be transferable in accordance with the rules and procedures from time to time of DTC. Members of, or participants in, DTC shall have no rights under this Indenture with respect to any DTC Global Security held on their behalf by DTC, and DTC or its nominee may be treated by IRSA, any Agent or any other agent hereunder as the absolute owner of such DTC Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent IRSA, any Agent or any other agent hereunder from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(ii) Global Securities — Euroclear and Clearstream Book Entry Provisions. Insofar as interests in any Global Security are held by the agent members of Euroclear or Clearstream, the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Participants” of Euroclear and Clearstream, respectively, shall be applicable to such Global Security. Notwithstanding the foregoing, nothing herein shall prevent IRSA, any Agent or any other agent hereunder from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream (in the case of any Regulation S Global Security) or DTC (in the case of any DTC Global Security, whether such Security is an Unrestricted Global Security, a Regulation S Global Security or a Rule 144A Global Security) or impair, as between Euroclear or Clearstream or DTC, as the case may be, and their respective agent members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(iii) Transfers of Global Securities in Whole. Subject to the provisions of Section 2.10(d), transfers of a Global Security shall be limited to (i) transfers of a DTC Global Security in whole, but not in part, to DTC, nominees of DTC or to a successor of DTC or such successor’s nominee (including, without limitation, pursuant to Section 2.10(d)(iv), or (ii) transfers of a Euroclear/Clearstream Global Security in whole, but not in part, to Euroclear, Clearstream, nominees of Euroclear and Clearstream or to a successor to Euroclear or Clearstream or such successor’s nominee (including, without limitation, pursuant to Section 2.10(d)(v)).

(iv) Transfer of DTC Global Security to Euroclear and/or Clearstream. If the Securities of any Series are at any time represented by both a DTC Global Security and an Euroclear/Clearstream Global Security and an authorized representative of DTC presents the DTC Global Security to the Trustee or any Transfer Agent, accompanied by a written instrument of transfer in form satisfactory to such Agent, executed by DTC or by DTC’s attorney thereunto duly authorized in writing, for the purpose of registration of transfer of all or any portion of such DTC’s interest in such DTC Global Security to Euroclear and/or Clearstream, such DTC Global Security or the relevant interest therein shall be transferred upon the Register, and the Trustee shall endorse the DTC Global Security to reflect the reduction of its principal amount by the aggregate principal amount so transferred, and the appropriate Euroclear/Clearstream Global Security shall be endorsed by the Trustee to reflect the increase of its principal amount by the aggregate principal amount so transferred. The Trustee is hereby authorized on behalf of IRSA (A) to endorse or to arrange for the endorsement of the relevant DTC Global Security to reflect the reduction in the principal amount represented thereby by the amount so transferred and to endorse the appropriate Euroclear/Clearstream Global Security to reflect the increase in the principal amount represented thereby by the amount so transferred and, in either case, to sign in the relevant space on the relevant Security recording such reduction or increase and (B) in the case of a total exchange, to cancel or arrange for the cancellation of the DTC Global Security.

(v) Transfer of Euroclear/Clearstream Global Security to DTC. If the Securities of any Series are for the time being represented by both a DTC Global Security and a Euroclear/Clearstream Global Security and an authorized representative of Euroclear or Clearstream presents the Euroclear/Clearstream Global Security to the Trustee or any Transfer Agent, accompanied by a written instrument of transfer in form satisfactory to the Trustee or such Transfer Agent, executed by Euroclear or Clearstream, as the case may be, or by Euroclear’s or Clearstream’s attorney thereunto duly authorized in writing, for the purpose of registration of transfer of all or any portion of Euroclear’s or Clearstream’s interest in such Euroclear/Clearstream Global Security to DTC, such Euroclear/Clearstream Global Security or the relevant interest therein shall be transferred upon the Register, and the Trustee shall endorse the Euroclear/Clearstream Global Security to reflect the reduction of its principal amount by the aggregate principal amount so transferred, and the appropriate DTC Global Security shall be endorsed by the Trustee to reflect the increase of its principal amount by the aggregate principal amount so transferred. The Trustee is hereby authorized on behalf of IRSA (i) to endorse or to arrange for the endorsement of the relevant Euroclear/Clearstream Global Security to reflect the reduction in the principal amount represented thereby by the amount so transferred and to endorse the appropriate DTC Global Security to reflect the increase in the principal amount represented thereby by the amount so transferred, and in either case, to sign in the relevant space on the relevant Security recording such reduction or increase and (ii) in the case of a total exchange, to cancel or arrange for the cancellation of the Euroclear/Clearstream Global Security.

(c) Notwithstanding any provision to the contrary herein, so long as Global Securities of a Series remain outstanding and are held by or on behalf of DTC or Euroclear and Clearstream, transfers or exchanges of interests between Global Securities of a Series, in whole or in part, shall only be made in accordance with this Section 2.10(d) or Section 2.13.

(i) Transfers From Rule 144A Global Security to Regulation S Global Security. If Securities of a Series are issued in the form of a Regulation S Global Security and a Rule 144A Global Security, and if a holder of a beneficial interest in the Rule 144A Global Security deposited with the relevant clearing system or its custodian wishes at any time to exchange its interest in such Rule 144A Global Security for an interest in the Regulation S Global Security of the same Series, or to transfer its interest in such Rule 144A Global Security to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Security, such holder may, subject to the rules and procedures of DTC and, to the extent applicable, Euroclear and Clearstream, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Regulation S Global Security of the same Series. Upon receipt by the Trustee, of (1) written instructions given in accordance with procedures of DTC and/or, to the extent applicable, Euroclear and Clearstream from a participant, directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Security of the same Series in an amount equal to the beneficial interest in the Rule 144A Global Security to be exchanged or transferred, (2) an order given by the holder of such beneficial interest given in accordance with procedures of DTC and/or, to the extent applicable, Euroclear and Clearstream, containing information regarding the participant account of DTC or, to the extent applicable, Euroclear or Clearstream, to be credited with such increase and (3) a certificate which:

(i) for exchanges made during the Restricted Period, is in the form of Exhibit D hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities and pursuant to, and in accordance with, Regulation S; or

(ii) for exchanges made after the expiration of the Restricted Period, is in the form of Exhibit E hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Securities and (A) that such transfer or exchange has been made pursuant to, and in accordance with, Regulation S or (B) that such transfer or exchange has been made in a transaction permitted by Rule 144.

The Trustee or Transfer Agents shall instruct DTC to reduce the Rule 144A Global Security by the aggregate principal amount of the beneficial interest to be so exchanged or transferred, and the Trustee shall instruct DTC or, to the extent applicable, Euroclear or Clearstream, concurrently with such reduction, to increase the principal amount of the Regulation S Global Security of the same Series by the aggregate principal amount of the beneficial interest in the Rule 144A Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Rule 144A Global Security of the same Series.

(ii) Transfers From Regulation S Global Security to Rule 144A Global Security. If Securities of any Series are issued in the form of a Regulation S Global Security and a Rule 144A Global Security, and if a holder of a beneficial interest in the Regulation S Global Security deposited with the relevant clearing system or its custodian wishes at any time to exchange its interest in such Security for an interest in the Rule 144A Global Security of the same Series, or to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Security of the same Series, such holder may, subject to the rules and procedures of DTC or, to the extent applicable, Euroclear and Clearstream, exchange or transfer such interest for an equivalent beneficial interest in the Rule 144A Global Security of the same Series. Upon receipt by the Trustee of (1) written instructions from a participant in DTC or Euroclear or Clearstream, as the case may be, directing the Trustee to credit a beneficial interest in the Rule 144A Global Security equal to the beneficial interest in the Regulation S Global Security of the same Series to be exchanged or transferred, such instructions to contain information regarding the participant’s account with DTC to be credited with such increase, and information regarding the participant’s account with DTC or, to the extent applicable, Euroclear or Clearstream, to be debited with such decrease, and (2) with respect to an exchange or transfer of an interest in the Regulation S Global Security during the Restricted Period for an interest in the Rule 144A Global Security of the same Series, a certificate in the form of Exhibit F hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Regulation S Global Security reasonably believes that the Person acquiring such interest in the Rule 144A Global Security of the same Series is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, the Trustee shall instruct DTC or, to the extent applicable, Euroclear or Clearstream, to reduce the Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Security, and the Trustee shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Rule 144A Global Security of the same Series by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be so exchanged or transferred, and to credit the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security equal to the reduction in the principal amount of the Regulation S Global Security of the same Series.

(d) If Securities are issued upon the transfer, exchange or replacement of Securities not bearing the restrictive legends set forth in the respective applicable form of Security attached hereto (collectively, a “Restrictive Legend”), the Securities so issued shall not bear a Restrictive Legend. If Securities are issued upon the transfer, exchange or replacement of Securities bearing a Restrictive Legend, or if a request is made to remove a Restrictive Legend of a Security, the Securities so issued shall bear a Restrictive Legend as set forth on the applicable form of Security attached hereto, or the Restrictive Legend shall not be removed, as the case may be, (other than pursuant to Section 2.13 hereof) unless:

(i) in the case of Certificated Securities issued pursuant to Section 2.10(b)(ii), the provisions of clause 2 thereof shall have been satisfied; or

(ii) in any other case there is delivered to IRSA and the Trustee such satisfactory evidence, which may include an opinion of New York counsel, as may be reasonably required by IRSA (at the Holder’s expense) that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply, as the case may be, with the provisions of Rule 144A, Rule 144 or Regulation S or that such Securities are not “restricted securities” within the meaning of Rule 144.

In the case of either clause (i) or (ii), the Trustee, at the written direction of IRSA, shall authenticate and deliver a Security that does not bear the Restrictive Legend. If the Legend is removed from the face of a Security and such Security is subsequently held by IRSA or an Affiliate of IRSA and the Trustee subsequently obtains actual knowledge that such Security is a “restricted security” within the meaning of Rule 144, the Restrictive Legend shall be reinstated.

(e) Prior to satisfaction of the applicable requirements in this Section 2.10 for registration of transfer, IRSA, the Trustee and each Paying Agent, if any, may deem and treat the registered Holder as appears in the Register of any Security as the absolute owner of such Security, in each case for the purpose of receiving payment of the principal and any interest in respect of such Security and for all other purposes whatsoever.

(f) Transfer, registration and exchange of any Security or Securities shall be permitted and executed as provided in this Section 2.10 without any charge to the Holder of any such Security or Securities, other than any taxes or governmental charges payable on transfers or any expenses of delivery (other than delivery by regular mail), including, without limitation, insurance, postage and transportation.

Section 2.11. Mutilated, Defaced, Destroyed, Stolen and Lost Securities; Cancellation and Destruction of Securities. v. IRSA shall execute and deliver to the Trustee Certificated Securities in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Securities.

(a) The Trustee shall, in accordance with any terms and conditions set forth in the Securities, and upon provision of evidence satisfactory to the Trustee and to IRSA that any Security was mutilated, defaced, destroyed, stolen or lost, together with such indemnity as the Trustee and IRSA may require to hold each of them harmless, authenticate and deliver from time to time such Securities in exchange for or in lieu of such Securities that become mutilated, defaced, destroyed, stolen or lost. Each Security delivered in exchange for or in lieu of any other Security shall carry all the rights to interest (including rights to accrued and unpaid interest and Additional Amounts) that were carried by such other Security.

(b) All Securities surrendered for payment, transfer or exchange shall be delivered to the Trustee. The Trustee shall cancel and destroy all such Securities surrendered for payment, transfer or exchange, in accordance with its security destruction policy, and shall, upon written request, deliver a certificate of destruction to IRSA.

(c) Upon the issuance of any substitute Security, the Holder of such Security, if so requested by IRSA, will pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee, its counsel and its agents) in connection with the preparation and issuance of the substitute Security.

(d) All Securities issued upon any transfer or exchange of Securities shall be valid obligations of IRSA, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.12. Purchase and Cancellation. IRSA and its Subsidiaries may at any time purchase or otherwise acquire any Security in the open market or otherwise at any price and may resell or otherwise dispose of such Security at any time; provided that in determining at any time whether the Holders of the requisite principal amount of the Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Securities then owned by IRSA or any Subsidiary of IRSA shall be disregarded and deemed not Outstanding.

ARTICLE III

Covenants of IRSA

Section 3.1. Payment of Principal and Interest. IRSA covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually pay or cause to be paid the principal of and interest on each of the Securities (including Additional Amounts), and any other payments to be made by IRSA under the Securities and this Indenture, at the place or places, at the respective times and in the manner provided in such Securities and this Indenture. IRSA shall also pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreements.

Section 3.2. Offices for Payments, etc. So long as any of the Securities remain Outstanding, IRSA will maintain in New York City the following: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for exchange, transfer or registration of transfer as in this Indenture provided and (c) where notices and demands to or upon IRSA in respect of the Securities or of this Indenture may be served. Unless otherwise specified in accordance with Section 2.3, IRSA hereby initially appoints the Trustee at its office or agency for each such purpose and designates the Corporate Trust Office as the office to be maintained by it for each such purpose. In case IRSA shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at all times at the Corporate Trust Office and IRSA hereby appoints the Trustee as its agent to receive all such presentations, demands and notices. If and for so long as any Series of Securities are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, the alternative market of the Luxembourg Stock Exchange (the “EuroMTF”), and the Luxembourg Stock Exchange so requires, IRSA will maintain a Paying Agent and a Transfer Agent in Luxembourg. The Bank of New York (Luxembourg) S.A., à Luxembourg, société anonyme, at its office at Aerogolf Center, 1A Hoehenhof, L-1736 Senningerberg, Luxembourg, will initially act as such Paying Agent and Transfer Agent in Luxembourg. As required by Argentine law and by the CNV, IRSA will maintain a Registrar, a Paying Agent and a Transfer Agent in Argentina. Banco Rio de la Plata S.A. at its office at Bartolomé Mitre 480, 11th Floor, City of Buenos Aires, Argentina, will initially act as such Registrar, Paying Agent and Transfer Agent in Argentina, as well as the Representative of the Trustee in Argentina. The Registrar, the Co-Registrar, each of the Paying Agents and each of the Transfer Agents may change their respective specified offices set forth herein to some other specified offices in the same city. IRSA will promptly give to the Trustee and the Holders (and, if so required, the CNV, the Luxembourg Stock Exchange, the BASE or such other securities exchange on which a Series of Securities may be listed) written notice of any change of location of specified offices, or of any resignation, termination or appointment of the Registrar, Co-Registrar, any Paying Agent or any Transfer Agent.

Section 3.3. Appointment to Fill a Vacancy in Office of Trustee. IRSA, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.10, a Trustee, so that there shall at all times be a Trustee with respect to the Securities.

Section 3.4. Payments and Paying Agents. (a) IRSA will, on or before 10:00 AM (New York City time) at least one (1) Business Day prior to each due date of the principal or premium or interest on any Securities (including Additional Amounts), deposit with the Trustee a sum sufficient to pay such principal, premium or interest (including Additional Amounts) so becoming due. IRSA shall request that the bank through which any such payment is to be made agree to supply to the Trustee two (2) Business Days prior to the due date for any such payment an irrevocable confirmation (by tested telex or authenticated SWIFT) of its intention to make such payment.

(b) At least five (5) Business Days prior to the first Payment Date of interest or principal and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least five (5) Business Days prior to each Payment Date of interest or principal thereafter, IRSA shall furnish the Trustee with a certificate signed by any two Authorized Persons instructing the Trustee as to any circumstances in which payments of principal of or interest on any Securities (including Additional Amounts) due on such date shall be subject to deduction or withholding for or on account of any taxes and the rate of any such deduction or withholding. If any such deduction or withholding shall be required and if IRSA therefore becomes liable to pay Additional Amounts pursuant to the terms of such Securities, then at least five (5) Business Days prior to each Payment Date of interest or principal, IRSA will furnish the Trustee with a certificate that specifies the amount required to be withheld on such Payment Date to Holders of such Securities and the Additional Amounts due to Holders of such Securities and that IRSA shall pay in a timely manner such amount to be withheld to the appropriate governmental authority, and IRSA will pay to the Trustee such Additional Amounts as shall be required to be paid to such Holders. IRSA agrees to indemnify the Trustee and each Paying Agent for, and to hold each harmless against, any loss, liability or expense reasonably incurred by them without negligence or willful misconduct on their respective parts, arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant to this Section 3.4(b) or the failure to furnish any such certificate. The obligations of IRSA under the preceding sentence shall survive the payment of the Securities, the resignation or removal of the Trustee or any Paying Agent and/or the termination of this Indenture.

(c) Each of the Paying Agents hereby agrees (and whenever IRSA shall appoint a Paying Agent with respect to the Securities other than those specified in Section 3.2, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall agree), subject to the provisions of this Section:

(i) that it will hold all sums received by it as such agent for the payment of the principal of or interest on any Securities (whether such sums have been paid to it by or on behalf of IRSA or by any other obligor on the Securities) in trust for the benefit of the Holders of such Securities or of the Trustee,

(ii) (that it will give the Trustee written notice of any failure by IRSA (or by any other obligor on the Securities) to make any payment of the principal of or interest on any Securities (including Additional Amounts) and any other payments to be made by or on behalf of IRSA under this Indenture or such Securities when the same shall be due and payable, and

(iii) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (ii) above.

IRSA shall give, at its expense, notice of the appointment of any Paying Agents (other than those specified in Section 3.2) to the Holders as specified in Section 12.5, and to the CNV if required under Argentine law.

The Trustee, in its capacity as the Principal Paying Agent, shall arrange with all such Paying Agents for the payment, from funds furnished by IRSA to the Trustee pursuant to this Indenture, of the principal of and interest on the Securities (including Additional Amounts).

If IRSA shall act as its own paying agent with respect to any Securities, it will, on or before each due date of the principal of or interest on such Securities, set aside, segregate and hold in trust for the benefit of the Holders of such Securities a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due. IRSA will promptly notify the Trustee in writing of any failure to take such action.

Anything in this Section to the contrary notwithstanding, IRSA may at any time, for the purpose of obtaining a satisfaction and discharge with respect to any Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Securities by IRSA or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.3 and 9.4.

Section 3.5. Taxation. (a) All payments of principal, premium or interest by IRSA in respect of each Security shall be made without deduction or withholding for or on account of any present or future taxes, penalties, fines, duties, assessments or other governmental charges of whatsoever nature imposed or levied by or on behalf of Argentina or by or within any political subdivision thereof or any authority therein having power to tax (“Argentine Taxes”), unless IRSA is compelled by law to so deduct or withhold. In any such event, IRSA shall pay such additional amounts (“Additional Amounts”) in respect of Argentine Taxes as may be necessary to ensure that the amounts received by the Holders of such Securities after such withholding or deduction shall equal the respective amounts that would have been receivable in respect of such Security in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

(i) to or on behalf of a Holder or beneficial owner of a Security that is liable for Argentine Taxes in respect of such Security by reason of having a present or former connection with Argentina other than merely the holding or owning of such Security or the enforcement of rights with respect to such Security or the receipt of income or any payments in respect thereof;

(ii) to or on behalf of a Holder or beneficial owner of a Security in respect of Argentine Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Security to comply with any certification, identification, information, documentation or other reporting requirement (within thirty (30) calendar days following a written request from IRSA to the Holder for compliance) if such compliance is required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Argentine Taxes;

(iii) to or on behalf of a Holder or beneficial owner of a Security in respect of any estate, inheritance, gift, sales, transfer, personal assets or similar tax, assessment or other governmental charge;

(iv) to or on behalf of a Holder or beneficial owner of a Security in respect of Argentine Taxes payable otherwise than by withholding from payment of principal of, premium, if any, or interest on the Securities;

(v) to or on behalf of a Holder or beneficial owner of a Security in respect of Argentine Taxes that would not have been imposed but for the fact that the Holder presented such Security for payment (where presentation is required) more than thirty (30) days after the later of (x) the date on which such payment became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Securityholders by the Trustee; or

(vi) for any combination of items (i) through (v) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Securities to any Holder or beneficial owner of a Security who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Argentina to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of such Securities.

All references in this Indenture to principal, premium or interest payable hereunder shall be deemed to include references to any Additional Amounts payable under this Section with respect to such principal, premium or interest. IRSA will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of any amounts deducted or withheld in accordance with this Section promptly upon IRSA’s payment thereof, and copies of such documentation will be made available by the Trustee to Holders upon written request to the Trustee.

(b) IRSA will pay promptly when due any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of each Security or any other document or instrument referred to herein or therein, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside Argentina except those resulting from, or required to be paid in connection with, the enforcement of such Security after the occurrence and during the continuance of any Event of Default with respect to the Security in default.

Section 3.6. Maintenance of Books and Records. IRSA will maintain books, accounts and records in accordance with Argentine GAAP.

Section 3.7. Status and Ranking. (a) IRSA will ensure that its obligations under each Security will at all times rank at least pari passu in right of payment with all other existing and future unsecured and unsubordinated indebtedness of IRSA (other than obligations preferred by statute or by operation of law).

(b) IRSA will ensure that each Security will at all times qualify as “obligaciones negociables” under the Negotiable Obligations Law and Joint Resolution No. 470-1738/2004, be entitled to the benefits set forth therein and subject to the procedural requirements thereof.

Section 3.8. Listing. IRSA will ensure that the Securities (that are “restricted securities” under Rule 144A(d)(3)) meet the eligibility requirements of Rule 144A(d)(3) under the Securities Act. IRSA will use all reasonable efforts to assist the relevant Dealers in arranging to cause the Securities to be eligible for settlement through the facilities of DTC, Euroclear and Clearstream, as applicable, and, if so specified in the resolutions of the Board of Directors or the indenture supplemental hereto relating to a Series of Securities, to be accepted for trading in the PORTAL Market and the MAE, as applicable. In connection with any Series of Securities to be listed on the Luxembourg Stock Exchange for trading on the EuroMTF, the BASE or on another securities exchange or securities exchanges, IRSA will use all reasonable efforts to have such Series of Securities accepted for listing and/or trading on such securities exchange or securities exchanges no later than the date on which the Securities of such Series are to be issued and sold (or as soon thereafter as possible in accordance with the requirements of such securities exchange or securities exchanges); and IRSA will use all reasonable efforts to cause such listing to be continued for so long as any of the Securities of such Series are Outstanding and to furnish to each specified securities exchange all documents, information and undertakings that may be reasonably necessary in order to effect or continue such listing; provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, IRSA could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which IRSA would otherwise use to prepare its published financial information, IRSA may delist the Securities from trading on the EuroMTF in accordance with the rules of the Luxembourg Stock Exchange and seek an alternative admission to listing, trading and/or quotation for the Securities on a different market of the Luxembourg Stock Exchange or by such other listing authority, securities exchange and/or quotation system inside or outside the European Union as the Board of Directors of IRSA may decide.

Section 3.9. Maintenance of Corporate Existence; Properties. IRSA will, and will cause each of its Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefore (except for transactions not otherwise prohibited by Article VIII), (b) take all actions to maintain all rights, privileges, titles to property or franchises necessary in the normal conduct of its business and (c) keep all its property used or useful in the conduct of its business in good working order and condition; provided that this covenant shall not require IRSA to maintain any such right, privilege, title to property or franchises, or to preserve the corporate existence of any Subsidiary, if in each case (i) the Board of Directors of IRSA shall determine in good faith that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of business of IRSA or (ii) the failure to so comply would not have a material adverse effect on the business, assets, operations or financial condition of IRSA and its Subsidiaries taken as a whole.

Section 3.10. Compliance with Law. IRSA will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and resolutions of each Government Agency having jurisdiction over it or its business except where the failure to so comply would not have a material adverse effect on the business, assets, operations or financial condition of IRSA and its Subsidiaries taken as a whole.

Section 3.11. Reports to Trustee. IRSA will furnish to the Trustee the following reports:

(a) within 135 days after the end of each fiscal year of IRSA (or, if later, the date on which IRSA is required to deliver to the CNV financial statements for the relevant fiscal period), a copy of the audited consolidated balance sheet of IRSA and its Subsidiaries as of the end of such year and the related consolidated statements of income and statements of shareholders’ equity and statements of cash flows for such fiscal year, prepared in accordance with Argentine GAAP applied consistently throughout the periods reflected therein (except as otherwise expressly noted therein) and delivered in both the English and Spanish languages;

(b) within sixty (60) days after the end of the first three fiscal quarters of each fiscal year of IRSA (or, if later, the date on which IRSA is required to deliver to the CNV financial statements for the relevant fiscal period), a copy of the unaudited consolidated balance sheet of IRSA and its Subsidiaries as of the end of each such quarter and the related unaudited consolidated statements of income and statements of shareholders’ equity and statements of cash flows for such quarter, prepared in accordance with Argentine GAAP applied consistently throughout the periods reflected therein (except as otherwise expressly noted therein) and delivered in both the English and Spanish languages; and

(c) within 195 days after the end of each fiscal year of IRSA, an English language version of IRSA’s annual audited consolidated financial statements prepared in accordance with U.S. GAAP (or, if IRSA is not preparing consolidated financial statements in accordance with U.S. GAAP, a reconciliation of IRSA’s financial statements described in clause (i) above to U.S. GAAP), together with a “management’s discussion and analysis” thereof, in form and substance to the effect generally required of foreign private issuers subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; provided that, in the event IRSA is no longer required to submit reports to the SEC, IRSA shall not be required to provide a reconciliation of its financial statements to U.S. GAAP.

Section 3.12. Other Information. For so long as any of the Securities remain Outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, IRSA will, during any period in which it is neither subject to Section 13 or 15(d) under the Exchange Act nor exempt from reporting under the Exchange Act pursuant to Rule 12g3-2(b) thereunder, make available to any Holder or any owner of a beneficial interest in a Global Security, to a prospective purchaser of a Security or beneficial interest therein who is a Qualified Institutional Buyer, or to the Trustee for delivery, at IRSA’s expense, to such Holder or beneficial owner or prospective purchaser, as the case may be, in connection with any sale thereof, in each case at the Holder’s written request to IRSA, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

Section 3.13. Notice of Default. IRSA will notify the Trustee in writing promptly after IRSA becomes aware of the occurrence and continuance of any Event of Default. Each notice pursuant to this Section shall state that it constitutes a “notice of default” hereunder and shall be accompanied by an officers’ certificate signed by the Chief Executive Officer or the Chief Financial Officer of IRSA setting forth the details of such Event of Default and stating what action IRSA proposes to take with respect thereto.

Section 3.14. Further Actions. IRSA will use its reasonable efforts to take any action, satisfy any condition or do anything (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with the applicable laws and regulations to be taken, fulfilled or done in order (a) to enable it lawfully to enter into, exercise its rights and perform and comply with its payment obligations under the Securities and this Indenture, as the case may be, (b) to ensure that those obligations are legally binding and enforceable and (c) to make the Securities and this Indenture admissible in evidence in the courts of Argentina.

Section 3.15. Suspension of Covenants. During any period of time that (i) the Securities of any series have Investment Grade Ratings from at least two (2) of the three (3) Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), with respect to such series, IRSA and its Restricted Subsidiaries will not be subject to the provisions described under Sections 3.16, 3.17, 3.18, 3.19, 3.20, 3.23 and 3.24 (collectively, the “Suspended Covenants”).

In the event that IRSA and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one of the Rating Agencies withdraws its Investment Grade Rating or downgrades its rating assigned to the Securities of the affected series below an Investment Grade Rating, and as a result of such withdrawal or downgrade, the Securities of such series no longer have Investment Grade Ratings from at least two (2) of the three (3) Rating Agencies, then with respect to such series IRSA and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants. The period of time between the Suspension Date and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default under any series of Securities will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period.)

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been Incurred pursuant to the first (1st) paragraph of Section 3.16 (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first (1st) paragraph of Section 3.16 such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (f) of the second (2nd) paragraph of Section 3.16. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 3.17 will be made as though the covenants described under Section 3.17 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first (1st) paragraph of Section 3.17.

Section 3.16. Limitation on Incurrence of Additional Indebtedness. (1) IRSA will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, except that IRSA and any Restricted Subsidiary may Incur Indebtedness, including Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, (a) with respect to the Incurrence of all such Indebtedness the Consolidated Interest Coverage Ratio of IRSA is greater than 1.75 to 1; and (b) with respect to the Incurrence of Secured Debt of IRSA and Indebtedness of Restricted Subsidiaries, immediately after giving pro forma effect to the Incurrence thereof, the aggregate principal amount of all outstanding Secured Debt of IRSA plus the aggregate principal amount of all Indebtedness of its Restricted Subsidiaries on a consolidated basis is less than 30% of Consolidated Tangible Assets of IRSA, in each case calculated as of the end of the most recent fiscal quarter ending prior to the date of such Incurrence; provided that notwithstanding the foregoing, if IRSA or any Restricted Subsidiary Incurs Purchase Money Indebtedness and, immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Interest Coverage Ratio of IRSA is greater than 2.25 to 1.0, calculated as of the end of the most recent fiscal quarter ending prior to the date of such Incurrence, such Purchase Money Indebtedness and the purchased assets securing such Purchase Money Indebtedness shall not be included at any time in the calculation of Secured Debt or Consolidated Tangible Assets for the purpose of this clause (b).

(2) Notwithstanding clause (1) above, IRSA and its Restricted Subsidiaries, as applicable, may Incur the following Indebtedness (“Permitted Indebtedness”):

(b) Indebtedness in respect of the Securities, excluding Additional Notes;

(c) Guarantees Incurred in accordance with this covenant, which guarantee is permitted under Section 3.23;

(d) Hedging Obligations entered into in the ordinary course of business and not for speculative purposes, including, without limitation, Hedging Obligations in respect of the Securities;

(e) Indebtedness Incurred for the purpose of acquiring or financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in a Permitted Business in an aggregate principal amount not to exceed 5% of total Consolidated Tangible Assets of IRSA, calculated as of the end of the most recent fiscal quarter ending prior to the date of such Incurrence;

(f) Indebtedness Incurred between or among IRSA, on the one hand, and any of its Restricted Subsidiaries, on the other hand, or between any Restricted Subsidiaries; provided that: (i) a subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than IRSA or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either IRSA or a Restricted Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by IRSA or such Restricted Subsidiary, as the case may be, not permitted by this clause (e), and provided further that if IRSA is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the Securities and this Indenture;

(g) other Indebtedness outstanding on the Issue Date;

(h) Indebtedness in respect of any obligations under workers’ compensation claims, severance payment obligations, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, performance, surety or similar bonds, letters of credit or completion or performance guarantees and factoring and other financing of payables or receivables or other similar obligations in the ordinary course of business;

(i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) business days of its Incurrence;

(j) Refinancing Indebtedness in respect of:

(1) Indebtedness (other than Indebtedness owed to IRSA or any Subsidiary of IRSA) Incurred pursuant to clause (1) of this covenant (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (1)), or

(2) Indebtedness Incurred pursuant to clauses (2)(a), (e), (f) or (j) of this covenant;

(k) Acquired Indebtedness if the Consolidated Interest Coverage Ratio for IRSA’s most recently completed four (4) fiscal quarters determined immediately after giving effect to such Incurrence and the related acquisition (including through a merger, consolidation or otherwise) is equal to or greater than the Consolidated Interest Coverage Ratio of IRSA determined immediately before giving effect to such Incurrence and the related acquisition;

(l) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received by IRSA or a Restricted Subsidiary in connection with such disposition;

(m) Indebtedness represented by short-term working capital Indebtedness in an aggregate principal amount at any time not to exceed US$20.0 million; and

(n) additional Indebtedness in an aggregate principal amount not to exceed 15.0% of Consolidated Tangible Assets of IRSA, calculated as of the end of the most recent fiscal quarter ending prior to the date of such Incurrence.

(3) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with Argentine GAAP. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; provided that any such outstanding additional Indebtedness or Disqualified Capital Stock paid in respect of Indebtedness Incurred pursuant to any provision of clause (2) of this covenant will be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision. For purposes of determining compliance with this Section 3.16, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (m) above, or is entitled to be incurred pursuant to paragraph (1) of this covenant, IRSA will be permitted to classify such item of Indebtedness on the date of its incurrence and may, in its sole discretion, divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later re-divide or reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that IRSA or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded as a result solely of fluctuations in exchange rates or currency values.

Section 3.17. Limitation on Restricted Payments. IRSA will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(a) declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of IRSA or any Restricted Subsidiary to holders of such Capital Stock, other than:

(1) dividends or distributions payable in Qualified Capital Stock of IRSA or its Restricted Subsidiaries,

(2) dividends or distributions payable to IRSA and/or a Restricted Subsidiary, or

(3) dividends or distributions made on a pro rata basis to IRSA and its Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand (or on a less than pro rata basis to any minority holder);

(b) purchase, redeem or otherwise acquire or retire for value:

(1) any Capital Stock of IRSA, or

(2) any Capital Stock of any Restricted Subsidiary held by an Affiliate of IRSA (other than a Restricted Subsidiary) or any Preferred Stock of a Restricted Subsidiary, except for (i) Capital Stock held by IRSA or a Restricted Subsidiary or (ii) purchases, redemptions, acquisitions or retirements for value of Capital Stock on a pro rata basis from IRSA and/or any Restricted Subsidiaries, on the one hand, and minority holders of Capital Stock of a Restricted Subsidiary, on the other hand, according to their respective percentage ownership of the Capital Stock of such Restricted Subsidiary;

(c) make any principal payment on, purchase, defease, redeem, prepay, or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness (excluding (x) any intercompany Indebtedness between or among IRSA and/or any Restricted Subsidiaries or (y) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinate to the Securities, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case within one (1) year of such date of purchase, repurchase or acquisition); or

(d) make any Investment (other than Permitted Investments);

if at the time of the Restricted Payment and immediately after giving effect thereto:

(1) a Default or an Event of Default shall have occurred and be continuing;

(2) IRSA is not able to Incur at least US$1.00 of additional Indebtedness pursuant to clause (1)(a) of Section 3.16; or

(3) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof, shall exceed the sum of:

(A) 50% of cumulative Consolidated Net Income of IRSA (or 75% of Consolidated Net Income if the Consolidated Interest Coverage Ratio of IRSA is at least 3.0 to 1, or 100% of Consolidated Net Income if such coverage ratio is at least 4.0 to 1), or, if such cumulative Consolidated Net Income of IRSA is a loss, minus 100% of the loss accrued during the period, treated as one accounting period, beginning on the fiscal quarter beginning on the first (1st) day of the full fiscal quarter after the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of IRSA is available; plus

(B) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of Property other than cash received by IRSA or any Restricted Subsidiary from any Person from any:

(a) contribution to the equity capital of IRSA or any Restricted Subsidiary (not representing an interest in Disqualified Capital Stock) or issuance and sale of Qualified Capital Stock of IRSA or any Restricted Subsidiary, in each case, subsequent to the Issue Date, or

(b) issuance and sale subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary) of any Indebtedness of IRSA or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of IRSA or any Restricted Subsidiary;

excluding, in each case, any Net Cash Proceeds:

(a) received from a Restricted Subsidiary of IRSA;

(b) used to redeem Securities upon an Equity Offering; or

(c) applied in accordance with clause (2) or (3) of the second paragraph of this covenant below; plus

(C) any reductions of Indebtedness of IRSA or any Restricted Subsidiary by conversion to equity; plus

(D) any net reductions of debt investments (other than Permitted Investments) and Investment Return; plus

(E) any distributions received from Unrestricted Subsidiaries.

Notwithstanding the preceding paragraph, this covenant does not prohibit:

(4) the payment of any dividend or the consummation of any irrevocable redemption of Subordinated Indebtedness within sixty (60) days after the date of declaration of such dividend or giving of the redemption notice, as the case may be, if the dividend or redemption would have been permitted on the date of declaration or notice pursuant to the preceding paragraph;

(5) the redemption or other acquisition of any shares of Capital Stock of IRSA,

(a) in exchange for Qualified Capital Stock of IRSA, or

(b) through the application of the net proceeds received by IRSA or any Restricted Subsidiary from a substantially concurrent sale of Qualified Capital Stock of IRSA or any Restricted Subsidiary or a contribution to the equity capital of IRSA or any Restricted Subsidiary not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of IRSA;

provided that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such proceeds shall be excluded from clause (3)(B) of the first paragraph of this covenant (and were not included therein at any time);

(6) the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net proceeds of a substantially concurrent sale, other than to a Subsidiary of IRSA, of:

(c) Qualified Capital Stock of IRSA, or

(d) Refinancing Indebtedness for such Subordinated Indebtedness;

provided that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net proceeds referred to above shall be excluded from clause (3)(B) of the first paragraph of this covenant (and were not included therein at any time);

(7) repurchases of Qualified Capital Stock or options, warrants or other securities exercisable or convertible into Qualified Capital Stock from any current or former employees, officers, directors or consultants of IRSA or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment or directorship of such employees, officers or directors, or the termination of retention of any such consultants, in an amount not to exceed US$2.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over into succeeding calendar years) plus the cash proceeds of key man life insurance policies received by IRSA and its Restricted Subsidiaries;

(8) the repurchase of Capital Stock deemed to occur upon the exercise of stock options or warrants to the extent such Capital Stock represents a portion of the exercise price of those stock options or warrants;

(9) an Investment either (a) solely in exchange for shares of Qualified Capital Stock or (b) through the application of the net proceeds of a sale for cash (other than to a Restricted Subsidiary of IRSA) of shares of Qualified Capital Stock within 60 days after such sale;

(10) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Securities pursuant to the covenant described in Section 3.27, any repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness of IRSA required pursuant to the terms thereof as a result of such Change of Control; provided that (A) the terms of such purchase or redemption are substantially similar in all material respects to the comparable provision included in the Indenture, and (B) at the time of such purchase or redemption no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(11) if no Default or Event of Default shall have occurred and be continuing, the purchase by IRSA of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(12) payments or distributions to dissenting stockholders of Capital Stock of IRSA and its Restricted Subsidiaries pursuant to a requirement of applicable law in connection with a consolidation or merger that complies with the provisions of the Indenture applicable to mergers and consolidations of IRSA or any of its Restricted Subsidiaries; and

(13) other Restricted Payments in an aggregate amount taken together with all Restricted Payments made pursuant to this clause not to exceed US$15.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend), (4), and (7) above shall be included in such calculation.

Section 3.18. Limitation on Asset Sales. IRSA will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (including capital stock of its Restricted Subsidiaries) unless:

(a) IRSA or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock sold or otherwise disposed of; and

(b) at least 75% of the consideration received for the assets or Capital Stock sold by IRSA or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of cash or Cash Equivalents and/or Property to be used in a Permitted Business (including Capital Stock of a Person engaged in a Permitted Business) received at the time of such Asset Sale.

IRSA or such Restricted Subsidiary, as the case may be, must apply 85% of the Net Cash Proceeds of any such Asset Sale within twenty-four (24) months (or, if not so applied by such date, committed to be applied within fifteen (15) months of the expiration of such preliminary twenty-four (24) month period) thereof to:

(c) repay Senior Indebtedness of IRSA or Indebtedness of its Restricted Subsidiaries; or

(d) invest in a Permitted Business (including expenditures for maintenance, repair or improvement of existing Properties and acquisitions of Capital Stock of Persons engaged in a Permitted Business);

provided that IRSA or such Restricted Subsidiary, pending application of such Net Cash Proceeds in accordance with clause (a) or (b) above, may invest such Net Cash Proceeds in Temporary Cash Investments.

To the extent that all or a part of the Net Cash Proceeds of any Asset Sale are not applied or committed to be applied within twenty-four (24) months of the Asset Sale as described above, IRSA will make an offer to purchase Securities (the “Asset Sale Offer”), at a purchase price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale Offer Amount”). IRSA will purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at IRSA’s option, on a pro rata basis with the holders of any other Senior Indebtedness with similar provisions requiring IRSA to offer to purchase the other Senior Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Securities and the other Senior Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. IRSA may satisfy its obligations under this covenant with respect to the Net Cash Proceeds of an Asset Sale by making an Asset Sale Offer prior to the expiration of such preliminary twenty-four (24) month period.

The Asset Sale Offer will remain open for a period of not less than twenty (20) business days, or any longer period as may be required by law. IRSA may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied Net Cash Proceeds from one or more Asset Sales equal to or in excess of US$20.0 million. At that time, the entire amount of unapplied Net Cash Proceeds, and not just the amount in excess of US$20.0 million, will be applied as required pursuant to this covenant.

Each notice of an Asset Sale Offer will be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within twenty (20) days following such preliminary twenty-four (24) month period, with a copy to the Trustee offering to purchase the Securities as described above. Each notice of an Asset Sale Offer will state, among other things, the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date the notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of US$1,000 in exchange for cash.

On the Asset Sale Offer Payment Date, IRSA will, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Asset Sale Offer;

(2) deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Securities or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by IRSA.

To the extent Holders of Securities and holders of other Senior Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw Securities or the other Senior Indebtedness in an aggregate amount exceeding the amount of unapplied Net Cash Proceeds, IRSA will purchase the Securities and the other Senior Indebtedness on a pro rata basis (based on amounts tendered). If only a portion of a note is purchased pursuant to an Asset Sale Offer, a new Security in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate). Securities (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

IRSA will comply with the requirements of Rule 14e-l under the Exchange Act and any other applicable securities laws in connection with the purchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the “Asset Sale” provisions set forth here, IRSA will comply with these laws and regulations and will not be deemed to have breached its obligations of this Indenture by doing so.

Upon completion of an Asset Sale Offer, the amount of Net Cash Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Securities and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied Net Cash Proceeds, IRSA and its Restricted Subsidiaries may use any remaining Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture.

If at any time any consideration other than cash or Cash Equivalents received by IRSA or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied or committed to be applied as described above within twenty-four (24) months of conversion or disposition.

Section 3.19. Limitation on Designation of Unrestricted Subsidiaries. IRSA may designate after the Issue Date any Subsidiary of IRSA as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2) at the time of and after giving effect to such Designation, IRSA could Incur $1.00 of additional Indebtedness pursuant to clause (l)(a) of Section 3.16;

(3) IRSA would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to the first paragraph of Section 3.17 or as a Permitted Investment in an amount (the “Designation Amount”) equal to the amount of IRSA’s Investment in such Subsidiary on such date, and

IRSA may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if:

(4) No Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(5) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

The Designation of a Subsidiary of IRSA as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary. All Designations and Revocations must be evidenced by resolutions of the Board of Directors of IRSA, delivered to the Trustee certifying compliance with the preceding provisions.

Section 3.20. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) Except as provided in paragraph (b) below, IRSA will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock to IRSA or any other Restricted Subsidiary or pay any Indebtedness owed to IRSA or any other Restricted Subsidiary;

(2) make loans or advances to IRSA or any other Restricted Subsidiary; or

(3) transfer any of its property or assets to IRSA or any other Restricted Subsidiary.

(b) Paragraph (a) above will not apply to encumbrances or restrictions existing under or by reason of:

(1) applicable law rule, regulation or order;

(2) this Indenture or the Securities of any series;

(3) the terms of any agreements governing Indebtedness in existence on the Issue Date, and any amendment, modification, restatement, renewal, restructuring, replacement or refinancing thereof;

(4) customary non-assignment provisions of any contract and customary provisions restricting assignment or subletting in any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien, in each case permitted to be Incurred under this Indenture;

(5) any instrument governing Acquired Indebtedness not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(6) restrictions with respect to a Restricted Subsidiary of IRSA imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary; provided that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

(7) the terms of any agreements governing Indebtedness of Alto Palermo S.A. or Shopping Alto Palermo S.A. permitted to be Incurred subsequent to the Issue Date in accordance with the covenant described above under the caption Section 3.16; provided that (i) such agreements permit Alto Palermo S.A. or Shopping Alto Palermo S.A., as the case may be, to pay annual dividends or make other distributions in respect of its Capital Stock (so long as (a) no default or event of default has occurred and is continuing under the relevant agreement, or would occur immediately after giving effect to such dividend or distribution and (b) Alto Palermo S.A. or Shopping Alto Palermo, as the case may be, has a Consolidated Interest Coverage Ratio or similar coverage ratio of at least 2.0 to 1) in an amount equal to at least 35% of the Consolidated Net Income of Alto Palermo S.A.

or Shopping Alto Palermo S.A., as the case may be, for the relevant fiscal year or (ii) the terms of such agreements, taken as a whole, do not have the effect of imposing restrictions on the payment of dividends to IRSA that are materially more restrictive than the restrictions on the making of Restricted Payments by IRSA in the Securities, as conclusively determined in good faith by the Board of Directors of IRSA;

(8) Liens permitted to be incurred under the provisions of the covenant described below under the caption Section 3.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(9) provisions limiting the payment of dividends in the organizational documents, shareholders’ agreements, joint venture agreements or similar documents of, or related to, Restricted Subsidiaries that are not Wholly Owned Subsidiaries or which have been entered into in the ordinary course of business with the approval of IRSA’s Board of Directors;

(10) restrictions contained in the terms of Purchase Money Indebtedness, mortgage financing or Capitalized Lease Obligations Incurred in the ordinary course of business; provided that such restrictions relate only to the assets acquired or financed with such Indebtedness;

(11) restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business; or

(12) customary restrictions imposed on the transfer of copyrighted or patented materials;

(13) net worth provisions in leases and other agreements entered into in the ordinary course of business;

(14) any restriction on the ability of a Restricted Subsidiary to pay dividends or make any other distributions or pay any Indebtedness to IRSA or any other Restricted Subsidiary during the continuance of a default or event of default under Indebtedness other than the Securities;

(15) an agreement governing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clauses (2), (3), (5) or (7) above; provided that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, taken as a whole, are no less favorable in any material respect to IRSA than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (3), (5) or (7), respectively, above; and

(16) restrictions customarily granted in connection with securitization, factoring or discounting involving receivables that are imposed in connection with a Receivables Transaction.

Section 3.21. Limitation on Liens. IRSA will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Liens (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness, without expressly providing that the Securities are secured equally and ratably with the obligations so secured for so long as such obligations are so secured.

Section 3.22. Limitation on Merger, Consolidation and Sale of Assets. IRSA will not, in a single transaction or series of related transactions, consolidate with or merge into, any Person (whether or not IRSA is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of IRSA’s properties and assets (determined on a consolidated basis for IRSA and its Restricted Subsidiaries), to any Person unless:

(a) either:

(1)IRSA shall be the surviving or continuing corporation, or

(2)the Person (if other than IRSA) formed by such consolidation or into which IRSA is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of IRSA and of IRSA’s Restricted Subsidiaries (the “Surviving Entity”):

(F) shall be a corporation, organized and validly existing under the laws of a Qualified Merger Jurisdiction, and

(G) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Securities and the performance and observance of every covenant of the Securities and the Indenture on the part of IRSA to be performed or observed.

For purposes of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of IRSA, the Capital Stock of which constitutes all or substantially all of the properties and assets of IRSA (determined on a consolidated basis for IRSA and its Restricted Subsidiaries), will be deemed to be the transfer of all or substantially all of the properties and assets of IRSA.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of IRSA and its Restricted Subsidiaries in accordance with this covenant, in which IRSA is not the continuing corporation, the Surviving Entity formed by such consolidation or into which IRSA is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, IRSA under the Indenture and the Securities with the same effect as if such Surviving Entity had been named as such. For the avoidance of doubt, compliance with this covenant will not affect the obligations of IRSA (including a Surviving Entity, if applicable) in Section 3.27, if applicable.

Section 3.23. Limitation on Guarantees. IRSA will not permit any of its Restricted Subsidiaries to guarantee any Indebtedness of IRSA, unless contemporaneously therewith (or prior thereto) express provision is made to guarantee the Securities on an equal and ratable basis with such guarantee for so long as such guarantee remains effective.

Section 3.24. Limitation on Transactions with Affiliates.

(1) IRSA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless:

(b) the terms of such Affiliate Transaction are not materially less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of IRSA;

(c) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of US$5.0 million, the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of IRSA (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

(d) in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value in excess of US$20.0 million, IRSA will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction (other than (i) loans or extensions of credit or (ii) transactions involving listed securities or whose terms can otherwise be verified by reference to publicly available information) to IRSA and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

(2) Paragraph (1) above will not apply to:

(e) Affiliate Transactions with or among IRSA and any Restricted Subsidiary or between or among Restricted Subsidiaries;

(f) fees and compensation paid to, and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of IRSA or any Restricted Subsidiary as determined in good faith by IRSA’s Board of Directors;

(g) Affiliate Transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially more disadvantageous to the Holders of the Securities, taken as a whole, than the original agreement as in effect on the Issue Date);

(h) any Restricted Payments and Permitted Investments made in compliance with Section 3.17; and

(i) loans and advances to officers, directors and employees of IRSA or any Restricted Subsidiary in the ordinary course of business in an aggregate principal amount not exceeding US$1.0 million at any time.

Section 3.25. Conduct of Business. IRSA and its Restricted Subsidiaries taken as a whole will remain primarily engaged in Permitted Businesses.

Section 3.26. Reports to Holders. For so long as the Securities remain outstanding, IRSA will:

(1) Provide the Trustee with copies of its (i) annual financial statements audited by an internationally recognized firm of independent public accountants within 135 days after the end of IRSA’s fiscal year and (ii) quarterly financial statements (including a balance sheet, income statement and statement of cash flow for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year) within sixty (60) days of the end of each of the first three (3) fiscal quarters of each fiscal year. Such annual and quarterly financial statements will be accompanied by a “management’s discussion and analysis” or other report of management providing an overview in reasonable detail of the results of operations and financial condition of IRSA and its Subsidiaries for the periods presented. English translations of the foregoing documents will be provided for any documents prepared in a language other than English.

(2) Provide the Trustee with copies (including English translations of documents prepared in a language other than English) of certain material public filings made with any securities exchange or securities regulatory agency or authority promptly after such filing; provided that IRSA will not be required to provide such copies of public filings which may be obtained from the Commission via the EDGAR System or its successor.

In addition, at any time when IRSA is not subject to Section 13 or 15(d) of the Exchange Act or is exempt from the reporting requirements thereunder pursuant to Rule 12g3-2(b) of the Exchange Act, IRSA will make available, upon request, to the Trustee the information required pursuant to Rule 144A(d)(4) under the Securities Act.

So long as the Securities are listed on Euro MTF, the alternative market of the Luxembourg Stock Exchange, IRSA will make available the information specified in clause (2) above at the specified office of the Luxembourg Paying Agent for the Securities.

Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including IRSA’s or any Subsidiary’s compliance with any of the covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 3.27. Change of Control. Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that IRSA purchase all or a portion (in integral multiples of US$1,000) of the Holder’s Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon through the date of purchase (the “Change of Control Payment”).

Within thirty (30) days following the date upon which the Change of Control Triggering Event occurred, IRSA must send, by first-class mail, a notice to each Holder, with a copy to the Trustee, offering to purchase the Securities as described above (a “Change of Control Offer”). The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date the notice is mailed, other than as may be required by law (the “Change of Control Payment Date”).

On the Change of Control Payment Date, IRSA will, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by IRSA.

If only a portion of a Security is purchased pursuant to a Change of Control Offer, a new Security in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Security (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate).

IRSA will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by IRSA and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described above under Section 10.1 unless and until there is a default in payment of the applicable redemption price.

In the event that holders of not less than 95% of the aggregate principal amount of the outstanding Securities accept a Change of Control Offer and IRSA or a third party purchases all of the Securities held by such holders, IRSA will have the right, on not less than thirty (30) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Securities that remain outstanding following such purchase at a purchase price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Securities that remain outstanding, to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

Holders, by acceptance of the Securities, are deemed to acknowledge that other existing and future Indebtedness of IRSA may contain prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require IRSA to repurchase the Securities upon a Change of Control may cause a default under such Indebtedness even if the Change of Control itself does not.

Holders, by acceptance of the Securities, are deemed to acknowledge that if a Change of Control Offer occurs, there can be no assurance that IRSA will have available funds sufficient to make the Change of Control Payment for all the Securities that might be delivered by Holders seeking to accept the Change of Control Offer. In the event IRSA is required to purchase outstanding Securities pursuant to a Change of Control Offer, IRSA expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations and any other obligations in respect of Senior Indebtedness. However, there can be no assurance that IRSA would be able to obtain necessary financing.

Holders will not be entitled to require IRSA to purchase their Securities in the event of a takeover, recapitalization, leveraged buyout or similar transaction which does not result in a Change of Control.

IRSA will comply with the requirements of Rule 14e-l under the Exchange Act and any other applicable securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 3.27, IRSA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by doing so.

Holders by acceptance of the Securities, are deemed to acknowledge that the definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of IRSA and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require IRSA to repurchase its Securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of IRSA and its Subsidiaries taken as a whole to another Person or group may be uncertain.

ARTICLE IV

Defaults and Remedies of the Trustee and Securityholders on Event of Default

Section 4.1. Events of Default. In case one or more of the following events (each an “Event of Default”) shall have occurred and be continuing with respect to the Securities of any Series:

(a) IRSA shall fail to pay any principal or interest (or Additional Amounts, if any) on the Securities of such Series on the date when it becomes due and payable in accordance with the terms thereof, and such failure shall continue for a period of seven days (in the case of principal) or fourteen days (in the case of interest or Additional Amounts, if any); or

(b) IRSA shall fail duly to perform or observe any other covenant or obligation applicable to such Series under this Indenture or contained in such Securities, and such failure shall continue for a period of ninety (90) days after written notice to that effect is received by IRSA or by IRSA and the Trustee from the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such Series; or

(c) IRSA or any of its Restricted Subsidiaries shall fail to pay when due principal of or interest on its or such Restricted Subsidiary’s Indebtedness in an aggregate past due principal amount of at least US$20,000,000 (or the then equivalent thereof in another currency at the time of determination) and such failure shall continue after the grace period, if any, applicable thereto, or any other event of default shall occur under any agreement or instrument relating to any such Indebtedness in an aggregate principal amount of at least US$20,000,000 (or the then equivalent thereof in another currency at the time of determination), and in each case such failure to pay or other event of default shall result in the acceleration of the maturity thereof; or

(d) one or more final judgments or decrees for the payment of money in excess of US$20,000,000 (or the equivalent thereof in another currency) in the aggregate (to the extent not covered by insurance) are rendered against IRSA or any of its Restricted Subsidiaries and are not discharged and, in the case of each such judgment or decree, there is a period of ninety (90) days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

(e) a court having jurisdiction enters a decree or order for (1) relief in respect of IRSA or any of its Significant Subsidiaries in an involuntary case under the Argentine Law No. 24,522, as amended (the “Bankruptcy Law”), or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (2) appointment of an administrator, receiver, trustee or intervenor for IRSA or any of its Significant Subsidiaries for all or substantially all of the property of IRSA or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or

(f) IRSA or any of its Significant Subsidiaries (a) commences a voluntary case under any the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consents to the appointment of or taking possession by an administrator, receiver, trustee or intervenor for IRSA or any of its Significant Subsidiaries for all or substantially all of the property of IRSA or any of its Significant Subsidiaries or (c) effects any general assignment for the benefit of creditors; or

(g) it becomes unlawful for IRSA to perform or comply with its payment obligations under the Securities of such Series and such condition shall continue for a period of ninety (90) days after written notice to that effect is received by IRSA or by IRSA and the Trustee from the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such Series;

then the Trustee shall, upon the request of the Holders of not less than 25% in aggregate principal amount of the Securities of such Series, by written notice to IRSA, declare all the Securities of such Series then Outstanding to be immediately due and payable. If an Event of Default set forth in Section 4.1(c) above has occurred and is continuing with respect to the Securities of any Series, such Event of Default shall be automatically rescinded and annulled once the event of default or payment default triggering such Event of Default pursuant to Section 4.1(c) shall be remedied or cured by IRSA and/or the relevant Subsidiary or waived by the holders of the relevant Indebtedness. No such rescission and annulment shall affect any subsequent Event of Default or impair any right consequent thereto. Upon any such declaration of acceleration, the principal of the Securities so accelerated and the interest accrued thereon and all other amounts payable with respect to such Securities shall become and be immediately due and payable.

At any time after a declaration of acceleration has been made with respect to the Securities of any Series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such Series, by written notice to IRSA and the Trustee, may rescind and annul such declaration and its consequences if (i) IRSA has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue installments of interest on the Securities of such Series, (B) the principal of (and premium, if any, on) any Securities of such Series which has become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefore by the terms of the Securities of such Series, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefore by the terms of the Securities of such Series, to the extent that payment of such interest is lawful and (D) all sums paid or advanced by the Trustee and the Agents hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Agents and their respective agents and counsel; and (ii) all Events of Default with respect to such Series of Securities, other than the nonpayment of the principal, premium or interest on the Securities of such Series that has become due solely because of such acceleration, have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

Section 4.2. Collection of Indebtedness by Trustee. IRSA covenants that (a) in case there shall be a default in the payment of any installment of interest (including Additional Amounts) on any of the Securities of any Series when such interest (including Additional Amounts) shall have become due and payable, and such default shall have continued for a period of fourteen (14) days or (b) in case there shall be a default in the payment of all or any part of the principal of any of the Securities of any Series when the same shall have become due and payable, whether upon maturity or by declaration or otherwise, and such default continues for a period of seven (7) days; then upon demand by the Trustee, IRSA will pay to the Trustee for the benefit of the Holders of any such Security the whole amount that then shall have become due and payable on any such Security for principal or interest (including Additional Amounts), as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate or rates of interest specified in any such Security); and in addition thereto, IRSA will pay such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to, and reimbursement of the expenses of, the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, as provided in Section 5.6, except as a result of its negligence or willful misconduct.

In case IRSA shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against IRSA or other obligor upon the Securities of such Series and collect in the manner provided by law out of the property of IRSA or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

All rights of action and of asserting claims under this Indenture or under the Securities of any Series may be enforced by the Trustee without the possession of any of the Securities of such Series or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities of the Series in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities of the Series in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any Series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.3. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of a Series of Securities shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (including Additional Amounts), upon presentation of the Securities of such Series in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee and/or any predecessor Trustee under Section 5.6; except for any such amounts that result from negligence or willful misconduct;

SECOND: To the payment of all amounts due to the Agents under Section 1.2;

THIRD: In case the principal of the Securities in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of overdue interest (including Additional Amounts) on such Securities in default in the order of the maturity of the installments of such interest (including Additional Amounts), with interest upon the overdue installments of interest (including Additional Amounts) at the rate or rates of interest specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

FOURTH: In case the principal of the Securities of such Series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all such Securities for principal and interest (including Additional Amounts), with interest upon the overdue principal, and upon overdue installments of interest (including Additional Amounts), at the rate or rates of interest specified in such Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities of such Series, then to the payment of such principal and interest (including Additional Amounts), without preference or priority of principal over interest (including Additional Amounts), or of interest over principal, or of any installment of interest over any other installment of interest, or of such Security over any other such Security, ratably to the aggregate of such principal and accrued and unpaid interest (including Additional Amounts); and

FIFTH: To the payment of the remainder, if any, to IRSA or any other Person lawfully entitled thereto of which the Trustee has received written notice.

Section 4.4. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 4.5. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case IRSA, the Holders and the Trustee shall, subject to applicable law, be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of IRSA, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 4.6. Limitations on Suits by Securityholders. Except as provided in Section 4.7, no Holder of any Security of any Series shall have any right by virtue or by availing itself of any provision of this Indenture or of the Securities of such Series, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of such Series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9; it being understood and intended that no one or more Holders of Securities of such Series shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities of such Series, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such Series.

Section 4.7. Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security (including Additional Amounts) on or after the respective due dates expressed in such Security, or to institute suit, including a summary judicial proceeding (acción ejecutiva individual) in Argentina pursuant to Article 29 of the Negotiable Obligations Law, for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.8. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 4.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

Section 4.9. Control by Securityholders. Subject to Section 5.1(e) hereof, the Holders of a majority in aggregate principal amount of the Securities of any Series at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such Series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and shall not expose the Trustee to personal liability and shall not be unduly prejudicial to the interests of Holders of the Securities of such Series not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 4.10. Waiver of Past Defaults. At a meeting duly convened at which a quorum is present as provided in Section 6.6, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such Series represented and voting at such meeting may, on behalf of the Holders of all the Securities of such Series, waive any past or present default or Event of Default with respect to such Series and its consequences, except a default in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Holder of Securities of such Series affected as provided in Section 7.2. In the case of any such waiver, IRSA, the Trustee and the Holders of the Securities of such Series shall be restored to their former positions and rights hereunder, respectively.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred with respect to such Series, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred with respect to such Series for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon or affect any other Series of Securities.

Section 4.11. Payments after a Default. Upon the occurrence of an Event of Default with respect to the Securities of a Series and the subsequent declaration by the Trustee that the principal amount of all the Securities of such Series is due and payable immediately, the Trustee may by notice in writing: (a) to IRSA and any Paying Agent, require each Paying Agent to deliver all Securities of such Series and all moneys, documents and records held by it with respect to the Securities of such Series to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any Paying Agent to act as agent of the Trustee under this Indenture and the Securities of such Series, and thereafter to hold all Securities of such Series and all moneys, documents and records held by it in respect to such Securities of such Series to the order of the Trustee; provided that the Trustee shall not thereby become obligated, or have any obligation, to compensate or indemnify such Paying Agent or to reimburse such Paying Agent for any expense.

Section 4.12. Notice of Events of Default. If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Event of Default within 90 days after it occurs unless such Event of

Default shall have been cured or waived. Except in the case of a default in payment on any Security, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

ARTICLE V

Concerning the Trustee

Section 5.1. Duties and Responsibilities of the Trustee. (a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and in the Trust Indenture Act, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Trust Indenture Act, and use the same degree of care and skill in its exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligence or willful misconduct, except that

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) none of the provisions contained in this Indenture shall require the Trustee to expend, advance or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Section 5.1.

(e) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.

Section 5.2. Certain Rights of the Trustee. Subject to Section 5.1:

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of IRSA mentioned herein shall be sufficiently evidenced by a Company Order (unless other evidence in respect thereof is herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary of the Board of Directors of IRSA;

(c) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, guarantee, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee, the Trustee may require from the Securityholders indemnity satisfactory to the Trustee against such costs, expenses or liabilities as a condition to proceeding; the reasonable costs, expenses and liabilities of every such investigation shall be paid by IRSA or, if paid by the Trustee or any predecessor trustee, shall be repaid by IRSA promptly upon demand;

(e) the Trustee may consult with counsel at IRSA’s expense and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(f) the Trustee may execute any of its powers or perform any of its duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any negligence or willful misconduct on the part of any such agent or attorney appointed with due care by it hereunder; and

(g) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder as Co-Registrar, Principal Paying Agent, Exchange Rate Agent and Transfer Agent.

Section 5.3. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication and the seventh and eight recitals to this Indenture, shall be taken as the statements of IRSA, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture, of any offering materials or of the Securities, except for the seventh and eight recitals to this Indenture. The Trustee shall not be accountable for the use or application by IRSA of any of the Securities or of the proceeds thereof.

Section 5.4. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of IRSA or the Trustee, in its individual or any other capacity, may become the owner or pledgee of the Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with IRSA and receive, collect, hold and retain collections from IRSA with the same rights it would have if it were not the Trustee or such agent. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one Series.

Section 5.5. Moneys Held By Trustee. Subject to the provisions of Section 9.4, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust as provided in the Trust Indenture Act for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any agent of IRSA or the Trustee shall be under any liability for interest on or investment of any moneys received by it hereunder.

Section 5.6. Compensation and Indemnification of Trustee and Its Prior Claim. IRSA covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, (a) US$5,000 or such other amount as shall be agreed in writing by IRSA and the Trustee (such compensation not to be limited by any provision of law in regards to the compensation of a trustee of an express trust) and (b) reimbursement of its reasonable, documented and invoiced out-of-pocket expenses, disbursements and advances (including the reasonable fees and expenses, disbursements and advances of its agents and counsel) incurred by it in connection with the services rendered by it hereunder.

IRSA also covenants to indemnify and defend the Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its counsel) arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and the performance of its duties and the exercise of its rights hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability or expense is due to its own negligence or willful misconduct. The obligations of IRSA under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive payment of the Securities, the resignation or removal of such Trustee and/or the satisfaction and discharge of this Indenture. As security for the performance of IRSA’s obligations under this Section, the Trustee shall have a lien prior to the Securities on all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

Section 5.7. Preferential Collection of Claims Against IRSA. If and when the Trustee shall be or become a creditor of IRSA (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against IRSA (or any such other obligor).

Section 5.8. Right of Trustee to Rely on Officers’ Certificate, etc. Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof shall be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warranty to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 5.9. Persons Eligible for Appointment as Trustee. The Trustee for the Securities hereunder shall at all times be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having a combined capital and surplus of at least US$50,000,000, authorized under the laws of the jurisdiction in which it is doing business to exercise corporate trust powers, and subject to supervision or examination by federal, state, territorial or other governmental authority. If such Person publishes reports of condition at least annually, pursuant to the law or to the requirements of such federal, state, territorial or other governmental authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 5.10. Resignation and Removal; Appointment of Successor Trustee. (a) Subject to Section 5.10(d), the Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to the Securities of any Series by giving thirty (30) days’ written notice of resignation to IRSA. If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 5.10. Upon receiving such notice of resignation, IRSA shall promptly appoint a successor trustee or trustees with respect to the Securities of such Series by written instrument in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to the Securities of such Series and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or the Holders of at least 10% in aggregate principal amount of the Securities of such Series may petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.9 and shall fail to resign after written request therefor by or on behalf of IRSA or by any Securityholder; or

(ii) the Trustee shall become incapable of acting with respect to the Securities of any Series, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) IRSA may, by a resolution of the Board of Directors, remove the Trustee with respect to the Securities of such Series and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or (ii) the Holders of at least 10% in aggregate principal amount of the Securities of such Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such Securities. Such court may thereupon, after such notice, if any, as it may deem proper and as it may prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of any Series at the time Outstanding may at any time remove the Trustee with respect to such Securities and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to IRSA the evidence provided for in Section 6.1 of the action in that regard taken by such Securityholders.

(d) Any resignation or removal of the Trustee with respect to any Securities and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.10 shall not become effective prior to acceptance of appointment by the successor trustee as provided in Section 5.11.

Section 5.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.10 shall execute and deliver to IRSA and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to the Securities of such Series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to the Securities of such Series of its predecessor hereunder, with like effect as if originally named as trustee for the Securities of such Series hereunder; but, nevertheless, on the written request of IRSA or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, IRSA shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

Upon acceptance of appointment by any successor trustee as provided in this Section 5.11, IRSA shall give, at its expense, notice thereof to the Securityholders as specified in Section 12.5 and the CNV, which notice shall include the name of the successor trustee and the address of its Corporate Trust Office. If IRSA fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of IRSA.

No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article, to the extent operative.

Section 5.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to substantially all the corporate trust business of the Trustee, including this transaction, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that such Person shall be eligible under the provisions of Section 5.9.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force as provided in the Securities or in this Indenture as the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 5.13. Representative of the Trustee in Argentina. As long as it is required by Argentine law or by the CNV, the Trustee will have a representative in Argentina for the sole purpose of receiving notices from the CNV and/or Holders. Banco Río de la Plata S.A. will initially act as the Representative of the Trustee in Argentina for such purposes. The Representative of the Trustee in Argentina accepts its appointment in relation to the Securities and shall perform all matters expressed to be performed by it in, and otherwise comply with, the provisions of Section 5.14.

Section 5.14. Application to Agents and to the Representative of the Trustee in Argentina. The Representative of the Trustee in Argentina need perform only those duties that are specifically set forth in this Section 5.14, and such duties shall be determined solely by the express provisions of this Section 5.14, or as Representative of the Trustee in Argentina may agree in writing from time to time with the Trustee and IRSA. No implied covenants or obligations shall be read into this Section 5.14, against the Representative of the Trustee in Argentina. The Representative of the Trustee in Argentina shall have only the rights and powers stated below. It is further acknowledged that the Representative of the Trustee in Argentina is not and shall not be considered as if it were the Trustee’s general attorney.

The duties of the Representative of the Trustee in Argentina up to the date hereof are solely to: (i) receive from Holders, IRSA, the Agents and any governmental or regulatory authority or entity, all letters, claims, requests, memoranda or any other document required by Argentine law or by the CNV Rules to be sent to, and received by, the Trustee, (ii) within seventy-two (72) hours of receipt, notify and/or deliver to the Trustee by facsimile all such letters, claims, requests, memoranda or documents, and (iii) following the express instructions of the Trustee, respond to or answer such letters, claims, requests, memoranda or documents.

The Representative in Argentina shall not be liable for any action it takes or omits to take in good faith, which it believes to be authorized or within its discretion, rights or powers.

IRSA shall pay to the Representative of the Trustee in Argentina from time to time, and the Representative of the Trustee in Argentina shall be entitled to, such compensation for its acceptance of this Section 5.14 and its services hereunder. The fees of the Representative of the Trustee in Argentina shall be such amount as agreed upon in writing by IRSA and the Representative of the Trustee in Argentina. IRSA shall reimburse the Representative of the Trustee in Argentina promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Representative of the Trustee in Argentina’s agents, counsel and other persons not regularly in its employ.

IRSA agrees to indemnify the Representative of the Trustee in Argentina for, and to hold it harmless against, any loss, liability or expense, including, without limitation, the fees and expenses of legal counsel, reasonably incurred without negligence, bad faith or wilful misconduct on its part, arising out of or in connection with the acceptance of its commitments hereunder, the performance of its duties hereunder and/or the exercise of its rights hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

ARTICLE VI

Concerning the Securityholders

Section 6.1. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and IRSA, if made in the manner provided in this Article.

Section 6.2. Proof of Execution of Instruments and of Holding of Securities; Record Date. The execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with Section 6.6 and such reasonable applicable rules and regulations or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register maintained pursuant to Section 2.10. IRSA, by or pursuant to a resolution of its Board of Directors, may set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice in writing to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than sixty (60) days nor less than ten (10) days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 6.3. Holders to Be Treated as Owners. IRSA, the Trustee, the Agents and any agent of IRSA, the Trustee or the Agents may deem and treat any Person in whose name any Security shall be registered upon the Register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security (including Additional Amounts) and for all other purposes; and none of IRSA, the Trustee, any Agent and any agent of IRSA, the Trustee or any Agent shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent IRSA, the Trustee, the Agents or any agent of IRSA, the Trustee or any Agent, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as Holder of such Global Security, or impair, as between such depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee), as Holder of such Global Security.

Section 6.4. Securities Owned by IRSA Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have concurred in any request, consent or waiver under this Indenture, Securities that are owned by IRSA or any of its Subsidiaries or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, consent or waiver, only Securities that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not IRSA or any of its Subsidiaries or any other obligor upon such Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, IRSA shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by IRSA to be owned or held by or for the account of any of the above-described Persons, and the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

Section 6.5. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities or of the percentage of votes cast, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon IRSA, the Trustee and the Holders of all the Securities affected by such action.

Section 6.6. Securityholders’ Meetings. (a) Each of IRSA (through the Board of Directors or the Supervisory Committee of IRSA) and the Trustee may at any time call a meeting of the Holders of the Securities of any Series for the purpose of entering into a supplemental indenture as provided in Section 7.2 or waiving a past default as provided in Section 4.10. In addition, a meeting of the Holders of Securities of a Series may be called by the Trustee or IRSA (through the Board of Directors or the Supervisory Committee of IRSA) at its discretion or upon the request of the Holders of at least 5% in aggregate principal amount of the Outstanding Securities at the time or of the Outstanding Securities of a Series, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Securities of a Series to be made, given or taken by the Holders of such Securities, including the modification of any of the terms and conditions of the Securities. In the case of a request to call a meeting by Holders, IRSA shall notify the Trustee in writing of such request. In the event the Board of Directors or the Supervisory Committee of IRSA shall fail to call a meeting requested by the Trustee or the Holders as provided in the immediately preceding sentence, the meeting may be called by the CNV or by a competent court at the request of the Holders of the Securities. The meetings will be held in the City of Buenos Aires; provided that IRSA or the Trustee may determine to hold any such meetings in New York City and/or London. In any case, meetings shall be held at such time and at such place in any such city as IRSA or the Trustee shall determine. Any resolution passed at a meeting convened in London or New York City shall be binding on all Holders of Securities of any Series, as the case may be (whether present or not at such meeting), only upon ratification by a meeting of such Holders held in the City of Buenos Aires in accordance with the Negotiable Obligations Law. The Indenture contains provisions for Holders present or represented at meetings of Holders convened in London or New York City to appoint representatives at meetings of Holders in the City of Buenos Aires. Subject as aforesaid, any resolution duly passed will be binding on all Holders of Securities of any Series, as the case may be (whether or not they were present at the meeting at which such resolution was passed). If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within forty (40) days from the date such request is received by the Trustee or IRSA, as the case may be. Notice of any meeting of Holders of Securities of any Series (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than ten (10) days nor more than thirty (30) days prior to the date fixed for the meeting in the Official Gazette of Argentina, in one other newspaper of general circulation in Argentina and in a newspaper published in the English language and of general circulation in New York City, and also in the manner provided under Section 12.5 and any publication thereof shall be for five (5) consecutive Business Days in each place of publication. To be entitled to vote at any meeting of Securityholders a Person shall be (i) a Holder of one or more Securities as of the relevant record date determined pursuant to Section 6.2 or (ii) a Person appointed by an instrument in writing as proxy by such a Holder of one or more Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of IRSA and its counsel and the Trustee and its counsel. With respect to all matters not contemplated in this Indenture, meetings of Securityholders will be held in accordance with Argentine Companies Law.

(b) The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Outstanding Securities of a Series and at any reconvened adjourned meetings will be the persons present at such reconvened adjourned meeting. At a meeting or a reconvened adjourned meeting duly convened and at which a quorum is present, any resolution to modify or amend, or to waive compliance with, any provision of the Securities of any Series (other than items requiring consent of each Holder of a Security) will be validly passed and decided if approved by the persons entitled to vote a majority in aggregate principal amount of the Securities of such Series then Outstanding represented and voting at the meeting. Any instrument given by or on behalf of any Holder of a Security in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Security. Any modifications, amendments or waivers to the Indenture or to the Securities of a Series will be conclusive and binding upon all Holders of Securities of such Series whether or not they have given such consent or were present at any meeting, and on all Securities of such Series, provided that no such modifications, amendments or waivers, without consent of each Holder of a Security of such Series at the time Outstanding, shall affect any of the items included in Section 7.02.

(c) Any Securityholder who has executed an instrument in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Securityholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Securityholders of a Series duly held in accordance with this Section shall be binding on all the Securityholders of such Series whether or not present or represented at the meeting.

(d) The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed or certified by any notary public, bank or trust company or judicially certified in the manner provided under Argentine law. The following persons may not act as proxies: members of the Board of Directors or of the Supervisory Committee of IRSA and managers and other employees of IRSA. The holding of Securities shall be proved by the Register maintained in accordance with Section 2.10; provided that the holding of a beneficial interest in a DTC Global Security shall be proved by a certificate or certificates of DTC and the holding of a beneficial interest in an Euroclear/Clearstream Global Security shall be proved by a certificate or certificates of Euroclear or Clearstream, as the case may be, or the Common Depositary therefor.

(e) A representative of the Trustee shall act as the chairman of the meeting. If the Trustee fails to designate a representative to act as chairman of the meeting, IRSA shall designate a member of the Supervisory Committee to act as chairman of the meeting. If IRSA fails to designate such a person, the Chairman of the meeting shall be (i) a person elected by vote of the Holders of a majority in aggregate principal amount of the Securities of the relevant Series represented at the meeting, (ii) a representative of the CNV, at the request of the Holders of Securities or (iii) a person appointed by a competent court. If the meeting is called by the CNV or by a competent court upon request of the Holders of the Securities, the CNV or the competent court shall designate a person to act as chairman. The secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Securities of the relevant Series represented at the meeting. At any meeting of Securityholders of any Series, each Securityholder of such Series or proxy shall be entitled to cast one vote for each U.S. dollar or Dollar Equivalent in principal amount of the Securities held by such Holder or represented by such proxy. Notwithstanding the foregoing, at any meeting of Holders of more than one Series of Securities, a Holder of a Security which does not specify regular payments of interest, including without limitation, original issue discount Securities, shall be entitled to one vote at any such meeting for each U.S. dollar or Dollar Equivalent of the redemption value of such Security calculated as of the date of such meeting. Where Securities are denominated in one or more currencies other than U.S. dollars, the Dollar Equivalent of such Securities shall be calculated at the Exchange Rates on the date of such meeting or, in the case of written consents or notices, on such dates as IRSA shall designate for such purpose. No vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder or proxy. Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(f) The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballot on which shall be subscribed the signatures of the Securityholders or proxies and on which shall be inscribed the serial number or numbers of the Securities held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to IRSA and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

(g) If and for so long as the Securities of any Series are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, the BASE or any other securities exchange, and for negotiation in the MAE, meetings of Holders of such Securities and notices thereof shall comply with the applicable rules of the Luxembourg Stock Exchange, the BASE, the MAE or such securities exchange, as applicable.

Section 6.7. IRSA to Furnish the Trustee Names and Addresses of Holders. IRSA shall furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than fifteen (15) days after each Regular Record Date with respect to each Series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such Series as of such Regular Record Date; and

(b) at such other times as the Trustee may reasonably request in writing, within thirty (30) days after the receipt by IRSA of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Co- Registrar.

Section 6.8. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.7 and the names and addresses of Holders received by the Trustee in its capacity as Co- Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.7 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with IRSA and the Trustee that neither IRSA nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 6.9. Reports by the Trustee. Subsequent to the qualification of this Indenture under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Subsequent to the qualification of this Indenture under the Trust Indenture Act, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a) (but if no event described in Section 313(a) has occurred within the twelve (12) months preceding the reporting date, no report need be transmitted).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed, with the SEC and with IRSA. IRSA shall promptly notify the Trustee in writing when any Securities are listed on any securities exchange.

Section 6.10. Reports by IRSA. IRSA shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including IRSA’s compliance with any of their respective covenants hereunder.

ARTICLE VII

Supplemental Indentures

Section 7.1. Supplemental Indentures Without Consent of Securityholders. IRSA, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for one or more of the following purposes:

(a) adding to the covenants of IRSA such further covenants, restrictions, conditions or provisions as are for the benefit of the Holders of the Securities of any Series;

(b) surrendering any right or power conferred upon IRSA hereunder;

(c) securing the Securities of any Series pursuant to the requirements thereof or otherwise;

(d) evidencing the succession of another Person to IRSA and the assumption by any such successor of the covenants and obligations of IRSA in the Securities and in this Indenture pursuant to Article VIII;

(e) establishing the form or terms of Securities of any new Series as permitted by Sections 2.1 and 2.3;

(f) complying with any requirement of the CNV, the BASE and the MAE in order to effect and maintain the qualification of this Indenture;

(g) complying with any requirements of the SEC in order to qualify this Indenture under the Trust Indenture Act;

(h) making any modification which is of a minor or technical nature or correcting or supplementing any ambiguous, inconsistent or defective provision contained in this Indenture or in the Securities of any Series; or

(i) making any other modification or granting any waiver or authorization of any breach or proposed breach hereunder of any of the terms and conditions of the Securities of any Series or any other provisions of this Indenture applicable to such Series in any manner which does not adversely affect the interest of the Holders of Securities of such Series in any material respect.

The Trustee is hereby authorized to join with IRSA in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture that adversely affects the Trustee’s own or any Agent’s rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 7.2.

Promptly after the execution by IRSA and the Trustee of any supplemental indenture pursuant to the provisions of this Section, IRSA at its expense may give notice thereof to the Holders of the relevant Series as specified in Section 12.5, and shall give notice to the CNV, the BASE and the MAE, as applicable, setting forth in general terms the substance of such supplemental indenture. Any failure of IRSA or the Trustee to give notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 7.2. Supplemental Indentures With Consent of Securityholders. Without limiting the provisions of Section 7.1, IRSA, when authorized by a resolution of the Board of Directors of IRSA, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities of any Series or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of any Series, with the affirmative vote, at a meeting of Holders of such Series or an adjourned meeting duly convened at which a quorum is present as provided in Section 6.6, of a majority in aggregate principal amount of the Securities of such Series then Outstanding represented and voting at such meeting; provided that no such supplemental indenture shall, without the consent of each Holder of a Security of a Series adversely affected thereby, (a) extend the due date for the payment of principal of, premium, if any, or any installment of interest on any such Security, (b) reduce the principal amount of, the portion of such principal amount which is payable upon acceleration of the maturity of, the rate of interest on or the premium payable upon redemption of any such Security, (c) reduce the obligation of IRSA to pay Additional Amounts on any such Security, (d) shorten the period during which IRSA is not permitted to redeem any such Security, or permit IRSA to redeem any such Security if, prior to such action, IRSA is not permitted to do so, (e) amend the circumstances under which the Securities of such Series may be redeemed, (f) change the Specified Currency in which or the required places at which any such Security or the premium or interest thereon is payable, (g) reduce the percentage of aggregate principal amount of such Securities necessary to modify, amend or supplement this Indenture or such Securities, or for waiver of compliance with certain provisions thereof or for waiver of certain defaults, (h) reduce the percentage of aggregate principal amount of Outstanding Securities required for the adoption of a resolution or the quorum required at any meeting of Holders of such Securities at which a resolution is adopted or (i) modify any of the provisions of this Section or Sections 4.10 or 6.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security adversely affected thereby.

Upon the request of IRSA and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 6.1, the Trustee shall join with IRSA in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by IRSA and the Trustee of any supplemental indenture pursuant to the provisions of this Section, IRSA at its expense shall give notice thereof to the Holders as provided in Section 12.5, and to the CNV, setting forth in general terms the substance of such supplemental indenture. If IRSA shall fail to give such notice to the Holders within fifteen (15) days after the execution of such supplemental indenture and a Responsible Officer of the Trustee shall have notice of such failure, the Trustee shall give notice to the Holders as provided in Section 12.5 and to the CNV at the expense of IRSA.

Section 7.3. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof and upon receipt of any necessary approval of the CNV, this Indenture and the Securities of the applicable Series shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture with respect to the applicable Series of Securities of the Trustee, IRSA and the Holders of Securities of such Series shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 7.4. Conformity with Trust Indenture Act. Subsequent to the qualification of this Indenture under the Trust Indenture Act, every supplemental indenture in respect of a Series registered or to be registered under the Securities Act executed pursuant to this Article VII shall conform to the requirements of the Trust Indenture Act.

Section 7.5. Documents to Be Given to the Trustee. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate, an Opinion of Counsel and copies of resolutions of the Board of Directors as conclusive evidence that any supplemental indenture executed pursuant to this Article VII has been duly authorized by IRSA, complies with the applicable provisions of this Indenture and is authorized or permitted by the terms of this Indenture.

Section 7.6. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may and shall if required by the Trustee, bear a notation in form and manner approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If IRSA or the Trustee shall so determine, new Securities modified so as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by IRSA at its expense, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.

Section 7.7. Conformity with Negotiable Obligations Law. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Negotiable Obligations Law and Joint Resolution No. 470-1738/2004, as then in effect.

ARTICLE VIII

Merger, Consolidation, Sale or Conveyance

Section 8.1. IRSA May Consolidate, etc, on Certain Terms. IRSA covenants that it will not merge, consolidate or amalgamate with or into, or convey or transfer or lease all or substantially all of its properties and assets, whether in one transaction or a series of transactions, to any Person, unless:

(a) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(b) any Person formed by any such merger, consolidation or amalgamation, or the Person which acquires by conveyance or transfer, or which leases, such properties and assets (the “Successor Person”) (i) is a corporation organized and validly existing under the laws of Argentina, the United States, or any other country that is a member country of the European Union or any political subdivision thereof and (ii) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee; the due and punctual payment of the principal of, and interest on (including Additional Amounts, if any, that may result due to withholding by any authority having the power to tax to which the Successor Person is or may be subject) all of the Securities and the due and punctual performance of all of the other obligations of IRSA under the Securities and this Indenture and any Registration Rights Agreement;

(c) the Successor Person agrees to indemnify each Holder against any tax, assessment or governmental charge thereafter imposed on such Holder by a Government Agency solely as a consequence of such consolidation, merger, amalgamation, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the Securities; and

(d) the Successor Person (except in the case of leases), if any, succeeds to and becomes substituted for IRSA with the same effect as if it had been named in the Securities as IRSA.

Section 8.2. Successor Person Substituted. In case of any such consolidation, merger, sale, transfer, lease or other conveyance, such Successor Person shall succeed to and be substituted for IRSA, with the same effect as if it had been named herein. Such Successor Person may cause to be signed, and may issue either in its own name or in the name of IRSA, prior to such succession any or all of the Securities issuable hereunder that theretofore shall not have been signed by IRSA and delivered to the Trustee; and, upon the order of such Successor Person instead of IRSA and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the Authorized Person of IRSA to the Trustee for authentication, and any Securities that such Successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, transfer, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) and assumption by the Successor Person, IRSA shall be discharged from all obligations and covenants under this Indenture and the Securities to be performed by IRSA and may be liquidated and dissolved.

No Successor Person shall have the right to redeem any Securities Outstanding unless IRSA would have been entitled to redeem such Securities pursuant to this Indenture in the absence of any such merger, consolidation, sale, transfer, lease or conveyance permitted under Section 8.1.

Section 8.3. Documents to Trustee. The Trustee may request an Opinion of Counsel stating that any such consolidation, merger, sale, transfer, lease or other conveyance or disposition, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture, the Securities and applicable law and an Opinion of Counsel and an Officers’ Certificate stating that all conditions precedent (including the adoption of any appropriate resolution by the Board of Directors) relating to such transaction have been met in all material respects, and the Trustee may rely on such Opinion of Counsel and Officers’ Certificate as conclusive evidence of the matters described therein.

ARTICLE IX

Satisfaction and discharge of indenture; Unclaimed Moneys

Section 9.1. Satisfaction and Discharge of Indenture. If at any time (a) IRSA shall have paid or caused to be paid the principal of and interest on all the Securities (including Additional Amounts) Outstanding hereunder (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.11) as and when the same shall have become due and payable, or (b) IRSA shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.11 or (c) (i) all the Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one (1) year or are to be called for redemption within one (1) year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) IRSA shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any Paying Agent to IRSA in accordance with Sections 9.3 or 9.4) sufficient to pay at maturity or upon redemption all Securities (other than any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.11) not theretofore delivered to the Trustee for cancellation, including principal and interest (including Additional Amounts) due or to become due on or prior to such date of maturity or redemption, as the case may be, and if, in any such case, IRSA shall also pay or cause to be paid all other sums payable hereunder by IRSA with respect to the Securities, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, exchange and replacement of Securities, and IRSA’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon (including Additional Amounts), and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (iv) the rights, protections, indemnities, obligations and immunities of the Trustee, each of the Agents and the Representative of the Trustee in Argentina hereunder and (v) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on written demand of IRSA accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of IRSA, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. IRSA agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred (including reasonable fees and expenses of counsel) and to compensate the Trustee for any services thereafter rendered by the Trustee in accordance with the terms of this Indenture or the Securities. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of IRSA to the Trustee under Sections 3.4(b) and 5.6 shall survive.

Section 9.2. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.4, all moneys deposited with the Trustee pursuant to Section 9.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including IRSA acting as its own paying agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon as principal and interest (including Additional Amounts); but such money need not be segregated from other funds except to the extent required by law and the Trustee shall have no liability for interest thereon or the investment thereof.

Section 9.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Securities, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Securities shall, upon demand of IRSA, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Security (including Additional Amounts) and not applied but remaining unclaimed for two (2) years after the date upon which such principal or interest (including Additional Amounts) shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to IRSA, upon written request, by the Trustee or such Paying Agent, and the Holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to IRSA for any payment that such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

ARTICLE X

Redemption and Repurchase of Securities

Section 10.1. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities to be redeemed as a whole or in part at the option of IRSA pursuant to the terms of such Securities established as contemplated by Section 2.3 shall be given to Holders as specified in Section 12.5 and to the CNV. Such notice shall specify the provision pursuant to which the redemption is being made, the principal amount of each Security held by such Holders to be redeemed, the date fixed for redemption (the “Optional Redemption Date”), the redemption price, the place or places of payment, the CUSIP, ISIN, Common Code or other identifying codes, if any, that no representation is made as to the correctness or accuracy of the CUSIP, ISIN, Common Code or other identifying codes listed on such notice or printed on such Securities, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption and any Additional Amounts will be paid as specified in such notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and any other matter required to be specified therein by Argentine law or regulation. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

IRSA shall deliver to the Trustee any notice of redemption specifying the information set forth above at least thirty (30) days prior to the date on which such notice of redemption will be mailed (and forty-five (45) days prior to such date if the notice of redemption must be published) together with an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed. The notice of redemption of Securities to be redeemed at the option of IRSA shall be given to Holders by IRSA or, at IRSA’s request, by the Trustee in the name and at the expense of IRSA at least thirty (30) days but not more than sixty (60) days before the date of redemption (unless otherwise specified pursuant to the terms of such Securities established as contemplated by Section 2.3). Such notice shall be irrevocable.

If and for so long as the Securities are listed on the Luxembourg Stock Exchange for trading on the EuroMTF or any other securities exchange and the rules of the relevant securities exchange so require, IRSA shall, once in each year in which there has been a partial redemption of the Securities, cause to be published in a leading newspaper of general circulation in Luxembourg, which is expected to be the d’ Wort, or as specified by such other securities exchange, a notice specifying the aggregate principal amount of Securities Outstanding and a list of the Securities drawn for redemption but not surrendered.

On or before 10:00 AM (New York City time) one (1) Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, IRSA will deposit with the Trustee (or, if IRSA is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption and any Additional Amounts.

If less than all the Securities of a Series are to be redeemed at the option of IRSA, the particular Securities of such Series to be redeemed shall be selected by the Trustee from the Outstanding Securities of such Series not previously called for redemption individually by lot (and in the case of Securities represented by a Global Security, in accordance with the provisions of DTC, Euroclear or Clearstream, as the case may be) not more than sixty (60) days prior to the date fixed for redemption and a list of the Securities called for redemption will be notified to IRSA and the Holders in accordance with Section 12.5 not less than thirty (30) days prior to such date. Upon any partial redemption of Securities of such Series, the Trustee shall (a) in the case of Securities represented by a DTC Global Security, cancel the existing DTC Global Security or Securities and authenticate and hold as custodian for DTC a new DTC Global Security or Securities, as applicable, to reflect the aggregate principal amount of Securities of such Series Outstanding after such redemption and (b) in the case of Certificated Securities, to the extent required, authenticate and deliver in exchange therefor one or more Securities of such Series, of any authorized denomination as requested by the Holder thereof, in an aggregate principal amount equal to the unredeemed portion of the principal of such partially redeemed Security. In the case of Securities represented by an Euroclear/Clearstream Global Security, the Common Depositary shall cancel the existing Euroclear/Clearstream Global Security or Securities, and the Trustee shall authenticate and the Common Depositary shall hold as custodian for Euroclear and Clearstream a new Euroclear/Clearstream Global Security or Securities, as applicable, to reflect the aggregate principal amount of Securities of such Series Outstanding after such redemption. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities or any multiple thereof. The Trustee shall promptly notify IRSA in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

Section 10.2. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption and any Additional Amounts, and on and after said date (unless IRSA shall default in the payment of such Securities at the redemption price, together with interest accrued to said date and any Additional Amounts) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest accrued to the date fixed for redemption and any Additional Amounts. On presentation and surrender, pursuant to the terms of such Securities, of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by IRSA at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption and any Additional Amounts; provided that any payment of interest becoming due on the date fixed for redemption and any Additional Amounts shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4.

From and after the redemption date, if moneys for the redemption of the Securities called for redemption shall have been made available as provided herein for redemption on the redemption date, such Securities shall cease to bear interest, and the only right of the Holders of such Securities shall be to receive payment of the redemption price and all unpaid interest accrued to the date of redemption and any Additional Amounts.

Notwithstanding any provision to the contrary in this Section 10.2, if any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate specified in the Security.

Upon presentation of any Security redeemed in part only, IRSA shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of IRSA, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 10.3. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least thirty (30) days prior to the date on which notice of redemption will be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) IRSA or (b) a Person specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with IRSA.

Section 10.4. Redemption at the Option of IRSA for Taxation Reasons. The Securities of any Series may be redeemed at the option of IRSA in whole, but not in part, at any time, on giving not less than thirty (30) nor more than sixty (60) days’ written notice (which shall be irrevocable) to the Trustee and the CNV, at the principal amount thereof (or, in the case of original issue discount Securities, at the Amortized Face Amount thereof), if, as a result of any change in, or amendment to, the laws (or any regulations or rulings issued thereunder) of Argentina or any political subdivision of or any taxing authority in Argentina or any change in the application, administration or official interpretation of such laws, regulations or rulings, including without limitation the holding of a court of competent jurisdiction, IRSA has or will become obligated to pay Additional Amounts or Argentine Taxes on or in respect of such Securities, which change or amendment becomes effective on or after the date of issuance of the Securities of such Series, and IRSA determines in good faith that such obligation cannot be avoided by IRSA taking reasonable measures available to it. Prior to the distribution of any notice of redemption pursuant hereto, IRSA shall deliver to the Trustee an Officers’ Certificate and, if so specified in the resolutions of the Board of Directors or an indenture supplemental hereto relating to the Securities of such Series, an opinion of an independent Argentine legal counsel of nationally recognized standing in such tax matters, stating that IRSA has or will become obligated to pay Additional Amounts or Argentine Taxes as a result of such change or amendment and that such obligation cannot be avoided by IRSA taking reasonable measures available to it. The Trustee shall be entitled to accept such certificate and, if so specified in the resolutions of the Board of Directors or an indenture supplemental hereto relating to the Securities of such Series, opinion of counsel as sufficient evidence of the satisfaction of the conditions contained in the second preceding sentence.

Section 10.5. Redemption at the Option of Holders. In the event that the terms of the Securities of any Series permit the Holders thereof, at their option, to cause IRSA to repurchase such Securities, upon the Holder of any Security giving to IRSA not more than sixty (60) nor less than thirty (30) days’ notice (or such other notice as is specified in the terms of such Securities) in accordance with Section 12.5, which notice shall be irrevocable, IRSA shall, upon the expiry of such notice, repurchase such Security, subject to, and in accordance with, the terms of such Security on the date and at the amount specified in or determined in the manner specified in such Securities, in whole but not in part, together with accrued interest (if any) to the date fixed for such repurchase. In accordance with the provisions hereof relating to payment on redemption at the option of IRSA, IRSA shall arrange with the Trustee (and each Paying Agent for such purpose, if applicable) for the provision of funds sufficient to make payments to such Holders in respect of such repurchases from time to time.

ARTICLE XI

Defeasance

Section 11.1. IRSA’s Option to Effect Total Defeasance or Partial Defeasance. IRSA may at its option, by written notice executed by an Authorized Person of IRSA delivered to the Trustee, elect to have either Section 11.2 or Section 11.3 applied to any Series of Securities, or to any portion of such Series, as the case may be, unless otherwise designated pursuant to the terms of such Securities established as set forth in Section 2.3, in each case upon compliance with the conditions set forth below in this Article XI; provided that the provisions of this Article XI shall apply only to Securities of a Series that are denominated in U.S. dollars and have a fixed rate of interest.

Section 11.2. Total Defeasance. If IRSA shall exercise the option provided in Section 11.1 to have this Section 11.2 apply with respect to all Outstanding Securities of any Series of Securities denominated in U.S. dollars and having a fixed rate of interest, as the case may be, IRSA shall be deemed to have been discharged from its obligations with respect to such Securities on the date the conditions set forth below are satisfied with respect to such Securities (hereinafter, “total defeasance”). For this purpose, total defeasance means (except as otherwise may be provided pursuant to the terms of the Securities established pursuant to Section 2.3) that IRSA shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and IRSA and the Trustee, upon the written request of IRSA, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the right of Holders of such Securities to receive, solely from the trust fund described in Section 11.4 and as more fully set forth in such Section, payments in respect of the principal of and interest on such Securities when such payments are due, (ii) IRSA’s obligations under Sections 1.2, 2.10, 2.11, 3.2, 3.3, 3.4(b), 3.5, 3.13, 5.6, 5.10, 5.11 and 12.8; (iii) any other provisions specified pursuant to the terms of the Securities established pursuant to Section 2.3; and (iv) the provisions of Section 1.2, Article V and this Article XI. Subject to compliance with this Article XI, IRSA may exercise its option under Section 11.1 to have this Section 11.2 apply to any Securities notwithstanding the prior exercise of its option under Section 11.1 to have Section 11.3 apply to such Securities.

Section 11.3. Partial Defeasance. Upon IRSA’s exercise of the option provided in Section 11.1 to have this Section 11.3 applied to all the Outstanding Securities of any Series denominated in U.S. dollars and having a fixed rate of interest, except as otherwise may be provided pursuant to the terms of the Securities established pursuant to Section 2.3: (i) IRSA shall be released from its obligations under Sections 3.14 and 3.15 and (ii) the occurrence of any event with respect to such Securities specified in Section 4.1(b) shall not be deemed an Event of Default (but only insofar as such event relates to the obligations under Sections 3.14 and 3.15 from which IRSA has been expressly released pursuant to Section 11.3(i)), in each case, on and after the date the conditions set forth in Section 11.4 are satisfied (hereinafter, “partial defeasance”). For this purpose, partial defeasance means that IRSA may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such paragraph to the extent specified above, whether directly or indirectly by reason of any reference elsewhere herein or in the Securities to any such paragraph or by reason of any reference in any such paragraph to any other provision herein or in the Securities or in any other document, but the remainder of IRSA’s obligations shall be unaffected thereby.

Section 11.4. Conditions to Total Defeasance and Partial Defeasance. The following shall be the conditions to application of either Section 11.2 or Section 11.3 to any Securities:

(a) IRSA shall irrevocably have deposited or caused to be deposited with a trustee, who may be the Trustee and who shall agree to comply with the provisions of this Article XI applicable to it (the “Defeasance Trustee”), as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) freely transferable U.S. dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment, money, or (C) a combination thereof, in each case in an amount sufficient, to pay and discharge, and which shall be applied by the Defeasance Trustee to pay and discharge, the principal of and each installment of interest on such Securities on the maturity of such principal or installment of interest (whether at the stated maturity or by acceleration, redemption or otherwise) in accordance with the terms of this Indenture and of such Securities. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof or any other obligor thereon, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation, or any specific payment of principal of or interest on any such U.S. Government Obligation, held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation, or the specific payment of principal of and premium or interest on the U.S. Government Obligation, evidenced by such depositary receipt.

(b) IRSA shall have delivered to the Trustee a certificate from a firm of independent certified public accountants of internationally recognized standing expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be.

(c) in the case of an election to have Section 11.2 apply to such Securities, IRSA shall have delivered to the Defeasance Trustee and the Trustee opinions of (A) independent U.S. counsel of nationally recognized standing experienced in such tax matters stating that (x) IRSA has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, total defeasance and discharge and shall be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, total defeasance and discharge had not occurred and (B) independent Argentine counsel of nationally recognized standing experienced in such tax matters to the effect that the Holders of such Securities will not recognize income, gain or loss for Argentine federal income tax purposes as a result of such deposit, total defeasance and discharge and will be subject to Argentine federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, total defeasance and discharge had not occurred.

(d) in the case of an election to have Section 11.3 apply to such Securities, IRSA shall have delivered to the Defeasance Trustee and the Trustee opinions of independent U.S. and Argentine counsel of nationally recognized standing experienced in such tax matters to the effect that the Holders of such Securities will not recognize income, gain or loss for U.S. or Argentine, as the case may be, federal income tax purposes as a result of such deposit and partial defeasance and will be subject to U.S. or Argentine, as the case may be, federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and partial defeasance had not occurred.

(e) IRSA shall have delivered to the Defeasance Trustee and the Trustee an Opinion of Counsel to the effect that payment of amounts deposited in trust with the Defeasance Trustee as provided in clause (a) will not be subject to future Argentine Taxes except to the extent that Additional Amounts in respect thereof shall have been deposited in trust with the Defeasance Trustee as provided in clause (a).

(f) no Event of Default under such Securities or event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing on the date of such deposit or at any time on or prior to the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until such 123rd day).

(g) such total defeasance or partial defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which IRSA is a party or by which it is bound, and IRSA shall have delivered to the Trustee and the Defeasance Trustee an Opinion of Counsel to that effect.

(h) IRSA shall have delivered to the Trustee and the Defeasance Trustee an Officers’ Certificate stating that all conditions precedent relating to either the total defeasance under Section 11.2 or the partial defeasance under Section 11.3, as the case may be, have been complied with.

(i) IRSA shall have delivered to the Trustee and the Defeasance Trustee an Opinion of Counsel to the effect that (i) the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (ii) the Holders have a valid first priority perfected security interest in the trust funds, and (iii) after passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an “insider” for purposes of the U.S. Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the U.S. Bankruptcy Law or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against IRSA under either such statute, and either (A) the trust funds will no longer remain the property of IRSA (and therefore, will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of IRSA, assuming such trust funds remained in the possession of the Defeasance Trustee prior to such court ruling to the extent not paid to Holders, the Defeasance Trustee will hold, for the benefit of the Holders, a valid first priority perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the U.S. Bankruptcy Law on interest on the trust funds accruing after the commencement of a case under such statute.

(j) IRSA shall have delivered to the Trustee a certificate signed by an Authorized Person to the effect that such Securities, if then listed on any securities exchange, will not be delisted by such exchange as a result of such deposit.

(k) IRSA shall have paid the Trustee, the Agents and the Representative of the Trustee in Argentina all amounts outstanding to the Trustee, the Agents and the Representative of the Trustee in Argentina (which may include the reasonable fees and expenses of counsel) in connection with defeasance or otherwise.

Section 11.5. Deposit in Trust; Miscellaneous. All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Defeasance Trustee pursuant to Section 11.4 in respect of any Securities shall be held in trust and applied by the Defeasance

Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Defeasance Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, and such money shall be segregated from other funds. Any money deposited with the Defeasance Trustee for the payment of the principal of and any premium or interest on any such Security and remaining unclaimed for two (2) years after such principal, premium or interest has become due and payable shall, upon IRSA’s written request, be paid to IRSA; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to IRSA for payment thereof, and all liability of the Defeasance Trustee with respect to such trust money shall thereupon cease.

IRSA shall pay and indemnify the Defeasance Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited by IRSA pursuant to Section 11.4 or the principal, premium and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Anything in this Article XI to the contrary notwithstanding, the Defeasance Trustee shall deliver or pay to IRSA from time to time upon the written request of IRSA any money or U.S. Government Obligations held by it on behalf of IRSA as provided in Section 11.4 which, in the opinion of a firm of independent certified public accountants of internationally recognized standing expressed in a written certification thereof delivered to the Defeasance Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent total defeasance or partial defeasance.

Section 11.6. Reinstatement. If the Defeasance Trustee is unable to apply any money in accordance with Section 11.2 or 11.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then all the obligations of IRSA under this Indenture and the Securities with respect to which such money was deposited shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Defeasance Trustee is permitted to apply all such money in accordance with Section 11.2 or 11.3; provided that if IRSA makes any payment of principal of or any premium or interest on any such Security following the reinstatement of its obligations, IRSA shall be subrogated to the rights of the Holder of such Security to receive such payment from the money held by the Defeasance Trustee and the Defeasance Trustee shall be entitled to promptly make such payment to IRSA.

ARTICLE XII

Miscellaneous

Section 12.1. Conflict with Trust Indenture Act. Subsequent to the qualification of this Indenture under the Trust Indenture Act, if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. Subsequent to the qualification of this Indenture under the Trust Indenture Act, if any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.2. Shareholders, Officers and Directors of IRSA Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of IRSA or of any successor, either directly or through IRSA or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities; provided that under Section 34 of the Negotiable Obligations Law, the directors and members of the Supervisory Committee shall be jointly and severally liable for damages to the Securityholders arising from any violation of the Negotiable Obligations Law.

Section 12.3. Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 12.4. Successors and Assigns of IRSA Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of IRSA shall bind its successors and assigns, whether so expressed or not.

Section 12.5. Notices and Demands on IRSA, Trustee and Securityholders. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on IRSA shall be sufficient for every purpose hereunder if given or served by facsimile transmission or by internationally recognized overnight courier (except as otherwise specifically provided herein) addressed (until another address of IRSA is filed by IRSA with the Trustee) to IRSA Inversiones y Representaciones, Sociedad Anónima, Bolívar 108 (C1066AAB) City of Buenos Aires, Argentina, Attention: Chief Financial Officer, Telephone: 5411-4323-7400, Telecopy: 5411-4814-7875. Any notice, direction, request or demand by IRSA or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, upon actual receipt and if in writing and given or made at the Corporate Trust Office by an internationally recognized courier.

All notices regarding the Securities will be deemed to have been duly given to the Holders of the Securities (i) if sent by first class mail to them (or, in the case of joint Holders, to the first named in the Register) at their respective addresses as recorded in the Register, and will be deemed to have been validly given on the fourth (4th) Business Day after the date of such mailing, and for notices mailed to Holders of Securities located in Argentina, upon receipt, (ii) for so long as such Securities are listed on the BASE and MAE, upon publication in the City of Buenos Aires in the Bulletin of the BASE, MAE and in a widely circulated newspaper in Argentina, and (iii) for so long as such Securities are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, upon publication in a leading daily newspaper of general circulation in Luxembourg (if such publication is not practicable however, notice will be considered to be validly given if otherwise made in accordance with the rules of the Luxembourg Stock Exchange). Any such notice will be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the last date on which publication is required and made as so required. In the case of Global Securities, notices shall be sent to DTC, Euroclear, Clearstream or, if the Securities of such Series are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, the Luxembourg Stock Exchange, as the case may be, or their nominees (or any successors), as the Holder thereof, and such clearing agency or agencies will communicate such notices to their participants in accordance with their standard procedures.

In addition, IRSA shall be required to cause all such other publications of such notices as may be required from time to time by applicable law of Argentina.

Any aforementioned notice (a) if sent by courier to IRSA as provided above shall be deemed to have been given, made or served on the day on which the courier confirms delivery to the address specified above, (b) if given by facsimile transmission to IRSA, when such facsimile is transmitted to the telephone number specified in this Section and telephone confirmation of receipt thereof is received, and (c) if given by publication, or by mail to IRSA, as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Except as otherwise provided herein or in the Securities, IRSA agrees to give the Trustee the English text of any notice that IRSA is required to provide to the Securityholders pursuant hereto and to the Securities, at least two (2) days prior to the earliest date on which such notice is required to be given.

In case, by reason of the suspension of or irregularities in regular mail service, the temporary suspension of publication or general circulation of any newspaper or otherwise, it shall be, in the opinion of the Trustee, impracticable to mail or publish notice to IRSA and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 12.6. Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by or on behalf of IRSA to the Trustee to take any action under any of the provisions of this Indenture, IRSA shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with in all material respects, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished. Each such certificate or opinion shall comply with the requirements set forth in this Indenture.

Any certificate, statement or opinion of an officer of IRSA may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of IRSA, upon the certificate, statement or opinion of or representations by an officer of officers of IRSA, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

Every certificate or opinion of an officer of IRSA with respect to compliance with a condition or covenant provided for in this Indenture shall include substantially:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of IRSA or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of IRSA, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

The Trustee shall make available to any Securityholder as soon as practicable at the Corporate Trust Office or at the office of any Paying Agent, upon request and upon presentation by such Holder of such evidence of its ownership of its Securities as may be satisfactory to the Trustee, copies of all financial statements and certificates delivered to the Trustee by IRSA pursuant to this Indenture or the Securities; provided that the Trustee shall have no liability with respect to any information contained therein or omitted therefrom.

Section 12.7. Payments Due on Non-Business Days. Unless otherwise set forth in the terms of the Securities of a Series, if the Stated Maturity of such Securities or the date fixed for redemption or repayment of such Securities shall not be a Business Day in the relevant locations specified in the terms of such Securities and the place of payment, then payments of interest or principal in respect of such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Maturity or the date fixed for redemption or repayment, and no interest shall accrue on such payment for the period after such date on account of such delay. Unless otherwise set forth in the terms of the Securities of a Series, if any date on which a payment of interest is due on such Securities shall not be a Business Day in the relevant locations specified in the terms of such Securities and the place of payment, then such payment of interest in respect of such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest shall accrue on such payment for the period after such date on account of such delay.

Section 12.8. Governing Law; Consent to Jurisdiction; Waiver of Immunity; Currency Indemnity. (a) This Indenture and the Securities shall be governed by, and construed in accordance with, the law of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Securities by IRSA, and matters relating to the legal requirements necessary in order for the Securities to qualify as “obligaciones negociables” under Argentine law, shall be governed by the Negotiable Obligations Law, together with the Argentine Companies Law and other applicable Argentine laws and regulations.

(b) IRSA hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, City and State of New York, of any Argentine court sitting in the City of Buenos Aires, including the ordinary courts for commercial matters and the Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires (Permanent Arbitral Tribunal of the BASE) under the provisions of Article 38 of Argentine Decree No. 677/2001, and any competent court in the place of its corporate domicile for purposes of any suit, action or proceeding arising out of or related to this Indenture or the Securities. IRSA hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. IRSA also agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment; provided that service of process is effected upon IRSA in the manner specified herein.

(c) IRSA acknowledges and agrees that the activities contemplated by the provisions of this Indenture are commercial in nature rather than governmental or public and, therefore, acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to any such activities or in any legal action or proceeding arising out of or in any way relating to this Indenture. IRSA, in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including any immunity from the jurisdiction of any court or from service of process or from any execution of judgment or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

(d) IRSA agrees that service of all writs, claims, process and summonses in any suit, action or proceeding described above against it in the State of New York may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, as its authorized agent in the Borough of Manhattan, New York (the “Process Agent”), and IRSA irrevocably appoints the Process Agent as its agent and true and lawful attorneys-in-fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. IRSA agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed (i) to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law or (ii) to require IRSA to appoint such Process Agent prior to the issuance of the first Series of Securities hereunder.

(e) If a judgment or order given or made by any court for the payment of any amount in respect of any Security is expressed in a currency (the “judgment currency”) other than the currency (the “denomination currency”) in which such Securities are denominated or in which such amount is payable, IRSA will indemnify the relevant Holder against any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This indemnity will constitute a separate and independent obligation from the other obligations contained in the terms and conditions of the Securities, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Security or under any such judgment or order.

Section 12.9. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY (BUT NO OTHER JUDICIAL REMEDIES) IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10. Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because its conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Indenture invalid, inoperative or unenforceable to any extent whatsoever.

Section 12.11. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 12.12. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of February 2, 2007.

IRSA INVERSIONES Y REPRESENTACIONES, SOCIEDAD ANONIMA

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee, Co-Registrar, Principal Paying Agent and Transfer Agent.

By:
Name:
Title:

BANCO RIO DE LA PLATA S.A., as Registrar, Paying Agent, Transfer Agent and Representative of the Trustee in Argentina.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

FORM OF GLOBAL NOTE

Registered No.:

CUSIP No.:

ISIN No.:

Registered Holder:

IRSA INVERSIONES Y REPRESENTACIONES, SOCIEDAD ANONIMA

IRSA Inversiones y Representaciones, Sociedad Anónima was organized as a corporation with limited liability (sociedad anónima) under the laws of Argentina for a term expiring on April 5, 2043 and was registered on June 23, 1943 under No. 284, Page 29, Book 46, Volume A of the Public Registry of Commerce of the City of Buenos Aires, Argentina, and its registered domicile is at Bolivar 108, City of Buenos Aires, Argentina.

GLOBAL NOTE

representing

[Currency] [Aggregate principal amount]

NOTES DUE [Stated Maturity Date]

[INCLUDE FOR A RULE 144A GLOBAL NOTE (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE): THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF IRSA INVERSIONES Y REPRESENTACIONES, SOCIEDAD ANONIMA (“IRSA”) THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO IRSA OR TO ANY DEALERS APPOINTED BY IRSA WITH RESPECT TO A PARTICULAR SERIES OF NOTES (EACH, A “DEALER” AND COLLECTIVELY, THE “DEALERS”) OR BY, THROUGH OR IN A TRANSACTION APPROVED BY A DEALER, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AFFORDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF IRSA THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

Exhibit A

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.]

[INCLUDE FOR A REGULATION S GLOBAL NOTE (UNLESS SUCH LEGEND MAY BE REMOVED PURSUANT TO THE INDENTURE): THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF IRSA INVERSIONES Y REPRESENTACIONES, SOCIEDAD ANONIMA THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER FORTY (40) CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.]

[INCLUDE FOR A DTC GLOBAL NOTE: UNLESS (1) THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO IRSA INVERSIONES Y REPRESENTACIONES, SOCIEDAD ANONIMA OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, (2) ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND (3) ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

[INCLUDE FOR A EUROCLEAR/CLEARSTREAM GLOBAL NOTE: TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO EUROCLEAR, CLEARSTEAM, NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR TO EUROCLEAR OR CLEARSTREAM OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF INTERESTS IN THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

2

Exhibit A

[IF APPLICABLE: THE “TOTAL AMOUNT OF OID” “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD” SET FORTH IN THE PRICING SUPPLEMENT REFERRED TO HEREIN HAVE BEEN COMPLETED SOLELY FOR THE PURPOSE OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

THIS NOTE HAS BEEN ISSUED WITH OID FOR U.S. FEDERAL INCOME TAX PURPOSES. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX OID RULES TO THIS NOTE:

ISSUE PRICE: $             PER $1000 OF PRINCIPAL AMOUNT

ORIGINAL ISSUE DISCOUNT: $             PER $1000 OF PRINCIPAL AMOUNT

YIELD TO MATURITY:     .    %

ORIGINAL ISSUE DATE:                  ,         ]

SERIES:

SPECIFIED CURRENCY:

PRINCIPAL AMOUNT:

ISSUE DATE:

STATED MATURITY:

ORIGINAL ISSUE DISCOUNT NOTE: YES [    ] NO [    ]

OTHER TERMS AND CONDITIONS:

[If Note is a Fixed Rate Note:

FIXED RATE OF INTEREST:]

[If Note is a Floating Rate Note:

INITIAL INTEREST RATE:

INTEREST DETERMINATION DATE(S):

INTEREST PERIOD:]

INTEREST COMMENCEMENT DATE:

INTEREST PAYMENT DATE(S):

THE TERMS OF THE PRICING SUPPLEMENT ATTACHED HERETO ARE INCORPORATED BY REFERENCE HEREIN IN THEIR ENTIRETY.

This [Rule 144A] [Regulation S] Global Note (“Global Note”) is issued in accordance with the Indenture dated as of February , 2007, among IRSA Inversiones y Representaciones, Sociedad Anónima, as issuer (“IRSA”), The Bank of New York, as trustee (the “Trustee”), co-registrar, paying agent and transfer agent and Banco Río de la Plata S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina (as amended or supplemented from time to time, the “Indenture”) and is subject to the Terms and Conditions

3

Exhibit A

set forth on reverse hereof (the “Terms and Conditions”) and the terms and conditions set forth in the attached Pricing Supplement. Such provisions shall for all purposes have the same effect as if set forth in this Note.

Copies of the Indenture and the Terms and Conditions are on file and available for inspection at the Corporate Trust Office of the Trustee and at the office of the Registrar in the City of Buenos Aires and, if and for so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, and such Exchange shall so require, at the office of the Paying Agent in Luxembourg, in each case as specified in the Indenture. The Holder of this Note is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Indenture and the Terms and Conditions applicable to it.

This Global Note is a global security representing an issue of duly authorized Notes of IRSA issued and to be issued in one or more Series pursuant to the Indenture. This Global Note has been issued in the initial Principal Amount shown above (as adjusted from time to time on Schedule A hereto, the “Principal Amount”) and with the Specified Currency, Issue Date, Stated Maturity, redemption and other provisions specified above and in the Pricing Supplement, and bearing interest on said Principal Amount at the rate of interest specified in the Pricing Supplement.

In the event of any conflict between the provisions stated herein or the provisions of the Terms and Conditions incorporated by reference herein and the terms and conditions set forth in the attached Pricing Supplement, the terms and conditions in the attached Pricing Supplement will prevail. Terms used but not defined herein are used as defined in the Pricing Supplement or, if not defined therein, in the Indenture and the Terms and Conditions.

IRSA, for value received, hereby promises to pay [IF DTC GLOBAL NOTE INSERT: Cede & Co.] [IF EUROCLEAR/CLEARSTREAM GLOBAL NOTE INSERT NAME OF APPLICABLE NOMINEE] or its registered assigns, the Principal Amount stated above (as adjusted pursuant to Schedule A hereto) or the redemption amount if specified in the attached Pricing Supplement, in the Specified Currency at the Stated Maturity specified above, unless earlier redeemed in accordance with the terms hereof, and unless this Global Note is an original issue discount Note, to pay interest from the Interest Commencement Date of this Global Note specified in the Pricing Supplement (or from the most recent date to which interest has been paid or made available for payment) on the unpaid Principal Amount (and, to the extent lawful, on overdue principal (including premium or redemption amount, if any, and if this is an original issue discount Note, the Amortized Face Amount, or other amount)) and any interest in respect hereof at (i) if this Note is a Fixed Rate Note, the Fixed Rate of Interest per annum specified in the Pricing Supplement on the Interest Payment Date or Dates specified in the Pricing Supplement in each year, commencing, unless otherwise specified in the Pricing Supplement, with the first such Interest Payment Date falling at least fifteen (15) days after the Issue Date of this Global Note specified above and at Stated Maturity or any redemption date, until the principal hereof shall be paid or made available for payment, or (ii) if this Note is a Floating Rate Note, a rate per annum equal to the Initial Interest Rate specified in the Pricing Supplement until the first Interest Reset Date so specified, or if none is specified, until the first Interest Payment Date, following the Issue Date and thereafter at a rate determined in accordance with the provisions in the Terms and Conditions and the Pricing Supplement or (iii) otherwise as

4

Exhibit A

determined by the method set forth in the Pricing Supplement, until the principal hereof is paid or made available for payment. Such interest on a Floating Rate Note shall be payable by IRSA monthly, quarterly, semi annually or annually, or at such other intervals, in each case as specified in the Pricing Supplement under “Interest Period”, on the dates specified in the Pricing Supplement under “Interest Payment Date(s)”, and at Stated Maturity or any redemption date, commencing, unless otherwise specified in the Pricing Supplement, with the first such Interest Payment Date falling at least 15 days after the Issue Date hereof.

This Global Note is exchangeable in whole or in part for duly executed and issued Certificated Notes in the form set forth in the Indenture, with the applicable legends as marked thereon, only if such exchange complies with Section 2.10 of the Indenture. Interests in this Global Note are exchangeable or transferable in whole or in part for interests in a Regulation S Global Security of the same Series or an Unrestricted Global Security, only if such exchange or transfer complies with Section 2.10 of the Indenture.

This Global Note is one of the Series designated above, which term shall mean each original issue of Notes and shall be deemed to include any other Global Notes in respect of such Series issued pursuant to the Indenture referred to on the face of this Note. These Notes, together with any other debt securities of IRSA issued under the Indenture (“Outstanding Notes”) are limited to an aggregate principal amount outstanding at any one time of US$200,000,000 or the equivalent thereof in one or more Specified Currencies. For purposes of the preceding sentence, the U.S. dollar equivalent of any Note or Outstanding Note denominated in a Specified Currency other than U.S. dollars will be determined on the basis of the Exchange Rate as set forth in the Indenture and the Terms and Conditions.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature of one of its authorized signatures, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Global Note shall be governed by and construed in accordance with the laws of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by IRSA, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, shall be governed by the Argentine Negotiable Obligations Law No. 23,576, as amended, together with Argentine Companies Law No. 19,550, as amended and other applicable Argentine laws and regulations.

5

Exhibit A

IN WITNESS WHEREOF, IRSA Inversiones y Representaciones, Sociedad Anónima has caused this Global Note to be duly executed.

Date:

IRSA INVERSIONES Y REPRESENTACIONES, SOCIEDAD ANONIMA

By:
Name:
Title:	Director

By:
Name:
Title:	Member of the Supervisory Committee

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

6

Exhibit A

[ATTACH TERMS AND CONDITIONS IN THE

FORM SET FORTH IN EXHIBIT C TO THE INDENTURE]

[ATTACH APPLICABLE PRICING SUPPLEMENT]

7

Exhibit A

SCHEDULE A

Date	Principal Amount of Certificated Notes or other Global Notes issued in exchange for or upon transfer of an interest in this Global Note	Principal Amount of this Global Note Redeemed or Repurchased	Increase in Principal Amount of this Note due to the exchange or transfer of another Note (or an interest therein) for an interest in this Note	Remaining Principal Amount of this Global Note	Notation made on behalf of the Trustee by

8

EXHIBIT B

FORM OF CERTIFICATED NOTE

CUSIP No.:

ISIN No.:

IRSA INVERSIONES Y REPRESENTACIONES, SOCIEDAD ANONIMA

IRSA Inversiones y Representaciones, Sociedad Anónima was organized as a corporation with limited liability (sociedad anónima) under the laws of Argentina for a term expiring on April 5, 2043 and was registered on June 23, 1943 under No. 284, Page 29, Book 46, Volume A of the Public Registry of Commerce of the City of Buenos Aires, Argentina, and its registered domicile is at Bolivar 108, City of Buenos Aires, Argentina.

CERTIFICATED NOTE

representing

[Currency] [Aggregate principal amount]

NOTES DUE [Stated Maturity Date]

[INCLUDE THE FOLLOWING PARAGRAPHS IF THIS NOTE IS SOLD IN RELIANCE ON RULE 144A OR IN A TRANSACTION OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF IRSA INVERSIONES Y REPRESENTACIONES, SOCIEDAD ANONIMA (“IRSA”) THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO IRSA OR TO ANY DEALERS APPOINTED BY IRSA WITH RESPECT TO A PARTICULAR SERIES OF NOTES (EACH, A “DEALER” AND COLLECTIVELY, THE “DEALERS”) OR BY, THROUGH OR IN A TRANSACTION APPROVED BY A DEALER, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AFFORDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF IRSA THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

Exhibit B

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.]

THIS NOTE MAY BE TRANSFERRED ONLY IN MINIMUM PRINCIPAL AMOUNTS SPECIFIED IN THE APPLICABLE PRICING SUPPLEMENT.

[IF APPLICABLE: THE “TOTAL AMOUNT OF OID”, “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD SET FORTH IN THE PRICING SUPPLEMENT REFERRED TO HEREIN HAVE BEEN COMPLETED SOLELY FOR THE PURPOSE OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

THIS NOTE HAS BEEN ISSUED WITH OID FOR U.S. FEDERAL INCOME TAX PURPOSES. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX OID RULES TO THIS NOTE:

ISSUE PRICE: $             PER $1000 OF PRINCIPAL AMOUNT

ORIGINAL ISSUE DISCOUNT: $             PER $1000 OF PRINCIPAL AMOUNT

YIELD TO MATURITY:     .    %

ORIGINAL ISSUE DATE:                  ,         ]

SERIES:

SPECIFIED CURRENCY:

PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

STATED MATURITY DATE:

ORIGINAL ISSUE DISCOUNT NOTE: YES [    ] NO [    ]

OTHER TERMS AND CONDITIONS:

[If Note is a Fixed Rate Note:

FIXED RATE OF INTEREST:]

[If Note is a Floating Rate Note:

INITIAL INTEREST RATE:

INTEREST DETERMINATION DATE(S):

INTEREST PERIOD:]

INTEREST COMMENCEMENT DATE:

INTEREST PAYMENT DATE(S):

OTHER TERMS AND CONDITIONS:

This Note is issued in accordance with the Indenture dated as of February ___, 2007, among IRSA Inversiones y Representaciones, Sociedad Anónima, as issuer (“IRSA”), The Bank of New York, as trustee (the “Trustee”), co-registrar, paying agent and transfer agent and

2

Exhibit B

Banco Río de la Plata S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina (as amended or supplemented from time to time, the “Indenture”) and is subject to the Terms and Conditions set forth on reverse hereof (the “Terms and Conditions”) and the terms and conditions set forth in the attached Pricing Supplement. Such provisions shall for all purposes have the same effect as if set forth in this Note.

Copies of the Indenture and the Terms and Conditions are on file and available for inspection at the Corporate Trust Office of the Trustee and at the office of the Registrar in the City of Buenos Aires and, if and for so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the EuroMTF, and such Exchange shall so require, at the office of the Paying Agent in Luxembourg, in each case as specified in the Indenture. The Holder of this Note is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Indenture and the Terms and Conditions applicable to it.

In the event of any conflict between the provisions stated herein or the provisions of the Terms and Conditions incorporated by reference herein and the terms and conditions set forth in the attached Pricing Supplement, the terms and conditions in the attached Pricing Supplement will prevail. Terms used but not defined herein are used as defined in the Pricing Supplement or, if not defined therein, in the Indenture and the Terms and Conditions.

IRSA, for value received, hereby promises to pay to                                  or its registered assigns the Principal Amount stated above or the Redemption Amount if specified in the attached Pricing Supplement, in the Specified Currency at the Stated Maturity specified above, unless earlier redeemed in accordance with the terms hereof, and unless this Note is an original issue discount Note, to pay interest from the Interest Commencement Date of this Note specified in the Pricing Supplement (or from the most recent date to which interest has been paid or made available for payment) on the unpaid Principal Amount (and, to the extent lawful, on overdue principal (including premium or redemption amount, if any, and if this is an original issue discount Note, the Amortized Face Amount, or other amount)) at, (i) if this Note is a Fixed Rate Note, the Fixed Rate of Interest per annum specified in the Pricing Supplement on the Interest Payment Date or Dates specified in the Pricing Supplement in each year, commencing, unless otherwise specified in the Pricing Supplement, with the first such Interest Payment Date falling at least fifteen days after the Issue Date of this Note specified above and at Stated Maturity or any redemption date, until the principal hereof shall be paid or made available for payment, or (ii) if this Note is a Floating Rate Note, a rate per annum equal to the Initial Interest Rate specified in the Pricing Supplement until the first Interest Reset Date so specified, or if none is specified, until the first Interest Payment Date, following the Issue Date and thereafter at a rate determined in accordance with the provisions of the Terms and Conditions and the Pricing Supplement or (iii) otherwise as determined by the method set forth in the Pricing Supplement, until the principal hereof is paid or made available for payment. Such interest on a Floating Rate Note shall be payable by IRSA monthly, quarterly, semi annually or annually, or at such other intervals, in each case as specified in the Pricing Supplement under “Interest Period”, on the dates specified in the Pricing Supplement under “Interest Payment Date(s)”, and at Stated Maturity or any redemption date, commencing, unless otherwise specified in the Pricing Supplement, with the first such Interest Payment Date falling at least fifteen (15) days after the Issue Date hereof.

3

Exhibit B

As used herein, the term “Holder” means the person in whose name a Note is registered in the Register.

This Note is one of the Series designated above, which term shall mean each original issue of Notes and shall be deemed to include any Global Notes in respect of such Series issued pursuant to the Indenture referred to on the face of this Note. These Notes, together with any other debt securities of IRSA issued under the Indenture (“Outstanding Notes”) are limited to an aggregate principal amount outstanding at any one time of US$200,000,000 or the equivalent thereof in one or more Specified Currencies. For purposes of the preceding sentence, the U.S. dollar equivalent of any Note or Outstanding Note denominated in a Specified Currency other than U.S. dollars will be determined on the basis of the Exchange Rate as set forth in the Indenture and the Terms and Conditions.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

This Note shall be governed by and construed in accordance with the laws of the State of New York; provided that all matters relating to the due authorization, execution, issuance and delivery of the Notes by IRSA, and matters relating to the legal requirements necessary in order for the Notes to qualify as “obligaciones negociables” under Argentine law, shall be governed by the Argentine Negotiable Obligations Law No. 23,576, as amended, together with Argentine Companies Law No. 19,550, as amended and other applicable Argentine laws and regulations.

4

Exhibit B

IN WITNESS WHEREOF, IRSA Inversiones y Representaciones, Sociedad Anónima has caused this Note to be duly executed.

Date:

IRSA INVERSIONES Y REPRESENTACIONES, SOCIEDAD ANONIMA

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

5

Exhibit B

[ATTACH TERMS AND CONDITIONS IN THE

FORM SET FORTH IN EXHIBIT C TO THE INDENTURE]

[ATTACH APPLICABLE PRICING SUPPLEMENT]

6

Exhibit B

FORM OF TRANSFER

[Include the following for Notes not bearing a Restrictive Legend]

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

this Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such amount of said Note on the books of
IRSA with full power of substitution in the premises.

Date:

Signed:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

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Exhibit B

FORM OF TRANSFER

[Include the following for Notes bearing Restrictive Legends]

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sells, assigns and transfers unto

(Please print or typewrite name and address including postal code of assignee)

Insert Taxpayer Identification No.:

this Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such amount of said Note on the books of
IRSA with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date that is two years after the Original Issue Date of this Note (provided that IRSA or any affiliate of IRSA has not acquired this Note during such two-year period), the undersigned confirms that without utilizing any general advertising or general solicitation:

(check one)

(a) This Note is being transferred pursuant to the exception from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), provided by Rule 144A thereunder (“Rule 144A”) and, upon registration of such transfer, each beneficial owner of this Note will be a “qualified institutional buyer” (as defined in Rule 144A), and each such person has been advised that this Note is being sold or transferred to it in reliance upon Rule 144A and has received the information, if any, requested by it pursuant to Rule 144A; or

(b) This Note is being transferred pursuant to the exemption from registration under the Securities Act provided by Regulation S under the Securities Act (“Regulation S”), and the address of the person in whose name this Note is to be registered upon transfer is an address outside the United States (as defined in Regulation S); or

(c) This Note is being transferred to a Dealer or to IRSA; or

(d) This Note is being transferred other than in accordance with (a), (b) or (c) above, and documents are being furnished to the Trustee or the transfer agent which comply with the conditions of transfer set forth in this Note and the Indenture.

8

Exhibit B

If none of the foregoing boxes is checked, the Trustee shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such registration of transfer set forth herein and in the Indenture shall have been satisfied.

Date:

Signed:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

9

EXHIBIT C

FORM OF REVERSE OF SECURITIES—TERMS AND CONDITIONS

IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS STATED HEREIN AND THE TERMS AND CONDITIONS SET FORTH IN A PRICING SUPPLEMENT, IF ANY, ATTACHED TO THIS NOTE, THE PROVISIONS OF THE PRICING SUPPLEMENT WILL PREVAIL.

General

The Notes are to be issued under an Indenture, dated as of February     , 2007 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among IRSA, The Bank of New York, as trustee (in such capacity, the “Trustee”), co-registrar (in such capacity, the “Co-Registrar”), principal paying agent (in such capacity, the “Principal Paying Agent,” and together with any other paying agents under the Indenture, the “Paying Agents”) and transfer agent (in such capacity, a “Transfer Agent”, and together with any other transfer agents under the Indenture, the “Transfer Agents”), and Banco Río de la Plata S.A., as registrar (in such capacity, the “Registrar”), Paying Agent, Transfer agent and representative of the Trustee in Argentina (in such capacity, the “Representative of the Trustee in Argentina”).

The following summaries of certain provisions of the Indenture and the Notes do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the Notes, including the definitions therein of certain terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Indenture.

Notes may be issued from time to time in one or more Series under the Indenture. The Notes of all Series outstanding at any one time under the Program are limited to an aggregate amount of US$200,000,000 (or its equivalent in a Specified Currency). The particular terms of each issue of Notes, including, without limitation, the date of issue, issue price, currency of denomination and payment, maturity, interest rate or interest rate formula, if any, and, if applicable, redemption, repayment and index provisions, will be set forth for each such issue in the Notes and in the applicable Pricing Supplement. With respect to any particular Note, the description of the Notes herein is qualified in its entirety by reference to, and to the extent inconsistent therewith is superseded by, such Note and the applicable Pricing Supplement.

The Notes will qualify as “obligaciones negociables” under the Negotiable Obligations Law and Joint Resolution No. 470-1738/2004 and will be entitled to the benefits set forth therein and subject to the procedural requirements thereof. The Notes will rank at all times pari passu in right of payment with all other existing and future unsecured and unsubordinated indebtedness of IRSA (other than obligations preferred by statute or by operation of law).

Unless previously redeemed, a Note will mature on the date (the “Stated Maturity”) no less than thirty (30) days from its date of issue as specified on the face thereof and in the applicable Pricing Supplement.

Exhibit C

Each Note may be denominated in any currency (a “Specified Currency”) as shall be specified on the face thereof and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payments on each Note will be made in the applicable Specified Currency; provided that in certain circumstances, as may be described in the applicable Pricing Supplement, payments on any such Note denominated in a currency other than U.S. dollars may, to the extent permitted by Argentine law, be made in U.S. dollars. See “—Payment of Principal and Interest” below.

Each Note will bear interest, if any, at the interest rate or interest rate formula set forth in the applicable Pricing Supplement. Unless otherwise indicated in the applicable Pricing Supplement, each Note may bear interest at a fixed rate (a “Fixed Rate Note”) or at a rate determined by reference to an interest rate basis or other interest rate formula (a “Floating Rate Note”) or may bear no interest (a “Zero Coupon Note”). See “Interest Rate” below.

The Notes may also be issued with principal and/or interest payable, to the extent permitted by Argentine law, in one or more currencies different from the currency in which such Notes are denominated (“Dual Currency Notes”), or linked to an index and/or a formula (“Indexed Notes”). Dual Currency and Indexed Notes may be issued to bear interest on a fixed or floating rate basis or on a non-interest bearing basis or a combination of such bases, in which case provisions relating to Fixed Rate Notes, Floating Rate Notes, Zero Coupon Notes or a combination thereof, respectively, shall, where the context so admits, apply to such Dual Currency or Indexed Notes. References herein to Notes denominated in a Specified Currency shall, unless the context otherwise requires, include Dual Currency Notes payable in such Specified Currency.

The Notes may be issued as Original Issue Discount Notes. An “Original Issue Discount Note” or “OID Note”, including any Zero Coupon Note, is a Note which is issued at a price lower than the principal amount thereof, and which provides that upon redemption or acceleration of the Stated Maturity thereof, the amount payable to the Holder of such Note will be determined in accordance with the terms of such Note, and will be an amount that is less than the amount payable on the Stated Maturity of such Note.

Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund and will not be redeemable prior to their Stated Maturity, except in the event of certain changes involving Argentine taxes.

If specified in the applicable Pricing Supplement with respect to a Series of Notes, IRSA may from time to time, without the consent of Holders of Notes outstanding, create and issue additional Notes of such Series provided such additional Notes have the same terms and conditions as the Notes of that Series (except for the date of issue, the issue price, the applicable legends and, if applicable, the first payment of interest) and the additional Notes shall form a single Series with the previously outstanding Series of Notes.

2

Exhibit C

Interest Rate

General

Unless otherwise specified in the applicable Pricing Supplement, each Fixed Rate Note or Floating Rate Note (each as defined below) will bear interest from (and including) the issue date or such other date (the “Interest Commencement Date”) specified in the applicable Pricing Supplement or from the most recent Interest Payment Date (or, if such Note is a Floating Rate Note and the Interest Reset Period (as each such term is defined below) is daily or weekly, from the day following the most recent Regular Record Date) to which interest on such Note has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate formula, stated in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment. Interest will be payable on each Interest Payment Date and at Stated Maturity or upon redemption or acceleration, as specified under “Payment of Principal and Interest” below.

Each Note bearing interest will bear interest at either (a) a fixed rate or (b) a variable rate determined by reference to an interest rate basis (including LIBOR (a “LIBOR Note”), the Treasury Rate (a “Treasury Rate Note”) or such other interest rate basis as is set forth in the applicable Pricing Supplement), which may be adjusted by adding or subtracting the Spread and/or multiplying by the Spread Multiplier. The “Spread” is the number of basis points specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note, and the “Spread Multiplier” is the percentage specified in the applicable Pricing Supplement as being applicable to the interest rate for such Note. A Floating Rate Note may also have either or both of the following as specified in the applicable Pricing Supplement: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period (a “Maximum Rate”); and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period (a “Minimum Rate”).

“Index Maturity” means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

Fixed Rate Notes

Fixed Rate Notes shall bear interest from (and including) the Interest Commencement Date specified in the applicable Pricing Supplement at the rate or rates per annum so specified (the “Fixed Rate(s) of Interest”) payable in arrears on the Interest Payment Date(s) in each year and on the Stated Maturity or upon redemption or acceleration. The first payment of interest will be made on the Interest Payment Date next following the Interest Commencement Date and, if the period from the Interest Commencement Date to the Interest Payment Date differs from the period between subsequent Interest Payment Dates, will equal the “Initial Broken Amount” specified in the applicable Pricing Supplement. If the Stated Maturity is not an Interest Payment Date, interest from and including the preceding Interest Payment Date (or the Interest Commencement Date, as the case may be) to (but excluding) the Stated Maturity will equal the “Final Broken Amount” specified in the applicable Pricing Supplement.

3

Exhibit C

Floating Rate Notes

General. The applicable Pricing Supplement relating to a Floating Rate Note will designate an interest rate basis (the “Interest Rate Basis”) for such Floating Rate Note. The Interest Rate Basis for each Floating Rate Note will be: (a) LIBOR, in which case such Note will be a LIBOR Note: (b) the Treasury Rate, in which case such Note will be a Treasury Rate Note; or (c) such other interest rate basis as is set forth in such Pricing Supplement. The Pricing Supplement for a Floating Rate Note will also specify, if applicable, the Calculation Agent, the Index Maturity, the Spread and/or Spread Multiplier, the Maximum Rate, the Minimum Rate, the Regular Record Dates and the Initial Interest Rate, the Interest Payment Dates, the Calculation Dates, the Interest Determination Dates, the Interest Reset Period and the Interest Reset Dates (each as defined below) with respect to such Note.

The rate of interest on each Floating Rate Note will be reset and become effective daily, weekly, monthly, quarterly, semi-annually or annually or otherwise, as specified in the applicable Pricing Supplement (each an “Interest Reset Period”); provided that (a) the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the initial interest rate as set forth in the applicable Pricing Supplement (the “Initial Interest Rate”) and (b) unless otherwise specified in the applicable Pricing Supplement, the interest rate in effect for the ten (10) days immediately prior to Stated Maturity of a Note will be that in effect on the tenth day preceding such Stated Maturity. The dates on which the rate of interest will be reset (each an “Interest Reset Date”) will be specified in the applicable Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Note, the Interest Reset Date for such Floating Rate Note shall be postponed to the next day that is a Business Day with respect to such Floating Rate Note, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day.

Unless otherwise specified in the applicable Pricing Supplement, “Interest Determination Dates” will be as set forth below. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the “LIBOR Interest Determination Date”) will be the second (2nd) Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the “Treasury Interest Determination Date”) will be the day of the week in which such Interest Reset Date falls and on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first (1st) Business Day immediately following such auction date.

All percentages resulting from any calculations referred to in the applicable Pricing Supplement will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all Specified

4

Exhibit C

Currency amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent rounded upward) or nearest equivalent in Specified Currencies other than U.S. dollars.

In addition to any Maximum Rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on Floating Rate Notes will in no event be higher than the maximum interest rate permitted by applicable law.

Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note. The Calculation Agent’s determination of any interest rate will be final and binding in the absence of manifest error.

The Calculation Agent will cause notice of the rate of interest and the amount of interest for each interest period and the relevant Interest Payment Date to be given to IRSA and the Trustee as soon as possible after their determination but in no event later than the fourth (4th) Business Day thereafter and, in the case of Notes listed on the Luxembourg Stock Exchange for trading on the EuroMTF, no later than the first day of the relevant Interest Reset Period. Such notice will be in accordance with the provisions of the Notes relating to notices to Holders of Notes. The amount of interest and the Interest Payment Date may subsequently be amended (or appropriate alternative arrangements as may be made by way of adjustment) without notice in the event of an extension or shortening of the Interest Reset Period.

The manner in which the interest rate for any Floating Rate Note that is not a LIBOR Note or a Treasury Rate Note will be determined as set forth in the applicable Pricing Supplement.

LIBOR Notes. LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, subject to the Maximum Rate or the Minimum Rate, if any), and will be payable on the dates, specified on the face of the LIBOR Note and in the applicable Pricing Supplement.

Unless otherwise indicated in the applicable Pricing Supplement, LIBOR with respect to any Interest Reset Date will be determined by the Calculation Agent in accordance with the following provisions. On the relevant LIBOR Interest Determination Date, LIBOR will be determined on the basis of either of the following, as specified in the applicable Pricing Supplement:

the offered rates for deposits in the Specified Currency having the specified Index Maturity, commencing on the next succeeding Interest Reset Date, which appear on the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks for deposits in the Specified Currency) (“Reuters Screen LIBOR Page”) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If at least two (2) such offered rates appear on the Reuters Screen LIBOR Page, LIBOR with

5

Exhibit C

respect to such Interest Reset Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two (2) offered rates appear, LIBOR with respect to such Interest Reset Date will be determined as described in (ii) below; or

the offered rates for deposits in the Specified Currency having the specified Index Maturity, commencing on the next succeeding Interest Reset Date, which appear on the display designated as Page 3740 or Page 3750, as applicable, on the Dow Jones Telerate Service (or such other page as may replace any such page on that service for the purpose of displaying London interbank offered rates of major banks for deposits in the Specified Currency) (each a “Telerate Page”) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If no such offered rate appears, LIBOR with respect to such Interest Reset Date will be determined as described in (ii) below.

If neither “Reuters Screen LIBOR Page” nor a “Telerate Page” is specified in the applicable Pricing Supplement, LIBOR will be determined as if a Telerate Page had been so specified.

With respect to a LIBOR Interest Determination Date on which fewer than two offered rates for the applicable Index Maturity appear on the Reuters Screen LIBOR Page as described in (i)(a) above, or on which no rate appears on Telerate Page 3740 or 3750, as the case may be, as described in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits in the Specified Currency having the specified Index Maturity are offered to prime banks in the London interbank market by four (4) major banks in the London interbank market selected by the Calculation Agent (after consultation with IRSA) commencing on the second (2nd) Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than US$1,000,000 (or its approximate equivalent in a Specified Currency other than U.S. dollars) that in IRSA’s judgment is representative for a single transaction in such market at such time (a “Representative Amount”). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two (2) such quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of such quotations. If fewer than two (2) quotations are provided, LIBOR with respect to such Interest Reset Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in New York City, selected by the Calculation Agent (after consultation with IRSA), for loans in the Specified Currency to leading European banks having the specified Index Maturity commencing on the Interest Reset Date and in a Representative Amount; provided that if fewer than three (3) banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such Interest Reset Date will be LIBOR in effect on such LIBOR Interest Determination Date.

Treasury Rate Notes. Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, subject to the Maximum Rate or Minimum Rate, if any) and will be payable on the dates specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable

6

Exhibit C

Pricing Supplement, the “Calculation Date” with respect to a Treasury Interest Determination Date will be the tenth day after such Treasury Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day.

Unless otherwise indicated in the applicable Pricing Supplement, “Treasury Rate” means, with respect to any Interest Reset Date, the rate for the auction on the relevant Treasury Interest Determination Date of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable Pricing Supplement, as such rate appears on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace such page) or page 57 (or any other page as may replace such page), under the heading “INVESTMENT RATE.” In the event that such rate does not appear by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the rate on such date as published in H.15 Daily Update under the heading “U.S. government securities—Treasury bills—Auction high.” In the event that the foregoing rates do not so appear or are not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the “Investment Rate” (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as announced by the United States Department of the Treasury for the auction held on such Treasury Interest Determination Date, currently available on the worldwide web at: http://www.publicdebt.treas.gov/AI/OFBills. In the event that the results of the auction of Treasury Bills having the Index Maturity specified in the applicable pricing supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held on such Treasury Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be the rate for such Treasury Interest Determination Date for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as published in H.15(519), under the heading “U.S. government securities—Treasury bills (secondary market).” In the event that the foregoing rates do not so appear or are not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate for such Interest Reset Date shall be the rate for such Treasury Interest Determination Date for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate, under the heading “U.S. government securities—Treasury bills (secondary market).” In the event that the foregoing rates do not so appear or are not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent yield, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, at approximately 3:30 p.m., New York City time, on such Treasury Interest Determination Date, quoted by three leading primary United States government securities dealers selected by the Calculation Agent with IRSA’s approval (such approval not to be unreasonably withheld) for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided that if the dealers selected as aforesaid by the Calculation Agent with IRSA’s approval (such approval not to be unreasonably withheld) are not quoting as mentioned in this sentence, the Treasury Rate for such Interest Reset Date shall be the Treasury Rate in effect on such Treasury Interest Determination Date.

7

Exhibit C

Payment of Principal and Interest

General

Interest (and principal, if any, payable other than at Stated Maturity or upon acceleration or redemption) shall be paid in immediately available funds to the Person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided that interest payable at Stated Maturity or upon acceleration or redemption shall be paid to the Person to whom principal will be payable; provided further, that if and to the extent IRSA defaults in the payment of the interest, including any Additional Amounts, due on such Interest Payment Date, such defaulted interest, including any Additional Amounts, shall be paid to the Person in whose names such Notes are registered at the end of a subsequent record date established by IRSA by notice given by mail by or on behalf of IRSA to the Holders of the Notes not less than fifteen (15) days preceding such special record date, such record date to be not less than fifteen (15) days preceding the date of payment in respect of such defaulted interest. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date shall be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner at the close of business on such next succeeding Regular Record Date.

Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of any Note at Stated Maturity or upon acceleration or redemption shall be made to the registered Holder on such date in immediately available funds upon surrender of such Note at the Corporate Trust Office or at the specified office of any other Paying Agent; provided that the Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of the principal of and any premium, interest, Additional Amounts and other amounts on or in respect of Notes to be made other than at Stated Maturity or upon redemption shall be made by check mailed on or before the due date for such payments to the address of the Person entitled thereto as it appears in the Register; provided that (a) DTC and the Common Depositary, as Holder of the Global Notes, shall be entitled to receive payments of interest by wire transfer of immediately available funds, (b) a Holder of US$1,000,000 (or the approximate equivalent thereof in a Specified Currency other than U.S. dollars) in aggregate principal or face amount of Notes of the same Series shall be entitled to receive payments of interest by wire transfer of immediately available funds to an account maintained by such Holder at a bank located in the United States as may have been appropriately designated by such Holder to the Trustee in writing no later than fifteen (15) days prior to the date such payment is due and (c) to the extent that the Holder of a Note issued and denominated in a Specified Currency other than U.S. dollars elects to receive payment of the principal of and any premiums, interest, Additional Amounts and other amounts on or in respect of such Note at Stated Maturity or upon redemption in such Specified Currency, such payment, except in circumstances described in the applicable Pricing Supplement, shall be made by wire transfer of immediately available funds to an account

8

Exhibit C

specified in writing not less than fifteen (15) days prior to the date such payment is due by the Holder to the Trustee. Unless such designation is revoked, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder

Payments of interest on any Fixed Rate Note or Floating Rate Note with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, if the Interest Reset Dates with respect to any Floating Rate Note are daily or weekly, interest payable on such Note on any Interest Payment Date, other than interest payable on the date on which principal on any such Note is payable, will include interest accrued to but excluding the day following the next preceding Regular Record Date.

With respect to a Floating Rate Note, accrued interest from the date of issue or from the last date to which interest has been paid is calculated by multiplying the principal or face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified in the applicable Pricing Supplement, the interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360, in the case of LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be calculated on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each and, in the case of an incomplete month, the number of days elapsed.

Unless otherwise specified in the applicable Pricing Supplement, if any Interest Payment Date (other than the Stated Maturity) for any Floating Rate Note would otherwise be a day that is not a Business Day in the relevant locations specified in the Pricing Supplement and the place of payment, such Interest Payment Date shall be the next Business Day succeeding such Business Day (except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the next Business Day preceding such Business Day). If the Stated Maturity for any Fixed Rate Note or Floating Rate Note or the Interest Payment Date for any Fixed Rate Note falls on a day which is not a Business Day in the relevant locations specified in the Pricing Supplement and the place of payment, payment of principal (and premium, if any) and interest with respect to such Note will be made on the next succeeding Business Day in the place of payment with the same force and effect as if made on the due date and no interest on such payment will accrue from and after such due date.

Specified Currency Other Than Dollars

If any Note is to be denominated in a Specified Currency other than U.S. dollars, certain provisions with respect thereto will be set forth in the applicable Pricing Supplement, which will specify the foreign currency or currency unit in which the principal or any premium or interest with respect to such Note are to be paid, along with any other terms relating to the non-U.S. dollar denomination.

9

Exhibit C

If IRSA offers Indexed Notes or Dual Currency Notes, the applicable Pricing Supplement and such Indexed Notes or Dual Currency Notes will set forth the method by and the terms on which the amount of principal (payable on or prior to Stated Maturity), interest and/or any premium, will be determined, any additional tax consequences to the Holder of such Note, a description of certain risks associated with investment in such Note and other information relating to such Note.

Unless otherwise specified in the terms of a Series of Notes, Notes denominated in a Specified Currency other than U.S. dollars will provide that, in the event of an official redenomination of the currency, the obligations of IRSA with respect to payments on such Notes shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated currency representing the amount of such obligations immediately before such redenomination.

If the principal of or any premium, interest, Additional Amounts or other amounts on any note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond IRSA’s control, or is no longer used by the government of the country issuing such currency or for settlement of transactions by public institutions of or within the international banking community, then IRSA, until such currency is again available or so use, will be entitled, to the extent permitted by Argentine law, to satisfy its obligations to the Holder of such Notes by making such payment in U.S. dollars at the Exchange Rate for the Payment Date. The making of any payment in respect of any Note in U.S. dollars under the foregoing circumstances shall not constitute an Event of Default under such Note.

Payments of the principal, interest, Additional Amounts or other amounts to Holders of a note denominated in a Specified Currency other than U.S. dollars who hold the Note through DTC will, to the extent permitted by Argentine law, be made in U.S. dollars. However, any DTC Holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive payments by wire transfer in the Specified Currency other than U.S. dollars by delivering a written notice to the DTC participant through which it holds its beneficial interest, not later than the Regular Record Date, in the case of an interest payment, or at least fifteen (15) calendar days before the Stated Maturity, specifying wire transfer instructions to an account denominated in the Specified Currency. The DTC participant must notify DTC of the election and wire transfer instructions on or before the twelfth (12th) Business Day before the applicable payment of the principal.

If so specified in a the applicable Pricing Supplement, payments of principal, interest, Additional Amounts or other amounts on or in respect of any Note denominated in a Specified Currency other than U.S. dollars shall, to the extent permitted by Argentine law, be made in U.S. dollars, calculated at the Exchange Rate for the Payment Date, if the Holder of such Note on the relevant Regular Record Date or at Stated Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee and the applicable Paying Agent on or prior to such Regular Record Date or the date that is fifteen (15) days prior to the Stated Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by facsimile transmission. Any such request made with respect to any Note by a Holder will remain in effect with respect to any further payments of principal, interest,

10

Exhibit C

Additional Amounts or other amounts on or in respect of such Note payable to such Holder, unless such request is revoked on or prior to the relevant Regular Record Date or the date that is fifteen (15) days prior to the Stated Maturity, as the case may be. Holders of Notes denominated in a Specified Currency other than U.S. dollars that are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

The U.S. dollar amount to be received by a Holder of a Note denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the Exchange Rate, on the second (2nd) Business Day next preceding the applicable Payment Date. If Exchange Rate quotations are not available on the second (2nd) Business Day preceding the date of payment of principal, interest, Additional Amounts or other amounts with respect to any Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any Note denominated in a Specified Currency other than U.S. dollars will be borne by the Holder thereof by deductions from payment of the currency exchange being effected on behalf of the Holder by the Exchange Rate Agent.

Unless otherwise specified in the applicable Pricing Supplement, (i) a Note denominated in Euro may only be presented for payment on a day on which the TARGET system is operating and (ii) if interest is required to be calculated for a period of less than one (1) year, unless otherwise specified in the applicable Pricing Supplement, it will be calculated on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed fall in a leap year, the sum of (A) the number of those days falling in a leap year divided by 366 and (B) the number of those days falling in a non-leap year divided by 365).

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EXHIBIT D

FORM OF CERTIFICATE FOR EXCHANGE OR TRANSFER

FROM RULE 144A GLOBAL NOTE TO REGULATION S

GLOBAL NOTE DURING THE DISTRIBUTION COMPLIANCE PERIOD

(Exchanges or Transfers pursuant to

Section 2.10(d)(i) of the Indenture)

The Bank of New York,

as Trustee

101 Barclay Street, 4E

New York, New York 10286

Attention: Corporate Trust Department

Re:	IRSA Inversiones y Representaciones, Sociedad Anónima [Describe Notes] (the “Securities”)

Reference is hereby made to the Indenture dated as of February     , 2007 (the “Indenture”), among IRSA Inversiones y Representaciones, Sociedad Anónima (“IRSA”), The Bank of New York, as Trustee, co-registrar, principal paying agent and transfer agent and Banco Río de la Plata S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to [currency amount] principal amount of Securities that are held as a beneficial interest in the Rule 144A Global Security (CUSIP No.             ) with DTC in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Global Security (CUSIP No.             ) to be held with [Euroclear] [Clearstream] (Common Code No.                 ; ISIN No.                         ) through DTC.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and pursuant to and in accordance with Regulation S, and accordingly the Transferor does hereby certify that:

(1) the offer of the Notes was not made to a person in the United States;

(2) either (i) the transaction was executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a transferee in the United States or (iii) the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believes that the transferee is outside the United States;

Exhibit D

(3) no directed selling efforts have been made in contravention of the requirement of Rule 903(a)(2) or 904(a)(2) of Regulation S, as applicable;

(4) the additional conditions set forth in Rule 903(b) or 904(b), as applicable, have been satisfied; and

(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

To the extent applicable, the forms used in clauses (1) through (5) above have the meanings given to them in Regulation S.

This certificate and the statements contained herein are made for your benefit and the benefit of IRSA.

[Insert name of Transferor]

By:
Name:
Title:

Dated:                     , 200

2

EXHIBIT E

FORM OF CERTIFICATE FOR EXCHANGE

OR TRANSFER FROM RULE 144A

GLOBAL NOTE TO REGULATION S

GLOBAL NOTE AFTER THE DISTRIBUTION COMPLIANCE PERIOD

(Exchanges or Transfers pursuant to

Section 2.10(d)(i) of the Indenture)

The Bank of New York,

as Trustee

101 Barclay Street, 4E

New York, New York 10286

Attention: Corporate Trust Department

Re:	IRSA Inversiones y Representaciones, Sociedad Anónima [Describe Notes] (the “Securities”)

Reference is hereby made to the Indenture dated as of February     , 2007 (the “Indenture”), among IRSA Inversiones y Representaciones, Sociedad Anónima (“IRSA”), The Bank of New York, as Trustee, co-registrar, principal paying agent and transfer agent and Banco Río de la Plata S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to [currency amount] principal amount of Securities that are held as a beneficial interest in the Rule 144A Global Security (CUSIP No.             ) with DTC in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Global Security (CUSIP No.             ) to be held with [Euroclear] [Clearstream] (Common Code No.                 ; ISIN No.                         ) through DTC.

In connection with such request and in respect of such Securities, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Securities and that:

(a) With respect to transfers made in reliance on Regulation S:

(1) The offer of the Notes was not made to a person in the United States;

(2) either (i) the transaction was executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, (ii) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a transferee in the United States or (iii) the transferee is outside the United States, or the Transferor and any person acting on its behalf reasonably believes that the transferee is outside the United States;

Exhibit E

(3) no directed selling efforts have been made in contravention of the requirement of Rule 903(a)(2) or 904(a)(2) of Regulation S, as applicable;

(4) the additional conditions set forth in Rule 903(b) or 904(b), as applicable, have been satisfied; and

(5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(b) With respect to transfers made in reliance on Rule 144 under the Securities Act, the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

To the extent applicable, the terms used in clauses (a)(1) through (5) above have the meanings given to them in Regulation S.

This certificate and the statements contained herein are made for your benefit and the benefit of IRSA.

[Insert name of Transferor]

By:
Name:
Title:

Dated:                     , 200

2

EXHIBIT F

FORM OF CERTIFICATE FOR EXCHANGE

OR TRANSFER FROM REGULATION S

GLOBAL NOTE TO RULE 144A GLOBAL NOTE

(Exchanges or Transfers pursuant to

Section 2.10(d)(ii) of the Indenture)

The Bank of New York

as Trustee

101 Barclay Street, 4E

New York, New York 10286

Attention: Corporate Trust Department

Re:	IRSA Inversiones y Representaciones, Sociedad Anónima [Describe Notes] (the “Securities”)

Reference is hereby made to the Indenture dated as of February     , 2007 (the “Indenture”), among IRSA Inversiones y Representaciones, Sociedad Anónima (“IRSA”), The Bank of New York, as Trustee, co-registrar, principal paying agent and transfer agent and Banco Río de la Plata S.A., as registrar, paying agent, transfer agent and representative of the Trustee in Argentina. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to [currency amount] principal amount of Securities that are held as a beneficial interest in the Regulation S Global Security (CUSIP No.             ) to be held with [Euroclear] [Clearstream] (Common Code No.                 ; ISIN No.                         ) through DTC in the name of [transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Rule 144A Global Security (CUSIP No.             ) with DTC.

In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The transferee and any such account are “qualified institutional buyers” within the meaning of Rule 144A, and each such person has been advised that this Note is being sold or transferred to it in reliance upon Rule 144A and has received the information, if any, requested by it pursuant to Rule 144A.

Exhibit F

This certificate and the statements contained herein are made for your benefit and the benefit of IRSA.

[Insert name of Transferor]

By:
Name:
Title:

Dated:                     , 200

2